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Table of Contents 2

As filed with the Securities and Exchange Commission on March 27, 2015

Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE MEN'S WEARHOUSE, INC.
Subsidiary Guarantors Listed on Schedule A hereto
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	5600 (Primary Standard Industrial Classification Code Number)	74-1790172 (I.R.S. Employer Identification No.)

6380 Rogerdale Road
Houston, Texas 77072
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jon W. Kimmins
Chief Financial Officer
6380 Rogerdale Road
Houston, Texas 77072
(281) 776-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:
Steven A. Seidman
Cristopher Greer
Laura L. Delanoy
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective.

           If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

7.00% Senior Notes due 2022	$600,000,000	100%	$600,000,000	$69,720

Guarantees of the Senior Notes listed above	(2)	(2)	(2)	(2)

Total	$600,000,000	100%	$600,000,000	$69,720

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Pursuant to Rule 457(n), no registration fee is payable with respect to the guarantees by Twin Hill Acquisition Company, Inc., Renwick Technologies, Inc., TMW Merchants LLC, TMW Purchasing LLC, MWDC Holding Inc., MWDC Texas Inc., K&G Men's Company Inc., JA Holding, Inc., JA Apparel Corp., Nashawena Mills Corp., Edera Inc., Joseph Abboud Manufacturing Corp., JA Apparel, LLC, Jos. A. Bank Clothiers, Inc., The Joseph A. Bank Mfg. Co., Inc. and TS Servicing Co., LLC. The guarantees are not traded separately.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Schedule A
Subsidiary Guarantors

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Twin Hill Acquisition Company, Inc.	California	2389	94-3413350
Renwick Technologies, Inc.	Texas	7389	76-0556365
TMW Merchants LLC	Delaware	5136	76-0627595
TMW Purchasing LLC	Delaware	5136	76-0627594
MWDC Holding Inc.	Delaware	6719	20-1402643
MWDC Texas Inc.	Delaware	7219	43-2013971
K&G Men's Company Inc.	Delaware	5611	58-2527726
JA Holding, Inc.	Delaware	6719	75-3148620
JA Apparel Corp.	Delaware	5136	13-3452715
Nashawena Mills Corp.	Massachusetts	6531	04-3276845
Edera Inc.	New York	5136	13-3560467
Joseph Abboud Manufacturing Corp.	Delaware	2326	13-3413757
JA Apparel, LLC	Delaware	5136	20-3950963
Jos. A. Bank Clothiers, Inc.	Delaware	5611	36-3189198
The Joseph A. Bank Mfg. Co., Inc.	Delaware	2326	36-3026727
TS Servicing Co., LLC	Delaware	4789	74-3047186

        Except for Jos. A. Bank Clothiers, Inc., The Joseph A. Bank Mfg. Co., Inc., and TS Servicing Co., LLC, each subsidiary guarantor has the same principal executive office and telephone number as The Men's Wearhouse, Inc. The address for the principal executive office of each of Jos. A. Bank Clothiers, Inc., The Joseph A. Bank Mfg. Co., Inc., and TS Servicing Co., LLC is 500 Hanover Pike, Hampstead, Maryland 21074 and the telephone number for each of these entities is (410) 239-5730.

The information in this prospectus is not complete and may be changed. We may not exchange for these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 27, 2015

Prospectus

The Men's Wearhouse, Inc.

Offer to Exchange

up to $600,000,000 principal amount of its 7.00% Senior Notes due 2022 which have been registered under the Securities Act of 1933
for
any and all of its outstanding unregistered 7.00% Senior Notes due 2022

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME,
ON                        , 2015, UNLESS EXTENDED

         This is an offer to exchange new 7.00% Senior Notes due 2022 (the "new notes") of The Men's Wearhouse, Inc. ("Men's Wearhouse" or the "Company") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for the Company's currently outstanding, unregistered 7.00% Senior Notes due 2022 (the "original notes" and together with the new notes, the "notes").

Terms of the new notes offered in the exchange offer:

  •
  The new notes will be governed by the original indenture and the terms of the new notes are substantially identical to the terms of the original notes that were issued on June 18, 2014, except that the new notes will be registered under the Securities Act, will not contain any legend restricting their transfer, registration rights or provisions for special interest and will bear a different CUSIP number.

  •
  There is no established trading market for the new notes, and the Company does not intend to apply for listing of the new notes on any securities exchange or market quotation system.

  •
  The original notes are, and the new notes will be, guaranteed, jointly and severally, on an unsecured basis by Twin Hill Acquisition Company, Inc., Renwick Technologies, Inc., TMW Merchants LLC, TMW Purchasing LLC, MWDC Holding Inc., MWDC Texas Inc., K&G Men's Company Inc., JA Holding, Inc., JA Apparel Corp., Nashawena Mills Corp., Edera Inc., Joseph Abboud Manufacturing Corp., JA Apparel, LLC, Jos. A. Bank Clothiers, Inc., The Joseph A. Bank Mfg. Co., Inc. and TS Servicing Co., LLC (collectively, the "Guarantors") and each future direct and indirect wholly-owned (i.e. 100% owned) U.S. subsidiary of the Company that becomes a borrower or a guarantor under the Term Loan Facility (as defined herein).

  •
  The notes and the guarantees are not secured obligations of the Company or the Guarantors and are effectively subordinated to our and the Guarantors' existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

Terms of the exchange offer:

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2015, unless it is extended.

  •
  The exchange offer is subject to customary conditions that may be waived by the Company.

  •
  All original notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged for an equal principal amount of new notes.

  •
  Tenders of original notes may be withdrawn at any time prior to the expiration of the exchange offer.

  •
  None of the Company or the Guarantors will receive any proceeds from the issuance of new notes in the exchange offer.

  •
  The exchange of the original notes for the new notes will not be a taxable exchange for United States federal income tax purposes.

  •
  If you fail to tender your original notes, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

         See "Risk Factors" beginning on page 10 for a discussion of matters that participants in the exchange offer should consider.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2015.

        This prospectus incorporates important business and financial information about the Company that is not included in or delivered with this prospectus. The Company will provide this information to you at no charge upon written or oral request directed to: The Men's Wearhouse, Inc., 6380 Rogerdale Road, Houston, TX 77072, 281-776-7000, Attn: Corporate Compliance. In order to ensure timely delivery of the information, any request should be made by                        , 2015.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The accompanying letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such new notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the date hereof (the "Expiration Date") and ending on the close of business 90 days after the Expiration Date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        The Company has not authorized any person to give you any information or to make any representations about the exchange offer other than those contained in this prospectus. If you are given any information or representations that are not discussed in this prospectus, you must not rely on that information or those representations. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates. In addition, this prospectus is not an offer to sell or the solicitation of an offer to buy those securities in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation. The delivery of this prospectus and any exchange made under this prospectus do not, under any circumstances, mean that there has not been any change in the affairs of the Company since the date of this prospectus or that information contained in this prospectus is correct as of any time subsequent to its date.

i

Notice to Investors

        This prospectus contains summaries of the terms of certain agreements in a manner we believe to be accurate in all material respects. However, we refer you to the actual agreements for complete information relating to those agreements. All summaries contained in this prospectus are qualified in their entirety by this reference.

Notice to New Hampshire Residents

        Neither the fact that a registration statement or an application for a license has been filed under Chapter 421-B of the New Hampshire Revised Statutes Annotated, as amended, with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer, or client any representation inconsistent with the provisions of this paragraph.

 INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements made in this prospectus contain "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involves risk and uncertainty. These forward-looking statements may include, but are not limited to, references to, sales, earnings, margins, costs, number and costs of store openings, future capital expenditures, acquisitions, synergies, demand for clothing, market trends in the retail and corporate apparel clothing business, currency fluctuations, inflation and various economic and business trends. Forward-looking statements may be made by management orally or in writing, including, but not limited to, Management's Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015 incorporated by reference in this prospectus.

        Forward-looking statements are not guarantees of future performance and a variety of factors could cause actual results to differ materially from the anticipated or expected results expressed in or suggested by these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to: actions by governmental entities; domestic and international economic activity and inflation; success, or lack thereof, in executing our internal operating plans and new store and new market expansion plans, as well as integration of acquisitions including Jos. A. Bank Clothiers, Inc.; performance issues with key suppliers; disruption in buying trends due to homeland security concerns; severe weather; foreign currency fluctuations; government export and import policies; advertising or marketing activities of competitors; and legal proceedings. Future results will also be dependent upon our ability to continue to identify and complete successful expansions and penetrations into existing and new markets and our ability to integrate such expansions with our existing operations.

        These forward-looking statements are based upon management's current beliefs or expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies and third party approvals, many of which are beyond our control. These forward-looking statements are intended to convey the Company's expectations about the future, and speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ii

 Guarantors

TWIN HILL ACQUISITION COMPANY, INC.	JA APPAREL CORP.
RENWICK TECHNOLOGIES, INC.	NASHAWENA MILLS CORP.
TMW MERCHANTS LLC	EDERA INC.
TMW PURCHASING LLC	JOSEPH ABBOUD MANUFACTURING CORP.
MWDC HOLDING INC.	JA APPAREL, LLC
MWDC TEXAS INC.	JOS. A. BANK CLOTHIERS, INC.
K&G MEN'S COMPANY INC.	THE JOSEPH A. BANK MFG. CO., INC.
JA HOLDING, INC.	TS SERVICING CO., LLC

iii

SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference in this prospectus and does not contain all the information you should consider before tendering original notes in the exchange offer. You should carefully read the entire prospectus, including the documents incorporated in it by reference. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. In particular, you should read the section entitled "Risk Factors" included elsewhere in this prospectus and our financial statements and the related notes thereto that appear elsewhere in, or incorporated by reference into, this prospectus. This prospectus and the letter of transmittal that accompanies it collectively constitute the exchange offer.

        References in this prospectus to "fiscal year" or "fiscal" refer to our financial reporting years ending on the Saturday closest to January 31 in the following calendar year. In this prospectus, unless otherwise specified or as the context otherwise requires, "Men's Wearhouse," "the Company," "we," "our," "ours" and "us" refer to The Men's Wearhouse, Inc. and its consolidated subsidiaries. References to "Jos. A. Bank" or "JOSB" refer to Jos. A. Bank Clothiers, Inc. and its consolidated subsidiaries.

 Our Company

        Founded in 1973, we are the largest specialty retailer of men's suits and the largest provider of tuxedo rental product in the United States ("U.S.") and Canada. At January 31, 2015, we operated a total of 1,758 retail stores, with 1,635 stores in the U.S. and Puerto Rico as well as 123 stores in Canada. Our U.S. retail stores are operated under the brand names Men's Wearhouse (698 stores), Men's Wearhouse and Tux (210 stores), Jos. A. Bank (636 stores, excluding 15 franchise stores), and K&G (91 stores) in 50 states, the District of Columbia and Puerto Rico. Our 123 Canadian stores are operated under the brand name Moores Clothing for Men ("Moores") in ten provinces. In addition, at January 31, 2015, we operated 34 retail dry cleaning, laundry and heirlooming facilities through MW Cleaners in Texas. Also, we recently acquired JA Holding, Inc. ("JA Holding"), the parent company of the American clothing brand Joseph Abboud® and a U.S. tailored clothing factory. These operations comprise our retail segment.

        In our retail segment, we offer our products and services through our four retail merchandising brands—Men's Wearhouse/Men's Wearhouse and Tux, Jos. A. Bank, Moores, K&G—and the internet at www.menswearhouse.com, www.josbank.com and www.josephabboud.com. Our stores are located throughout the U.S. and Canada and carry a wide selection of exclusive and non-exclusive merchandise brands. MW Cleaners is also included in the retail segment, as these operations have not had a significant effect on our revenues or expenses. Also, as a result of our acquisition of JA Holding, we operate a factory in New Bedford, Massachusetts that manufactures quality U.S. made tailored clothing including designer suits, tuxedos, sport coats and slacks which we sell in our Men's Wearhouse stores and at www.josephabboud.com.

        Additionally, our corporate apparel segment includes our corporate apparel and uniform operations conducted by Twin Hill in the U.S. and Dimensions, Alexandra and Yaffy in the United Kingdom ("UK"). These operations provide corporate clothing uniforms and workwear to workforces through multiple channels including managed corporate accounts, catalogs and the Internet. We offer a wide variety of customer branded apparel such as shirts, blouses, trousers, skirts and suits as well as a wide range of other products from aprons to safety vests to high visibility police outerwear. With respect to our managed contracts, we generally provide complete management of our customers' corporate clothing programs from design, fabric buying and manufacture to measuring, product roll-outs and ongoing stock replacement and replenishment.

 The Acquisition of Jos. A. Bank

        On June 18, 2014, pursuant to a merger agreement by and among Men's Wearhouse, Jos. A. Bank, and Java Corp. ("Purchaser"), a Delaware corporation and a direct wholly-owned subsidiary of Men's Wearhouse, we acquired all of the issued and outstanding shares of common stock of Jos. A. Bank for $65.00 per share, net to the seller in cash, or total consideration of approximately $1.8 billion and enterprise value of approximately $1.5 billion. In connection with the acquisition, Purchaser merged with and into Jos. A. Bank, with Jos. A. Bank surviving as a wholly-owned subsidiary of Men's Wearhouse.

        Concurrently with the closing of the acquisition, in addition to issuing the original notes, we entered into (i) a $1.1 billion aggregate principal amount senior secured credit facility (the "Term Loan Facility") and (ii) a $500.0 million asset-based revolving facility (the "ABL Facility" together with the Term Loan Facility, the "Credit Facilities"). In connection with the acquisition and the entering into of the Credit Facilities, our existing credit agreement and all of our existing indebtedness was repaid in full, all commitments thereunder were terminated and the security interests with respect thereto were released (the "Refinancing"). As of January 31, 2015, there was approximately $1,087.2 million issued and outstanding under the Term Loan Facility and, except for letters of credit totaling approximately $18.5 million issued and outstanding, no amounts were drawn on the ABL Facility.

Our Structure

        Our corporate organizational structure is as follows:

(1)
$1.1 billion aggregate principal amount of senior secured term B loans. As of January 31, 2015, there was approximately $1,087.2 million issued and outstanding under the Term Loan Facility.

(2)
Up to $500.0 million asset-based revolving facility. As of January 31, 2015, except for letters of credit totaling approximately $18.5 million issued and outstanding, no amounts were drawn on the ABL Facility.

(3)
Our non-U.S. subsidiaries and certain of our U.S. subsidiaries are not guarantors of the notes, nor guarantors or co-borrowers of the Term Loan Facility. See "Description of Notes." In addition, certain of our non-U.S. subsidiaries are borrowers and guarantors under our ABL Facility. See "Description of Other Indebtedness—ABL Facility." For the twelve months ended January 31, 2015, our non-guarantor subsidiaries accounted for 14.6% of our net sales. As of January 31, 2015, our non-guarantor subsidiaries accounted for approximately 9.8% of our total consolidated assets (excluding intercompany transactions) and approximately 2.7% of our consolidated liabilities (excluding intercompany transactions). See "Selected Financial Data of Men's Wearhouse" and "Unaudited Pro Forma Condensed Combined Financial Information."

Corporate Information

        The Men's Wearhouse began operations in 1973 as a partnership and was incorporated as The Men's Wearhouse, Inc. under the laws of Texas in May 1974. Our principal corporate and executive offices are located at 6380 Rogerdale Road, Houston, Texas 77072-1624 (telephone number 281-776-7000) and at 6100 Stevenson Blvd., Fremont, California 94538-2490 (telephone number 510-657-9821), respectively.

 The Exchange Offer

        On June 18, 2014, we completed an offering of $600.0 million aggregate principal amount of our 7.00% Senior Notes due 2022 (the "original notes") in a transaction exempt from registration under the Securities Act. Concurrently with the consummation of the acquisition of all of the issued and outstanding shares of Jos. A. Bank, pursuant to a supplemental indenture, Jos. A. Bank and its subsidiaries agreed to guarantee the original notes on an unsecured basis. In connection with the offering of the original notes, we entered into a registration rights agreement, dated as of June 18, 2014, with the initial purchasers of the original notes. In the registration rights agreement, we agreed to offer our new 7.00% Senior Notes due 2022, which will be registered under the Securities Act (the "new notes") in exchange for the original notes. Pursuant to the registration rights agreement, we agreed, among other things, to file the registration statement of which this prospectus is a part and to deliver this prospectus to the holders of the original notes. You should read the discussion under the heading "Description of Notes" for information regarding the notes.

The Exchange Offer	This is an offer to exchange $1,000 in principal amount of new notes for each $1,000 in principal amount of outstanding original notes. The new notes are substantially identical to the original notes, except that:
	(1)	the new notes will be freely transferable, other than as described in this prospectus;
	(2)	the new notes will not contain any legend restricting their transfer;
	(3)	holders of the new notes will not be entitled to the rights of the holders of the original notes under the registration agreement; and
	(4)	the new notes will not contain any provisions regarding the payment of Additional Interest (as defined herein).
We believe that you can transfer the new notes without complying with the registration and prospectus delivery provisions of the Securities Act if you:
	(1)	acquire the new notes in the ordinary course of your business;
	(2)	are not and do not intend to become engaged in a distribution of the new notes;
	(3)	are not an affiliate of the Company;
	(4)	are not a broker-dealer that acquired the original notes directly from the Company; and
	(5)	are not a broker-dealer that acquired the original notes as a result of market-making or other trading activities.

If any of these conditions are not satisfied and you transfer any new notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act.

Registration Rights

We have agreed to use commercially reasonable efforts to consummate the exchange offer or cause the original notes to be registered under the Securities Act to permit resales. If we are not in compliance with our obligations under the registration agreement, then Additional Interest (in addition to the interest otherwise due on the original notes that are the subject of the registration agreement or the new notes) will accrue on the original notes. If the exchange offer is completed on the terms and within the time period contemplated by this prospectus, no Additional Interest will be payable on the original notes. See "The Exchange Offer—Additional Interest."

No Minimum Condition	The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered for exchange.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2015, unless it is extended.
Exchange Date	Original notes will be accepted for exchange beginning on the first business day following the expiration date, upon surrender of the original notes.
Conditions to the Exchange Offer

Our obligation to complete the exchange offer is subject to certain conditions. See "The Exchange Offer—Conditions to the Exchange Offer." We reserve the right to terminate or amend the exchange offer at any time before the expiration date if various specified events occur.

Withdrawal Rights

You may withdraw the tender of your original notes at any time before the expiration date. Any original notes not accepted for any reason will be returned to you without expense as promptly as practicable after the expiration or termination of the exchange offer.

Procedures for Tendering Original Notes	See "The Exchange Offer—How to Tender."
Material United States Federal Income Tax Considerations

The exchange of original notes for new notes by U.S. Holders, as defined below, should not be a taxable exchange for U.S. federal income tax purposes, and U.S. Holders should not recognize any taxable gain or loss as a result of the exchange. See "Material United States Federal Income Tax Considerations."

Effect on Holders of Original Notes

If the exchange offer is completed on the terms and within the period contemplated by this prospectus, holders of original notes will have no further registration or other rights under the registration agreement, except under limited circumstances involving the initial purchasers or holders of original notes who are not eligible to participate in the exchange offer. Holders of original notes who do not tender their original notes will continue to hold those original notes. All untendered, and tendered but unaccepted, original notes will continue to be subject to the restrictions on transfer provided for in the original notes and the indenture under which the original notes have been, and the new notes are being, issued. To the extent that original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes could be adversely affected. See "The Exchange Offer—Other."

Use of Proceeds	We will not receive any proceeds from the issuance of the new notes in the exchange offer.
Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as exchange agent in connection with the exchange offer.

 The Notes

        The new notes are substantially identical to the original notes, except for the transfer restrictions and registration rights relating to the original notes. The new notes will evidence the same debt as the original notes, be guaranteed, jointly and severally, on an unsecured basis by each of our existing and future direct and indirect wholly-owned (i.e. 100% owned) U.S. subsidiaries who are or become a borrower or guarantor under the Term Loan Facility, and be entitled to the benefits of the indenture.

Issuer	The Men's Wearhouse, Inc., a Texas corporation.
Securities Offered	$600.0 million aggregate principal amount of new notes in exchange for $600.0 million aggregate principal amount of original notes.
Interest	The new notes will accrue interest from the most recent date to which interest has been paid at a rate of 7.00% per year.
Interest Payment Dates	Interest on the new notes will be payable semi-annually in arrears on each January 1 and July 1.
Maturity	July 1, 2022.
Note Guarantees

The new notes will be guaranteed, jointly and severally, on an unsecured basis by the Guarantors and each future direct and indirect wholly-owned (i.e. 100% owned) U.S. subsidiary that becomes a borrower or a guarantor under the Term Loan Facility. In the event that the lenders under the Term Loan Facility exercise their discretion to release a Guarantor under the Term Loan Facility, which is permitted under certain circumstances, then such Guarantor will also be released from their guarantee of the notes under the indenture. See "Description of Notes—Note Guarantees" and "Risk Factors—The lenders under our Term Loan Facility may in their discretion release the guarantors under their facilities in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the notes."

Ranking

The new notes and the related guarantees will be our and the Guarantors, respective, senior unsecured obligations and will rank equally in right of payment to all present and future senior indebtedness, senior in right of payment to all present and future subordinated indebtedness, and effectively subordinated in right of payment to any of our and the Guarantors' secured indebtedness (to the extent of the value of the assets securing such indebtedness) including the obligation under the Credit Facilities. The new notes will be structurally subordinated to all existing and future indebtedness and obligations of any non-guarantor subsidiaries including the obligations of certain of our non-U.S. subsidiaries under the ABL Facility.

As of January 31, 2015, we have approximately $1,087.2 million of secured debt outstanding. In addition we have approximately $432.5 million of availability under the ABL Facility, excluding letters of credit issued and outstanding totaling approximately $18.5 million, all of which is secured by a first-priority lien on the ABL priority collateral.

As of January 31, 2015, our non-guarantor subsidiaries had an aggregate of approximately $70.2 million of total liabilities (excluding intercompany transactions and borrowing availability under the ABL Facility), all of which is structurally senior to the notes and the related guarantees.

For the fiscal year ended January 31, 2015, our non-guarantor subsidiaries accounted for 14.6% of our net sales. As of January 31, 2015, our non-guarantor subsidiaries accounted for approximately 9.8% of our total consolidated assets (excluding intercompany transactions). See "Selected Financial Data of Men's Wearhouse" and "Unaudited Pro Forma Condensed Combined Financial Information."

Optional Redemption

We will have the option to redeem some or all of the new notes at any time on or after July 1, 2017, at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably on an annual basis to par and accrued and unpaid interest, if any, to the date of redemption. We will also have the option to redeem some or all of the new notes at anytime before July 1, 2017 at a redemption price of 100% of the principal amount of the notes to be redeemed, plus a "make-whole" premium and accrued and unpaid interest, if any, to the date of redemption.

In addition, at any time before July 1, 2017, we may redeem up to 35% of the aggregate principal amount of the notes at a redemption price of 107.000% of the principal amount of the notes with the proceeds from certain equity issuances plus accrued and unpaid interest, if any, to the date of redemption. See "Description of Notes—Optional Redemption."

Change of Control

If we experience specific changes of control, we may be required to offer to purchase the notes at 101% of their aggregate principal amount plus accrued and unpaid interest thereon to the date of purchase. If holders of not less than 90% of the principal amount of the outstanding notes accept a change of control offer, we will have the right to redeem all of the notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon. Our ability to purchase the notes upon a change of control may be limited by the terms of the Credit Facilities. We can not assure you that we will have the financial resources to purchase the notes in such circumstances. See "Description of Notes—Repurchase at the Option of Holders Upon a Change of Control."

Asset Sales

If we sell certain assets, under certain circumstances we may be required to offer to purchase the notes at 100% of their aggregate principal amount plus accrued and unpaid interest thereon to the date of purchase. See "Description of Notes—Certain Covenants—Limitation on Asset Sales."

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

• incur additional indebtedness or issue certain preferred stock;
• pay dividends or repurchase or redeem capital stock or make other restricted payments;
• limit dividends or other payments by our restricted subsidiaries to us or our other restricted subsidiaries;
• incur liens;
• enter into certain types of transactions with our affiliates; and
• consolidate or merge with or into other companies.

These and other covenants contained in the indenture under which the original notes have been, and the new notes are being, issued are subject to important exceptions and qualifications. See "Description of Notes—Certain Covenants."

Covenant Suspension

During any period of time that (i) the ratings assigned to the notes by both of Moody's Investors Service, Inc. and Standard & Poor's Ratings Service are equal to or higher than Baa3 (or the equivalent) and BBB– (or the equivalent), respectively, and (ii) no default or event of default has occurred and is continuing under the indenture relating to the notes, we and our restricted subsidiaries will not be subject to most of the covenants discussed above. See "Description of Notes—Certain Covenants—Covenant Suspension." In the event that we and our restricted subsidiaries are not subject to such covenants for any period of time as a result of the preceding sentence and, on any subsequent date, one or both of such ratings agencies withdraws or downgrades the ratings assigned to the notes below the level set forth above or a default or event of default occurs and is continuing under the indenture relating to the notes, then we and our restricted subsidiaries will thereafter again be subject to such covenants.

Absence of a Public Market for the Notes

The new notes are a new issue of securities for which there is currently no public trading market. There can be no assurance as to the development or liquidity of any market for any of the notes. We do not intend to apply for listing of any of the notes or, if issued, the new notes on any securities exchange or for quotation through any annotated quotation system. See "Risk Factors—Risks Relating to the Notes—There is no public market for the notes, which could limit their market price or your ability to sell them."

Risk Factors

Before tendering original notes, holders should carefully consider all of the information set forth and incorporated by reference in this prospectus and, in particular, should evaluate the specific risk factors set forth under "Risk Factors," beginning on page 10.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the fiscal years indicated was as follows:

Fiscal Year
2014	2013	2012	2011	2010
1.0x	3.1x	4.4x	4.3x	2.8x

RISK FACTORS

        Before tendering original notes, prospective participants in the exchange offer should consider carefully the following risks. The new notes, like the original notes, entail the following risks:

Risks Relating to the Notes

You may not be able to sell your original notes if you do not exchange them for registered new notes in the exchange offer.

        If you do not exchange your original notes for new notes in the exchange offer, your original notes will continue to be subject to the restrictions on transfer as stated in the legends on the original notes. In general, you may not offer, sell or otherwise transfer the original notes in the United States unless they are:

  •
  registered under the Securities Act;

  •
  offered or sold under an exemption from the Securities Act and applicable state securities laws; or

  •
  offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        Currently, we do not anticipate that we will register the original notes under the Securities Act. Except for limited instances involving the initial purchasers or holders of original notes who are not eligible to participate in the exchange offer, we will not be under any obligation to register the original notes under the Securities Act under the registration rights agreement or otherwise. Also, if the exchange offer is completed on the terms and within the time period contemplated by this prospectus, no Additional Interest will be payable on your original notes.

Your ability to sell your original notes may be significantly more limited and the price at which you may be able to sell your original notes may be significantly lower if you do not exchange them for registered new notes in the exchange offer.

        To the extent that original notes are exchanged in the exchange offer, the trading market, if any, for the original notes that remain outstanding may be significantly more limited. As a result, the liquidity of the original notes not tendered for exchange in the exchange offer could be adversely affected. The extent of the market for original notes will depend upon a number of factors, including the number of holders of original notes remaining outstanding and the interest of securities firms in maintaining a market in the original notes. An issue of securities with a similar outstanding market value available for trading, which is called the "float," may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for original notes that are not exchanged in the exchange offer may be affected adversely to the extent that original notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the original notes that are not exchanged more volatile.

You may not be able to offer or resell the new notes due to state securities law restrictions on the resale of the new notes.

        In order to comply with the securities laws of certain jurisdictions, the new notes may not be offered or resold by any holder, unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. Currently, we do not intend to register or qualify the resale of the new notes in any such jurisdictions. However, generally an exemption is available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws also may be available.

Some holders who exchange their original notes may be deemed to be underwriters and must comply with Securities Act requirements governing resale of their new notes.

        If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

We will not accept your original notes for exchange if you fail to follow the exchange offer procedures and, as a result, your original notes will continue to be subject to existing transfer restrictions and you may not be able to sell your original notes.

        We will issue exchange notes as part of the exchange offer only after a timely receipt of your original notes, including a properly completed and duly executed letter of transmittal or an agent's message and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal or agent's message and other required documents by the expiration date of the exchange offer, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange. See "The Exchange Offer."

Our increased leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under the Credit Facilities or the indenture governing the notes.

        After entering into the Credit Facilities and completing the offering of the original notes, our leverage has increased substantially. As of January 31, 2015, our total indebtedness is approximately $1,687.2 million. In addition, we have up to $432.5 million of additional borrowing availability under the ABL Facility, excluding letters of credit totaling approximately $18.5 million issued and outstanding.

        Our leverage could have important consequences for you, including:

  •
  increasing our vulnerability to adverse economic, industry or competitive developments;

  •
  requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

  •
  making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the Credit Facilities and the indenture governing the notes;

  •
  restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

  •
  limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and

  •
  limiting our flexibility in planning for, or reacting to, changes in our business or market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who therefore may be able to take advantage of opportunities that our leverage prevents us from exploiting.

Despite our high indebtedness level, we will still be able to incur significant additional amounts of debt, which could exacerbate the risks associated with our substantial indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the Credit Facilities and the indenture governing the notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and, under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. If new debt is added to our and our subsidiaries' existing debt levels, the related risks that we now face would increase. In addition, the Credit Facilities and the indenture governing the notes will not prevent us from incurring obligations that do not constitute indebtedness under those agreements. As of January 31, 2015, we have up to $432.5 million of additional borrowing availability under the ABL Facility, excluding letters of credit totaling approximately $18.5 million issued and outstanding.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and fund our working capital and capital expenditures, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on our indebtedness, including the notes, will depend upon our future operating performance and on our ability to generate cash flow in the future, which is subject to general economic, financial, business, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings, including borrowings under the ABL Facility, will be available to us in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015 incorporated by reference herein.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investment and capital expenditures or to dispose of material assets or operations, seek additional equity capital or restructure or refinance our indebtedness, including the notes. We may not be able to affect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, such alternative actions may not allow us to meet our scheduled debt service obligations. The Credit Facilities and the indenture that governs the notes contain restrictions on our ability to dispose of assets and use the proceeds from any such disposition.

        If we cannot make scheduled payments on our debt, we will be in default and, as a result, the holders of the notes could declare all outstanding principal and interest to be due and payable, the lenders under the Credit Facilities could declare all outstanding amounts under such facilities due and payable and, with respect to the ABL Facility, terminate their commitments to loan money, and, in each case, foreclose against the assets securing the borrowings under the Credit Facilities, and we could be forced into bankruptcy or liquidation, which could result in you losing all or a portion of your investment in the notes.

        If our indebtedness is accelerated, we may need to refinance all or a portion of our indebtedness, including the notes, before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the Credit Facilities, on commercially reasonable terms or at all. We cannot assure you that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms, or at all.

We rely, to a certain extent, on our subsidiaries to generate cash and, as such, our ability to make payments on our indebtedness will be dependent on cash flow generated by these subsidiaries.

        We rely, to a certain extent, on our subsidiaries to generate cash. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a certain extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Each of our subsidiaries are distinct legal entities and they do not have any obligation to pay amounts due on the notes or to make funds available for that purpose (other than the Guarantors in connection with their guarantees) or other obligations in the form of loans, distributions or otherwise. Our subsidiaries may not generate sufficient cash from operations to enable us to make principal and interest payments on our indebtedness, including the notes, or to fund our and our subsidiaries' other cash obligations.

The lenders under our Term Loan Facility may in their discretion release the guarantors under their facilities in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the notes.

        The lenders under our Term Loan Facility have the discretion to release guarantors under these facilities in a variety of circumstances, which may cause those guarantors to be released from their guarantees of the notes. So long as any obligations under our Term Loan Facility remain outstanding, any guarantee of the notes may be released without action by, or consent of, any holder of notes or the trustee under the indenture governing the notes if, at the discretion of lenders under our Term Loan Facility, the related guarantor is no longer a guarantor of obligations under our Term Loan Facility. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to your claims as a holder of the notes.

The agreements and instruments governing our debt impose restrictions that may limit our operating and financial flexibility.

        The Credit Facilities and the indenture governing the notes contain a number of significant restrictions and covenants that may limit our ability to:

  •
  incur additional indebtedness;

  •
  sell assets or consolidate or merge with or into other companies;

  •
  pay dividends or repurchase or redeem capital stock;

  •
  make certain investments;

  •
  issue capital stock of our subsidiaries;

  •
  incur liens;

  •
  prepay, redeem or repurchase subordinated debt; and

  •
  enter into certain types of transactions with our affiliates.

        These covenants could have the effect of limiting our flexibility in planning for or reacting to changes in our business and the markets in which we compete. In addition, the ABL Facility requires us to comply with a financial maintenance covenant under certain circumstances. Operating results below current levels or other adverse factors, including a significant increase in interest rates, could result in our being unable to comply with the financial covenants contained in the ABL Facility, if applicable. If we violate this covenant and are unable to obtain a waiver from our lenders, our debt under the ABL Facility would be in default and could be accelerated by our lenders. Because of cross-default provisions in the agreements and instruments governing our indebtedness, a default under one agreement or instrument could result in a default under, and the acceleration of, our other indebtedness. In addition, the lenders under the Credit Facilities could proceed against the collateral securing that indebtedness.

        If our indebtedness is accelerated, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if we are able to obtain new financing, it may not be on commercially reasonable terms, on terms that are acceptable to us, or at all. If our debt is in default for any reason, our business, financial condition and results of operations could be materially and adversely affected. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of the notes and may make it more difficult for us to successfully execute our business strategy and compete against companies that are not subject to such restrictions.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        We are exposed to interest rate risk through our variable rate borrowings under the Credit Facilities. Borrowings under such facilities bear interest at a variable rate, based on an adjusted LIBOR rate, plus an applicable margin. Interest rates are currently at relatively low levels. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming all capacity under the ABL Facility is fully drawn, each one percentage point change in interest rates would result in approximately a $5.0 million change in annual interest expense. Assuming the LIBOR rate surpassed the 1% LIBOR floor provision on our Term Loan, we would be exposed to interest rate risk on such Term Loan. To partially mitigate such interest rate risk, we entered into an interest rate swap to exchange variable interest rate payments for fixed interest rate payments for a portion of the outstanding Term Loan balance. After consideration of the swap, each one percentage point change in interest rates would result in an approximate $5.8 million change in annual interest expense on our Term Loan.

If the notes are rated investment grade at any time by both S&P and Moody's, certain covenants contained in the indenture will be suspended, and the holders of the notes will lose the protection of these covenants.

        The indenture contains certain covenants that will be suspended and cease to have any effect from and after the first date when the notes are rated investment grade by both S&P and Moody's so long as no default or event of default exists. See "Description of Notes—Certain Covenants—Covenant Suspension." These covenants restrict, among other things, our ability to pay dividends, incur additional debt and to enter into certain types of transactions. Because we would not be subject to these restrictions at any time that the notes are rated investment grade, we would be able to make dividends and distributions and incur substantial additional debt; however, during this time the covenants in the Credit Facilities will still apply. If after these covenants are suspended, S&P or Moody's were to downgrade their ratings of the notes to a non-investment grade level or withdraw their ratings, the covenants would be reinstated and the holders of the notes would again have the protection of these covenants. However, any liens or indebtedness incurred or other transactions entered into during such time as the notes were rated investment grade would not result in an event of default in the event the covenants in the notes are subsequently reinstated.

We face risks related to rating agency downgrades.

        Rating agencies continuously evaluate the notes and may revise their rating of the notes. If such rating agencies lower the rating of the notes in the future, the market price of the notes could be adversely affected, and you may not be able to resell your notes at favorable prices or at all. In addition, if any of our other outstanding debt is rated and subsequently downgraded, raising capital will become more difficult, borrowing costs under the ABL Facility and other future borrowings may increase and the market price of the notes may decrease.

Your right to receive payments on the notes and the guarantees is effectively subordinated to our and the Guarantors' secured indebtedness.

        The notes and the guarantees are not secured obligations of the Company or the Guarantors and are effectively subordinated to our and the Guarantors' existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. In particular, the notes and the guarantees are effectively subordinated to the indebtedness under the Term Loan Facility and borrowings under the ABL Facility, which are secured by first-priority liens on substantially all of the assets of Men's Wearhouse and the Guarantors. As of January 31, 2015, we have approximately $1,087.2 million of secured indebtedness outstanding and $432.5 million of additional borrowing availability under the ABL Facility, excluding letters of credit totaling approximately $18.5 million issued and outstanding, all of which is secured. See "Description of Other Indebtedness" and "Unaudited Pro Forma Condensed Combined Financial Information." We and our subsidiaries may incur additional secured indebtedness in the future.

        If we or a Guarantor becomes insolvent or is liquidated, the lenders under our or the Guarantors' secured indebtedness will have claims on the assets securing their indebtedness and will have priority over any claim for payment under the notes or the guarantees to the extent of such security. If the lenders under the Credit Facilities accelerate the payment of any funds borrowed thereunder and we are unable to repay such indebtedness, the lenders could foreclose on substantially all of our assets and the assets of the Guarantors securing such indebtedness. In this event, our secured lenders would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets or the proceeds therefrom would be available for distribution to other creditors, including holders of the notes. Holders of the notes will participate in our remaining assets ratably with all holders of any of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, and it is possible that there would be no assets remaining after satisfaction of the claims of such secured creditors from which claims of the holders of the notes could be satisfied or, if any assets remained, they might be insufficient to satisfy such claims fully.

The notes are structurally subordinated to all indebtedness of our current and future subsidiaries that do not guarantee the notes.

        You will not have any claim as a creditor against any of our current or future subsidiaries that do not guarantee the notes. Indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries are effectively senior to your claims against us and the Guarantors. In addition, the indenture governing the notes and the credit agreements governing our Credit Facilities, subject to some limitations, permit these subsidiaries to incur additional indebtedness and do not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries. Certain of our non-guarantor subsidiaries are borrowers and guarantors under the ABL Facility and the notes are structurally subordinated to such indebtedness. As of January 31, 2015, our non-guarantor subsidiaries had an aggregate of approximately $70.2 million of total liabilities

(excluding intercompany transactions and borrowing availability under the ABL Facility), all of which is structurally senior to the notes and the related guarantees. For the twelve months ended January 31, 2015, our non-guarantor subsidiaries accounted for 14.6% of our net sales and, as of January 31, 2015, accounted for approximately 9.8% of our total consolidated assets (excluding intercompany transactions).

The Credit Facilities may prohibit us from making payments on the notes.

        The Credit Facilities may limit our ability to make payments on outstanding indebtedness other than regularly scheduled interest and principal payments as and when due. As a result, the Credit Facilities could prohibit us from making any payment on the notes in the event that the notes are accelerated or the holders thereof require us to repurchase the notes upon the occurrence of a change of control. Any such failure to make payments on the notes would cause us to default under the indenture, which in turn would likely be a default under the Credit Facilities and other outstanding and future indebtedness.

We may not be able to purchase the notes upon a change of control or pursuant to an asset sale offer.

        Upon a change of control, as defined under the indenture governing the notes, each holder of the notes will have the right to require us to offer to purchase all of the notes then outstanding at a price equal to 101% of their principal amount plus accrued and unpaid interest. We cannot assure you that we would have sufficient funds available to repay all of our indebtedness, or other payment obligations that would become payable upon a change of control, and to repurchase all of the notes. Our failure to offer to purchase all outstanding notes or to purchase all validly tendered notes would be an event of default under the indenture. Such an event of default may cause the acceleration of our other debt, including the Credit Facilities. The credit agreements governing our Credit Facilities and the indenture governing the notes may limit or prohibit our subsidiaries' ability to make cash available to us, by dividend, debt repayment or otherwise, to enable us to purchase the notes in the event of a change of control or if an asset sale offer is required, unless and until the indebtedness under the Credit Facilities are repaid in full and any other indebtedness that contains similar provisions is repaid, or we obtain a waiver from the holders of such indebtedness to provide us with sufficient cash to repurchase the notes. Our other debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture. In addition, in certain circumstances specified in the indenture governing the notes, we will be required to commence a prepayment offer, as defined under the indenture governing the notes, pursuant to which we will be obligated to offer to purchase the applicable notes at a price equal to 100% of their principal amount plus accrued and unpaid interest. Our other debt may contain restrictions that would limit or prohibit us from completing any such asset sale offer. Our failure to purchase any such notes when required under the indenture would be an event of default. See "Description of Notes—Repurchase at the Option of Holders Upon a Change of Control" and "Description of Notes—Certain Covenants—Limitation of Asset Sales."

You may not be able to determine when a change of control giving rise to your right to have the notes repurchased by us has occurred following a sale of "substantially all" of our assets.

        A change of control, as defined in the indenture governing the notes, will require us to make an offer to repurchase all outstanding notes. The definition of change of control includes a phrase relating to the sale, lease or transfer of "all or substantially all" of our assets. There is no precisely established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase their notes as a result of a sale, assignment, transfer, lease, conveyance or disposition of all or substantially all of our properties or assets to another individual, group or entity may be uncertain.

We may enter into certain transactions that would not constitute a change of control but that result in an increase of our indebtedness.

        Subject to limitations under the indenture governing the notes and the credit agreements governing the Credit Facilities, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under such agreements, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings in a way that adversely affects the holders of the notes. See "Description of Notes—Repurchase at the Option of Holders upon a Change of Control."

There is no public market for the notes, which could limit their market price or your ability to sell them.

        The new notes will be new securities for which there is currently no public trading market. We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes in any automated quotation system. If any of the notes are traded after their initial issuance, they may trade at a discount from their principal amount depending on many factors, including prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects. Any decline in trading prices, regardless of the cause, may adversely affect the liquidity and trading markets for the new notes.

Volatile trading prices may require you to hold the notes for an indefinite period of time.

        If a market develops for the notes, the notes may trade at prices higher or lower than their initial offering price. The trading price would depend on many factors, such as prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial fluctuation in the prices of these securities. Disruptions of this type could have an adverse effect on the price of the notes. You should be aware that you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from the Guarantors.

        The notes are guaranteed by certain of our domestic subsidiaries. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that Guarantor if, among other things, the Guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

  •
  was insolvent or rendered insolvent by reason of the incurrence of the guarantee; or

  •
  was engaged in a business or transaction for which the Guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        In addition, any payment by that Guarantor pursuant to its guarantee could be voided and required to be returned to the Guarantor, or to a fund for the benefit of the creditors of the Guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a Guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

If we are not in compliance with our obligations under the registration agreement related to the notes, then Additional Interest will accrue on the principal amount of the original notes.

        We have agreed to use commercially reasonable efforts to consummate the exchange offer of the original notes by July 13, 2015 or cause the original notes to be registered under the Securities Act to permit resales. If we are not in compliance with our obligations under the registration agreement related to the notes, then Additional Interest will accrue on the principal amount of the original notes, in addition to the stated interest on the original notes, from and including the date on which a registration default occurs to but excluding the date on which all registration defaults have been cured. Additional Interest will accrue at a rate of 0.25% per annum on the principal amount of the notes during the 90 day period after the occurrence of the registration default and will increase by 0.25% per annum at the end of each subsequent 90 day period. In no event will the rate of Additional Interest exceed 1.00% per annum on the principal amount.

Risks Relating to Our Business

Our business is particularly sensitive to economic conditions and consumer confidence.

        While economic conditions have improved recently, U.S., UK and global economic and political conditions could negatively impact consumer confidence and the level of consumer discretionary spending. The continuation and/or recurrence of these market, political and economic conditions could intensify the adverse effect of such conditions on our revenues and operating results. Consumer confidence may also be adversely affected by national and international security concerns such as war, terrorism, public health events or natural disasters (or the threat of any of these).

        Our business may be adversely affected by a worsening of economic conditions, increases in consumer debt levels and applicable interest rates, uncertainties regarding future economic prospects or a decline in consumer confidence or credit availability. During an actual or perceived economic downturn, fewer customers may shop with us and those who do shop may limit the amounts of their purchases. As a result, we could be required to take significant markdowns and/or increase our marketing and promotional expenses in response to the lower than anticipated levels of demand for our products. In addition, promotional and/or prolonged periods of deep discount pricing by our competitors could have a material adverse effect on our business. Also, as a result of adverse market, political or economic conditions, customers may delay or postpone indefinitely roll-outs of new corporate wear programs, which could have a material adverse effect on our corporate apparel segment.

Our ability to continue to expand our core stores may be limited.

        A large part of our growth has resulted from the addition of new Men's Wearhouse stores and the increased sales volume and profitability provided by these stores. In addition, the recent acquisition of Jos. A. Bank significantly increased the total number of retail stores we operate. As of January 31,

2015, we operate 698 Men's Wearhouse stores, 636 Jos. A. Bank stores, 123 Moores stores, and 91 K&G stores. We will continue to depend on adding new stores to increase our sales volume and profitability; however, we believe that our ability to increase the number of new stores in the U.S. and Canada may be limited. Therefore, we may not be able to achieve the same rate of growth as we have historically.

        In addition, our ability to open new stores will depend on our ability to obtain suitable locations, negotiate acceptable lease terms, hire qualified personnel and open and operate new stores on a timely and profitable basis. Continued expansion will place increasing demands on our operational, managerial and administrative resources. These increased demands could cause us to operate our business less effectively and in turn, could adversely affect our financial performance and results of operations. Further, the results achieved by our existing stores may not be indicative of the performance or market acceptance of stores in other locations and the opening of new stores in existing markets may adversely affect sales and profits of established stores in those same markets.

Certain of our expansion strategies may present greater risks.

        We are continuously assessing opportunities to expand store concepts and complementary products and services related to our core business, such as corporate apparel and uniform sales. We may expend both capital and personnel resources on such business opportunities which may or may not be successful. Additionally, any new concept is subject to certain risks, including customer acceptance, competition, product differentiation and the ability to obtain suitable sites. We cannot assure you that we will be able to develop and grow new concepts to a point where they will become profitable or generate positive cash flow.

We may not realize the anticipated benefits of the acquisition of Jos. A. Bank, which could adversely impact our business and our operating results.

        We intend to continue the operations of Jos. A. Bank as a separate, stand-alone brand; however, we have devoted and will continue to devote significant managerial attention and resources into the integration of Jos. A. Bank. While we believe that we have sufficient resources to accomplish the integration successfully, there are a number of significant risks involved. We cannot assure you that:

  •
  the anticipated benefits of the acquisition, including cost savings and synergies, will be fully realized in the anticipated time frame, or at all;

  •
  the costs incurred or the technical difficulties related to the integration of Jos. A. Bank's business and operations into ours will not be greater than expected;

  •
  unanticipated costs, charges and expenses will not result from the acquisition and integration;

  •
  litigation relating to the acquisition will not be filed;

  •
  we will be able to retain key personnel or labor issues will not arise; and

  •
  the acquisition and integration will not cause disruption to our business, operations and relationships with our customers, employees, suppliers and other important third parties.

        If we are unable to integrate Jos. A. Bank and manage the integration process successfully, or to achieve a substantial portion of the anticipated benefits of the acquisition within the time frame anticipated by management, it could have a material adverse effect on our business, financial condition or results of operations.

Any future acquisitions that we may undertake could be difficult to integrate, disrupt our business, dilute shareholder value and harm our operating results.

        In the event we complete one or more new acquisitions, we may be subject to a variety of risks, including risks associated with an ability to integrate acquired assets, systems or operations into our existing operations, diversion of management's attention from core operational matters, higher costs, or unexpected difficulties or problems with acquired assets or entities, outdated or incompatible technologies, labor difficulties or an inability to realize anticipated synergies and efficiencies, whether within anticipated time frames or at all. If one or more of these risks are realized, it could have an adverse impact on our financial condition and operating results.

Our business is seasonal.

        Our business is subject to seasonal fluctuations. For example, our tuxedo rental revenues are heavily concentrated in the second and third quarters while the fourth quarter is considered the seasonal low point. In addition, Jos. A. Bank has historically experienced increased customer traffic during the holiday season and its increased marketing efforts during the holiday season have historically resulted in sales and net earnings generated in the fourth quarter, which are significantly larger as compared to the other three quarters. Any factors negatively affecting us during these peak periods, including inclement weather or unfavorable economic conditions, could have a significant adverse effect on our revenues and operating results. With respect to our corporate apparel sales, seasonal fluctuations are not significant but customer decisions to rebrand, revise or delay their corporate wear programs can cause significant variations in quarterly results. Because of the seasonality of our sales, results for any quarter are not necessarily indicative of the results that may be achieved for the full year.

Comparable sales may continue to fluctuate on a regular basis.

        Our comparable sales have fluctuated significantly in the past on both an annual and quarterly basis and are expected to continue to fluctuate in the future. We believe that a variety of factors affect comparable sales results including, but not limited to, consumer confidence and the level of consumer discretionary spending, changes in economic conditions and consumer disposable income, spending patterns and debt levels, consumer credit availability, weather conditions, the timing of certain holiday seasons, the number and timing of new store openings, changes in the popularity of a retail center, the timing and level of promotional pricing or markdowns, store closings, relocations and remodels, changes in fashion trends and our merchandise mix or other competitive factors. Comparable sales fluctuations may impact our ability to leverage our fixed direct expenses, including store rent and store asset depreciation, which may adversely affect our financial condition or results of operations.

The loss of, or disruption in, our distribution centers could result in delays in the delivery of merchandise to our stores.

        All retail apparel merchandise for Men's Wearhouse stores is received into our Houston distribution center, where the inventory is then processed, sorted and either placed in back-stock or shipped to our stores. In the majority of our larger markets, we also have separate hub facilities or space within certain Men's Wearhouse stores used as redistribution facilities for their respective geographical areas. Our tuxedo rental product is also stored in our Houston distribution center and, to a lesser extent, in five additional distribution facilities located in the U.S. and one in Canada. Merchandise for Jos. A. Bank is received and distributed from our distribution centers in Hampstead and Eldersburg, Maryland, while most merchandise for Moores is distributed from our distribution center in Montreal, Quebec. The majority of merchandise for our K&G stores is direct shipped by vendors to the stores while the remainder is transported from our Houston distribution center. All corporate apparel merchandise is received into our distribution facilities located in Houston or California for our U.S. operations and Long Eaton for our UK operations.

        We depend in large part on the orderly operation of this receiving and distribution process, which depends, in turn, on adherence to shipping schedules, proper functioning of our IT and inventory control systems and overall effective management of the distribution centers. Events, such as disruptions in operations due to fire or other catastrophic events, software malfunctions, employee matters or shipping problems, may result in delays in the delivery of merchandise to our stores. For example, given our proximity to the Texas gulf coast, it is possible that a hurricane or tropical storm could damage the Houston distribution center, result in extended power outages or flood roadways into and around the distribution center, any of which would disrupt or delay deliveries to the distribution center and to our stores.

        Although we maintain business interruption and property insurance, we cannot assure you that our insurance will be sufficient, or that insurance proceeds will be paid timely to us, in the event any of our distribution centers are damaged or shut down for any reason, or if we incur higher costs and longer lead times in connection with a disruption at one or more of our distribution centers.

We may be negatively impacted by competition.

        Both the men's retail and the corporate apparel industries are highly competitive with numerous participants. We compete with traditional department stores, specialty men's clothing stores, online retailers, online tuxedo rental providers, off-price retailers, manufacturer-owned and independently-owned outlet stores and their e-commerce channels, independently owned tuxedo rental stores and other corporate apparel providers. In addition, some of our primary competitors sell their products in stores that are located in the same shopping malls or retail centers as our stores, which results in competition for favorable site locations and lease terms in these shopping malls and retail centers.

        We believe our overall product mix makes our business less vulnerable to changes in merchandise trends than many fashion-forward and specialty apparel retailers; however, our sales and profitability depend upon our continued ability to effectively manage a variety of competitive challenges, including:

  •
  anticipating and quickly responding to changing trends and consumer demands;

  •
  maintaining favorable brand recognition and effectively marketing our products to consumers in several diverse market segments;

  •
  developing innovative, high-quality new products and/or product and brand extensions in sizes, colors and styles that appeal to consumers of varying age groups and tastes;

  •
  competitively pricing our products and providing superior service and value to our customers;

  •
  countering the promotional or other pricing activities of our competitors; and

  •
  providing strong and effective marketing support.

        Increased competition or our failure to meet these competitive challenges could result in price reductions, increased marketing expenditures and loss of market share, any of which could have a material adverse effect on our business, financial condition and results of operations.

Our success significantly depends on our key personnel and our ability to attract and retain key personnel.

        Our success depends upon the personal efforts and abilities of our senior management team and other key personnel. Although we believe we have a strong management team with significant industry expertise, we face intense competition in hiring and retaining these personnel and the extended loss of the services of key personnel could have a material adverse effect on our business, financial condition and results of operations.

        Also, our continued success and the achievement of our expansion goals are dependent upon our ability to attract and retain additional qualified employees. If we are unable to retain and motivate our current personnel and attract talented new personnel, our business, financial condition and results of operations could be adversely affected.

Fluctuations in exchange rates may cause us to experience currency exchange losses.

        Moores, our Canadian subsidiary, conducts most of its business in Canadian dollars ("CAD") but purchases a significant portion of its merchandise in U.S. dollars. The exchange rate between CAD and U.S. dollars has fluctuated historically. Recently, the value of the CAD against the U.S. dollar has weakened. If this valuation does not improve, then the revenues and earnings of our Canadian operations will be reduced when they are translated to U.S. dollars. Also, the value of our Canadian net assets as expressed in U.S. dollars may decline. Moores utilizes foreign currency hedging contracts to limit exposure to changes in U.S. dollar/CAD exchange rates; however, these hedging activities may not adequately protect our Canadian operations from exchange rate risk.

        Dimensions and Alexandra, our UK-based operations, sell their products and conduct their business primarily in pounds Sterling ("GBP") but purchase most of their merchandise in U.S. dollars or Euro. The exchange rate between the GBP, Euro and U.S. dollar has fluctuated historically. A decline in the value of the GBP as compared to the Euro or U.S. dollar may adversely impact our UK operating results as the cost of merchandise purchases will increase, particularly in relation to longer term customer contracts that have little or no pricing adjustment provisions, and the revenues and earnings of our UK operations will be reduced when they are translated to U.S. dollars. Also, the value of our UK net assets as expressed in U.S. dollars may decline. Dimensions and Alexandra may, from time to time, utilize foreign currency hedging contracts as well as price renegotiations to limit exposure to some of this risk; however, these activities may not adequately protect our UK operations from exchange rate risk.

We are subject to import risks, including potential disruptions in supply, changes in duties, tariffs, quotas and export restrictions on imported merchandise, strikes and other events affecting delivery; and economic, political or other problems in countries from or through which merchandise is sourced or imported.

        Many of the products sold in our stores and our corporate apparel operations are sourced from various foreign countries. Political or financial instability, war, civil strife, terrorism, trade restrictions, tariffs, currency exchange rates, transport capacity limitations, labor disruptions, strikes and other work stoppages and other factors relating to international trade are beyond our control and could affect the availability and the price of our inventory.

        We require our vendors to operate in compliance with applicable laws and regulations and our internal policy requirements. Our business could be adversely affected if our vendors do not comply with applicable legal requirements, our vendor policies and practices generally acceptable in the United States regarding social and ethical matters and acceptable labor and sourcing practices (collectively, "Vendor Requirements").

        The violation of our Vendor Requirements by any of our vendors could disrupt our supply chain. In addition, any such violation could damage our reputation, which may result in decreased customer traffic to our stores, websites and call center. In the event of any violations, we may decide that it is necessary or desirable to seek alternative vendors, which could adversely affect our business, financial condition and results of operations.

Labor union disputes could impact our business.

        Approximately 650 of our employees at the factory located in New Bedford, Massachusetts that manufactures our Joseph Abboud clothing are members of Unite Here, a New England based labor union. Also, approximately 350 employees working in the Jos. A. Bank Hampstead, Maryland tailoring overflow shop and distribution centers are represented by the Mid-Atlantic Regional Joint Board, Local 806 and, approximately 130 Jos. A. Bank sales associates in New York City and four surrounding New York counties are represented by Local 340, New York New Jersey Regional Joint Board, Workers United. Should a labor dispute arise, we could experience shortages in product to sell in our stores or disruptions in services provided at our Jos. A. Bank stores.

Any significant interruption in fabric supply could cause interruptions at our U.S. tailored clothing factory.

        The principal raw material used by our U.S. tailored clothing factory is fabric. Most of the factory's supply arrangements are seasonal. The factory does not have any long-term agreements in place with its fabric suppliers; therefore, we cannot assure you that any of such suppliers will continue to do business with us in the future. If a particular mill were to experience a delay due to fire or natural disaster and become unable to meet the factory's supply needs, it could take a period of up to several months for us to arrange for and receive an alternate supply of such fabric. In addition, import and export delays caused, for example, by an extended strike at the port of entry, could prevent the factory from receiving fabric shipped by its suppliers. Therefore, there could be a negative effect on the ability of the factory to meet its production goals if there is an unexpected loss of a supplier of fabric or a long interruption in shipments from any fabric supplier.

Our business is global in scope and can be impacted by factors beyond our control.

        As a result of our international operations and our sourcing of merchandise and tuxedo rental product from vendors located outside of the United States, we face the possibility of greater losses from a number of risks inherent in doing business in international markets and from a number of factors which are beyond our control. Such factors that could harm our results of operations and financial condition include, among other things:

  •
  political instability, civil strife or insurrection, or acts of terrorism, which disrupt trade with the countries where we operate or in which our contractors, suppliers or customers are located;

  •
  recessions in foreign economies;

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  logistic and other challenges in managing our foreign operations;

  •
  imposition of new legislation or rules relating to imports that may limit the quantity of goods which may be imported into the United States from certain countries or regions;

  •
  obligations associated with being an importer of record, including monitoring and complying with all corresponding legal requirements;

  •
  imposition of duties, taxes and other charges on imports;

  •
  issues relating to compliance with domestic or international labor standards which may result in adverse publicity;

  •
  migration of our manufacturers, which can affect where our raw materials and/or products are or will be produced;

  •
  volatile global economic, market or political environments;

  •
  volatile shipping availability, fuel supplies and related costs;

  •
  the fluctuation in the value of the U.S. dollar relative to the local currencies used by our suppliers;

  •
  increased difficulty in protecting our intellectual property rights in foreign jurisdictions; and

  •
  restrictions on the transfer of funds between the U.S. and foreign jurisdictions.

Our business could be adversely affected by increased costs of the raw materials and other resources that are important to our business.

        The raw materials used to manufacture our products are subject to availability constraints and price volatility caused by high demand for fabrics, weather conditions, supply conditions, government regulations, economic climate and other unpredictable factors. In addition, our transportation and labor costs are subject to price volatility caused by the price of oil, supply of labor, governmental regulations, economic climate and other unpredictable factors. Increases in demand for, or the price of, raw materials, distribution services and labor, including federal and state minimum wage rates, could have a material adverse effect on our business, financial condition and results of operations.

        The increase in the costs of wool and other raw materials significant to the manufacturer of apparel and the costs of manufacturing could materially affect our results of operations to the extent they cannot be mitigated through price increases and relocation to lower cost sources of supply or other cost reductions. These increased costs could particularly impact our managed contract corporate wear business which tends to have more long term contractually committed customer sales arrangements with limited price flexibility.

Our success depends, in part, on our ability to meet the changing preferences of our customers and manage merchandise lead times.

        We believe that men's attire is characterized by infrequent and more predictable fashion changes; however, our success is dependent in part upon our ability to gauge the tastes of our customers and to provide merchandise that satisfies customer demand in a timely manner. As our business is seasonal, we must purchase and carry a significant amount of inventory prior to peak selling seasons.

        We issue purchase orders for the purchase and manufacture of merchandise well in advance of the applicable selling season. As a result, we are vulnerable to demand and pricing shifts. In addition, lead times for many of our purchases are lengthy, which may make it more difficult for us to respond quickly to new or changing merchandise trends or consumer acceptance of our products. As a result, there could be a material adverse effect on our business, financial condition and results of operations.

Our business is subject to numerous, varied and changing laws, rules and regulations, the interpretation of which can be uncertain and which may lead to litigation or administrative proceedings.

        Our business is subject to rules issued by the payment card industry (PCI), and laws, rules and regulations promulgated by international, national, state and local authorities, including laws, rules and regulations relating to privacy, use of consumer information, credit cards and advertising. In addition, we have over 26,000 employees located in the U.S., Puerto Rico and in multiple foreign countries and, as a result, we are subject to numerous and varying laws, rules and regulations related to employment. All of these laws, rules and regulations and the interpretation thereof are subject to change and often application thereof may be unclear. As a result, from time to time, we are subject to inquiries, investigations, and/or litigation, including class action lawsuits, and administrative actions related to compliance with these laws, rules and regulations. Additionally, we are involved in various routine legal proceedings, including ongoing litigation, incidental to the conduct of our business. Litigation or regulatory developments could adversely affect our business, financial condition and results of operations.

Jos. A. Bank's advertising, marketing and promotional activities have been the subject of review by state regulators.

        Jos. A. Bank is subject to a consent decree with the New York Office of the Attorney General regarding certain advertising practices relating to sales promotions in the state of New York. In addition, Jos. A. Bank has in the past been, and may from time to time in the future be, required to respond to inquiries from other State Attorney Generals related to its advertising practices. Although we endeavor to monitor and comply with all applicable laws and regulations to ensure that all advertising, marketing and promotional activities comply with all applicable legal requirements, many of the applicable legal requirements involve subjective judgments. It is possible that any resolution we may reach with any governmental authority may materially impact our current or future planned marketing program and could have an adverse impact on our business.

If we are unable to operate information systems and implement new technologies effectively, our business could be disrupted or our sales or profitability could be reduced.

        The efficient operation of our business is dependent on our information systems, including our ability to operate them effectively and successfully implement new technologies, systems, controls and adequate disaster recovery systems. We also maintain multiple internet websites in the U.S. and a number of other countries. In addition, we must protect the confidentiality of our and our customers' data. The failure of our information systems to perform as designed or our failure to implement and operate them effectively could disrupt our business or subject us to liability and thereby harm our profitability.

We could be subject to losses if we fail to address emerging security threats or detect and prevent privacy and security incidents.

        As part of our normal operations, we maintain and transmit confidential information about our customers as well as proprietary information relating to our business operations. Our systems or our third-party service providers' systems may be vulnerable to privacy and security incidents including attacks by unauthorized users, corruption by computer viruses or other malicious software code, emerging cybersecurity risks, inadvertent or intentional release of confidential or proprietary information, or other similar events. The occurrence of any security breach involving the misappropriation, loss or other unauthorized disclosure of information about us or our customers, whether by us or by one of our third-party service providers, could, among other things:

  •
  cause damage to our reputation;

  •
  allow competitors access to our proprietary business information;

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  subject us to liability for a failure to safeguard customer data;

  •
  subject us to financial and legal risks, including regulatory action or litigation;

  •
  impact our ability to process credit card transactions; and

  •
  require significant capital and operating expenditures to investigate and remediate the breach.

        In this respect, credit card companies are requiring businesses that accept their credit cards to implement pin and chip card recognition systems by October 2015. Failure to have this in place could result in our being responsible to the credit card companies for losses they incur from fraudulent use of credit card information improperly obtained from information captured by us. Because of anticipated shortages in the availability of the necessary pin and chip recognition equipment, we do not anticipate that we will have pin and chip recognition fully installed until the end of 2015. As a result, in the event of a data breach following the October 2015 deadline but before the certification and implementation of this system, we may face liabilities that could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to obtain insurance coverage in the future at current rates.

        Our current insurance program is consistent with both our past level of coverage and our risk management policies. While we believe we will be able to obtain liability insurance in the future, because of increased selectivity by insurance providers, we may only be able to obtain such insurance at increased rates and/or with reduced coverage levels, if at all, which could adversely impact our financial condition and results of operations. In addition, we self-insure against a number of risks. Although we believe that our self-insurance program is adequately prepared for such risks, we may face losses that could have an adverse impact on our financial condition and results of operations.

Compliance with changing regulations and standards for accounting, corporate governance, tax and employment laws could result in increased administrative expenses and could adversely impact our business, results of operations and reported financial results.

        Our policies, procedures and internal controls are designed to help us comply with all applicable laws, accounting and reporting requirements, regulations and tax requirements, including those imposed by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC and the New York Stock Exchange, as well as applicable employment laws and the health care reform legislation, such as the Affordable Care Act. Shareholder activism, the current political environment, financial reform legislation and the current high level of government intervention and regulatory reform has led, and may continue to lead, to substantial new regulations and compliance obligations. Any changes in regulations, the imposition of additional regulations or the enactment of any new legislation that affects employment and labor, trade, product safety, transportation and logistics, health care, tax, privacy, or environmental issues, among other things, may increase the complexity of the regulatory environment in which we operate and the related cost of compliance. Failure to comply with the various laws and regulations, as well as changes in laws and regulations, could have an adverse impact on our reputation, financial condition or results of operations.

Changes in accounting standards and estimates could materially impact our results of operations.

        Generally accepted accounting principles and the related authoritative guidance for many aspects of our business, including revenue recognition, inventories, goodwill and intangible assets, leases and income taxes, are complex, continually evolving and involve subjective judgments. Changes in these rules or changes in the underlying estimates, assumptions or judgments by our management could have a material adverse effect on our reported results of operations. For example, proposed authoritative guidance for lease accounting, once finalized and enacted, may have a material adverse effect on our results of operations and financial position.

We may recognize impairment on long-lived assets, goodwill and intangible assets.

        Periodically, we review our long-lived assets for impairment whenever economic events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. We also review our goodwill and intangible assets for indicators of impairment in accordance with applicable accounting rules. Goodwill and intangible assets have significantly increased in light of our Jos. A. Bank acquisition. Significant negative industry or general economic trends, disruptions to our business and unexpected significant changes or planned changes in our use of the assets may result in impairments to our goodwill, intangible assets and other long-lived assets. Any reduction in or impairment of the value of goodwill or intangible assets will result in a charge against earnings, which could have a material adverse impact on our reported results of operations and financial condition.

Our failure to protect our reputation could have a material adverse effect on our brands.

        Our ability to maintain our reputation is critical to our brands. Our reputation could be jeopardized if we fail to maintain high standards for merchandise quality and integrity and customer service. Any negative publicity about these types of concerns may reduce demand for our merchandise. Failure to comply with ethical, social, product, labor, health and safety or environmental standards could also jeopardize our reputation and potentially lead to various adverse consumer actions, including boycotts. Public perception about our company as a whole, our products or our stores, whether justified or not, could impair our reputation, involve us in litigation, damage our brand and have a material adverse effect on our business. Failure to comply with local laws and regulations, to maintain an effective system of internal controls and provide accurate and timely financial statement information, or to prevent security breaches could also hurt our reputation. Damage to our reputation or loss of consumer confidence for any of these or other reasons could have a material adverse effect on our results of operations and financial condition, as well as require additional time and resources to rebuild our reputation.

The actual and pro forma financial and other information relating to Jos. A. Bank in this prospectus does not purport to be indicative of what our or Jos. A. Bank's actual business, financial condition or results of operations would have been had the acquisition been completed on the dates indicated or will be in the future.

        The unaudited pro forma condensed combined financial information included in this prospectus contains adjustments that are based on preliminary estimates required to be presented in the Unaudited Pro Forma Condensed Combined Financial Information. The actual results reported in periods following the transaction may differ significantly from that reflected in the Unaudited Pro Forma Condensed Combined Financial Information for a number of reasons, including but not limited to: differences between the assumptions used to prepare these pro forma financial statements and actual amounts, cost savings from operating efficiencies, differences resulting from potential synergies, the impact of the incremental costs incurred in integrating the Jos. A. Bank business, or Men's Wearhouse's or Jos. A. Bank's results of operations, financial condition or other transactions or developments. Accordingly, the Unaudited Pro Forma Condensed Combined Financial Information should not be considered illustrative of our financial condition or results of operations following consummation of the acquisition and we caution you not to place undue reliance on the Unaudited Pro Forma Condensed Combined Financial Information. In particular, we have incurred substantial transaction and acquisition-related fees and costs with respect to the acquisition and related transactions, as well as significant integration costs, such as the elimination of duplicative operations and consolidation of administrative, financing, accounting and other back-office functions, sales and marketing operations, technical operations and support, and research and development activities. We may also incur additional costs to maintain employee morale and to retain key employees. See "Unaudited Pro Forma Condensed Combined Financial Information" for more information.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        On June 18, 2014, we privately placed $600.0 million aggregate principal amount of the original notes in a transaction exempt from registration under the Securities Act and the Guarantors jointly and severally guaranteed the original notes on an unsecured basis. Accordingly, the original notes may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an exemption from the Securities Act registration requirements is available.

        In connection with the private placement, we entered into a registration rights agreement, dated as of June 18, 2014, with the initial purchasers of the original notes. In the registration rights agreement, we agreed with the initial purchasers of the original notes, for the benefit of the holders of the original notes, to:

  •
  use our commercially reasonable efforts to file, at our expense, a registration statement with the U.S. Securities and Exchange Commission (the "SEC") relating to the exchange offer as soon as practicable after the issuance of the original notes;

  •
  use our commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act on or prior to July 13, 2015;

  •
  upon effectiveness of the exchange offer registration statement, commence the exchange offer; and

  •
  use our commercially reasonable efforts to cause the exchange offer to be consummated on the earliest practicable date after the exchange offer registration statement has become effective, but in no event later than July 13, 2015.

        In addition, we have agreed to keep the exchange offer open for at least 30 days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the original notes. The new notes are being offered under this prospectus to satisfy our obligations under the registration rights agreement.

Terms of the Exchange

        Upon the terms and subject to the conditions contained in this prospectus and in the letter of transmittal that accompanies this prospectus, we are offering to exchange (i) $1,000 in principal amount of new notes for each $1,000 in principal amount of outstanding original notes. The terms of the new notes are substantially identical to the terms of the original notes for which they may be exchanged in the exchange offer, except that:

          (1)   the new notes will be freely transferable, other than as described in this prospectus;

          (2)   the new notes will not contain any legend restricting their transfer;

          (3)   holders of the new notes will not be entitled to certain rights of the holders of the original notes under the registration rights agreement, which rights will terminate on completion of the exchange offer; and

          (4)   the new notes will not contain any provisions regarding the payment of Additional Interest.

The new notes will evidence the same debt as the original notes and will be entitled to the benefits of the same indenture. See "Description of Notes."

        The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered for exchange.

        Based on interpretations by the SEC's staff in no-action letters issued to other parties, we believe that holders of new notes issued in the exchange offer may transfer the new notes without complying with the registration and prospectus delivery requirements of the Securities Act if the holders:

          (1)   acquired the new notes in the ordinary course of the holders' business;

          (2)   are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes;

          (3)   are not affiliates of the Company within the meaning of Rule 405 under the Securities Act;

          (4)   are not broker-dealers who acquired original notes directly from the Company; and

          (5)   are not broker-dealers who acquired original notes as a result of market-making or other trading activities. See "Plan of Distribution."

        Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

        The letter of transmittal that accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for original notes where those new notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the date of this prospectus and ending on the close of business on the day that is 90 days following the date of this prospectus, they will make this prospectus available to any broker-dealer for use in connection with any resale of this kind.

        Tendering holders of original notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the applicable letter of transmittal, transfer taxes relating to the exchange of original notes for new notes in the exchange offer.

Shelf Registration Statement

        If:

          (1)   we are not required to file an exchange offer registration statement or to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy,

          (2)   for any reason the exchange offer is not consummated by July 13, 2015, or,

          (3)   with respect to the holders of the original notes (A) such holder is prohibited by applicable law or SEC policy from participating in the exchange offer, (B) such holder may not resell the new notes acquired in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales by such holder or (C) such holder is a broker-dealer and holds original notes acquired directly from Men's Wearhouse,

        Then, upon such holder of original note's request, Men's Wearhouse and the Guarantors will:

          (1)   use their commercially reasonable efforts to file a shelf registration statement on or prior to the earliest to occur of (i) the 45th day after the date on which we determine that we are not required to file the exchange offer registration statement, (ii) the 45th day after the date on which we receive notice from a holder of original notes as contemplated by clause (3) above or

  (iii) July 13, 2015, the earliest of clauses (i), (ii) and (iii) being referred to as the "Shelf Filing Deadline", and

          (2)   use their commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC on or before the 45th day after the Shelf Filing Deadline.

        We will use commercially reasonable efforts to keep such shelf registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of original notes by the holders entitled to the benefits of this section and to ensure that it conforms with the requirements the registration rights agreement, the Securities Act and SEC policy until the earlier of (i) the second anniversary of the effective date of such shelf registration statement or (ii) the date all of the original notes covered by such shelf registration statement have been sold pursuant to such shelf registration statement.

        For purposes of determining whether we are obligated to file a shelf registration statement, the requirement that a participating broker-dealer deliver this prospectus in connection with sales of new notes will not result in those new notes being deemed not freely tradable.

Additional Interest

        Additional interest will accrue on the principal amount of the original notes, in addition to the stated interest on the original notes, from and including the date on which a registration default occurs to but excluding the date on which all registration defaults have been cured (such additional interest being referred to as "Additional Interest").

        With respect to the original notes, the occurrence of any of the following is a registration default:

          (1)   any shelf registration statement required by the registration rights agreement has not been filed with the SEC on or prior to the Shelf Filing Deadline;

          (2)   any shelf registration statement has not been declared effective by the SEC on or prior to the 45th day after the Shelf Filing Deadline;

          (3)   the exchange offer has not been consummated by July 13, 2015; or

          (4)   an exchange offer registration statement or shelf registration statement has been filed and declared effective but has thereafter ceased to be effective or failed to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such registration statement that cures such failure and that is itself immediately declared effective.

        Additional Interest will accrue at a rate of 0.25% per annum on the principal amount of the notes during the 90-day period after the occurrence of the registration default and will increase by 0.25% per annum at the end of each subsequent 90-day period. In no event will the rate exceed 1.00% per annum on the principal amount. If the exchange offer is completed on the terms and within the period contemplated by this prospectus, no Additional Interest will be payable.

        The summary of the provisions of the registration rights agreement contained in this prospectus does not purport to be complete. This summary is subject to and is qualified in its entirety by reference to all the provisions of the registration agreement, a copy of which is an exhibit to the registration statement of which this prospectus is a part.

Expiration Date; Extensions; Termination; Amendments

        The expiration date of the exchange offer is 5:00 p.m., New York City time, on                        , 2015, unless extended by us in our sole discretion, in which case, the expiration date will be the latest time and date to which the exchange offer is extended. We reserve the right, in our sole discretion, to extend the exchange offer at any time and from time to time before the expiration date by giving written notice to The Bank of New York Mellon Trust Company, N.A., the exchange agent, and by timely public announcement. Unless otherwise required by applicable law or regulation, the public announcement will be made by a release to the PR Newswire or other national newswire service. During any extension of the exchange offer, all original notes previously tendered in the exchange offer will remain subject to the exchange offer.

        We expressly reserve the right to:

          (1)   delay accepting any unregistered notes, to extend or terminate the exchange offer and not accept for exchange any original notes for any reason, including if any of the events described below under "—Conditions to the Exchange Offer" will have occurred and will not have been waived; and

          (2)   amend the terms of the exchange offer in any manner.

        If any termination or amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the original notes as promptly as practicable. Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the new notes for the original notes on the exchange date.

        If:

          (1)   we waive any material condition to the exchange offer or amend the exchange offer in any other material respect; and

          (2)   at the time that notice of this waiver or amendment is first published, sent or given to holders of original notes in the manner specified above, the exchange offer is scheduled to expire at any time earlier than the fifth business day from, and including, the date that the notice is first so published, sent or given, then the exchange offer will be extended until that fifth business day.

        We will mail this prospectus and the letter of transmittal and other relevant materials to record holders of original notes. In addition, these materials will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of original notes.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer or any extension of the exchange offer, we will not be required to issue new notes for any properly tendered original notes not previously accepted. We may terminate the exchange offer by written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the PR Newswire or other national newswire service or, at its option, modify or otherwise amend the exchange offer, if:

          (1)   any action or proceeding is threatened, instituted or pending before, or any injunction, order or decree is issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

            (A)  seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer,

            (B)  assessing or seeking any damages as a result of the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or

            (C)  resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the original notes in the exchange offer;

          (2)   any statute, rule, regulation, order or injunction is sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action is taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might result in any of the consequences referred to in clauses (1)(A) or (B) above or, in our sole judgment, might result in the holders of new notes having obligations relating to resales and transfers of new notes which are greater than those described in the interpretations of the SEC referred to in "—Terms of the Exchange" above, or would otherwise make it inadvisable to proceed with the exchange offer; or

          (3)   a material adverse change has occurred in our business, condition (financial or otherwise), operations, or prospects.

        The conditions described above are for our sole benefit. We may assert these conditions regarding all or any portion of the exchange offer regardless of the circumstances, including any action or inaction on our part, giving rise to the condition. We may waive these conditions in whole or in part at any time or from time to time in our sole discretion. Our failure at any time to exercise any of the rights described above will not be deemed a waiver of any of those rights, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, we have reserved the right, despite the satisfaction of each of the conditions described above, to terminate or amend the exchange offer.

        Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

        In addition, we will not accept for exchange any original notes tendered and no new notes will be issued in exchange for any original notes, if at that time any stop order is threatened or in effect relating to:

          (1)   the registration statement of which this prospectus constitutes a part; or

          (2)   the qualification of the indenture under the Trust Indenture Act.

How to Tender

        The tender to us of original notes according to one of the procedures described below will constitute an agreement between that holder of original notes and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        General Procedures.    A holder of an original note may tender them (i) by properly completing and signing the letter of transmittal or a facsimile of the letter of transmittal and delivering them, together with the certificate or certificates representing the original notes being tendered and any required signature guarantees to the exchange agent at the address set forth below under "—Exchange Agent" on or before the expiration date or (ii) by delivery of a timely confirmation of a book-entry transfer of the original notes being tendered to the exchange agent's account at the book-entry transfer facility, along with the letter of transmittal or an Agent's Message, according to the procedure described below, to the exchange agent at the address set forth below under "—Exchange Agent" on or before the expiration date. All references in this prospectus to the letter of transmittal include a facsimile of the letter of transmittal.

        If tendered original notes are registered in the name of the signer of the applicable letter of transmittal and the new notes to be issued in exchange for accepted original notes are to be issued, and any untendered original notes are to be reissued, in the name of the registered holder, the signature of the signer need not be guaranteed. In any other case, the tendered original notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us. They must also be duly executed by the registered holder. In addition, the signature on the endorsement or instrument of transfer must be guaranteed by an eligible guarantor institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the new notes and/or original notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the original notes, an eligible guarantor institution must guarantee the signature on the applicable letter of transmittal.

        Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender original notes should contact the holder promptly and instruct it to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender the original notes itself, the beneficial owner must either make appropriate arrangements to register ownership of the original notes in its name or follow the procedures described in the immediately preceding paragraph. The beneficial owner must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering the original notes. The transfer of record ownership may take considerable time.

        Book-Entry Transfer.    The exchange agent will make a request to establish an account for the original notes at each book-entry transfer facility for purposes of the exchange offer within two business days after receipt of this prospectus unless the exchange agent already has established an account with the book-entry transfer facility suitable for the exchange offer. Subject to the establishment of the account, any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of original notes by causing a book-entry transfer facility to transfer the original notes into one of the exchange agent's accounts at the book-entry transfer facility in accordance with the facility's procedures. A delivery of original notes through a book-entry transfer into the exchange agent's account at the book-entry transfer facility will be effective only if an Agent's Message or the letter of transmittal, with any required signature guarantees and any other required documents, is transmitted to and received by the exchange agent at the address indicated below under "—Exchange Agent" on or before the expiration date.

        The term "Agent's Message" means a message, transmitted by a book-entry transfer facility to and received by the exchange agent and forming part of a book-entry transfer, referred to as a "book-entry confirmation," which states that the book-entry transfer facility has received an express acknowledgment from the tendering holder, which acknowledgment states that such holder has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such holder.

        The method of delivery of original notes and all other documents is at the election and risk of the holder. If sent by mail, it is recommended that the holder use registered mail, return receipt requested, obtain proper insurance, and make the mailing sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

        Unless (i) original notes being tendered by the above-described method, accompanied or preceded by a properly completed and duly signed letter of transmittal and any other required documents, are deposited with the exchange agent within the time period described above or (ii) a timely confirmation of a book-entry transfer is deposited with the exchange agent within the time period described above, accompanied or preceded by an Agent's Message or a properly completed letter of transmittal and any other required documents, we may reject the tender.

        A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed letter of transmittal accompanied by the original notes or a timely confirmation of a book-entry transfer is received by the exchange agent. Delivery of documents to the book-entry transfer facility in accordance with its procedures does not constitute delivery to the exchange agent.

        We will determine all questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of original notes. Our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. Neither Men's Wearhouse, the exchange agent, the trustee or any other person will incur any liability for failure to give notification of any defects or irregularities in tenders. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, will be final and binding.

Terms and Conditions of the Letter of Transmittal

        The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

        The party tendering original notes for exchange, or the transferor, exchanges, assigns and transfers the original notes to Men's Wearhouse and irrevocably constitutes and appoints our exchange agent as its agent and attorney-in-fact to cause the original notes to be assigned, transferred and exchanged. The transferor represents and warrants that:

          (1)   it has full power and authority to tender, exchange, assign and transfer the original notes and to acquire new notes issuable upon the exchange of the tendered original notes; and

          (2)   when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered original notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

        The transferor also warrants that it will, upon request, execute and deliver any additional documents we deem necessary or desirable to complete the exchange, assignment and transfer of tendered original notes. The transferor further agrees that our acceptance of any tendered original notes and the issuance of new notes in exchange will constitute performance in full of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under the applicable registration rights agreement, except in certain limited circumstances. All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor will be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the transferor.

        By tendering original notes, the transferor certifies that:

          (1)   it is not an affiliate of Men's Wearhouse within the meaning of Rule 405 under the Securities Act, that it is not a broker-dealer that owns original notes acquired directly from Men's Wearhouse or an affiliate of Men's Wearhouse, that it is acquiring the new notes offered hereby in the ordinary course of its business and that it has no arrangement with any person to participate in the distribution of the new notes; or

          (2)   it is an affiliate, as so defined, of Men's Wearhouse or of the initial purchasers, and that it will comply with applicable registration and prospectus delivery requirements of the Securities Act.

        Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

Withdrawal Rights

        Original notes tendered in the exchange offer may be withdrawn at any time before the expiration date.

        For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the exchange agent at the address set forth below under "—Exchange Agent." Any notice of withdrawal must:

          (1)   specify the person named in the applicable letter of transmittal as having tendered original notes to be withdrawn;

          (2)   specify the certificate numbers of original notes to be withdrawn (unless held via book-entry, in which case see below);

          (3)   specify the principal amount of original notes to be withdrawn, which must be an authorized denomination;

          (4)   state that the holder is withdrawing its election to have those original notes exchanged;

          (5)   state the name of the registered holder of those original notes; and

          (6)   be signed by the holder in the same manner as the original signature on the applicable letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the original notes being withdrawn.

        If certificates for original notes have been delivered or otherwise identified to the exchange agent, then prior to the release of those certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless that holder is an eligible institution.

        If original notes have been tendered pursuant to the procedure for book-entry transfer described above, the executed notice of withdrawal, guaranteed by an eligible institution, unless that holder is an eligible institution, must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original notes and otherwise comply with the procedures of that facility. All questions as to the validity, form and eligibility, including time of receipt, of those notices will be determined by us, and our determination will be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any original notes which have been tendered for exchange but which are not exchanged for any reason will be either

          (1)   returned to the holder without cost to that holder; or

          (2)   in the case of original notes tendered by book-entry transfer into the exchange agent's applicable account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, those original notes will be credited to an account maintained with the book-entry transfer facility for the original notes, in either case as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described under "—How to Tender" above at any time on or prior to the expiration date.

Acceptance of Original Notes for Exchange; Delivery of New Notes

        Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of original notes validly tendered and not withdrawn and the issuance of the new notes will be made on the exchange date. For the purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered original notes when, as and if we have given written notice of acceptance to the exchange agent.

        The exchange agent will act as agent for the tendering holders of original notes for the purposes of receiving new notes from Men's Wearhouse and causing the original notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of new notes to be issued in exchange for accepted original notes will be made by the exchange agent promptly after acceptance of the tendered original notes. Original notes not accepted for exchange will be returned without expense to the tendering holders. Or, in the case of original notes tendered by book-entry transfer, the non-exchanged original notes will be credited to an account maintained with the book-entry transfer facility promptly following the expiration date. If we terminate the exchange offer before the expiration date, these non-exchanged original notes will be credited to the exchange agent's applicable account promptly after the exchange offer is terminated.

Exchange Agent

        The Bank of New York Mellon Trust Company, N.A. has been appointed as the exchange agent for the exchange offer. Letters of transmittal must be addressed to the exchange agent at the address set forth below.

Deliver to:
The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

By Registered or Certified Mail:
The Bank of New York Mellon Trust Company, N.A., as Exchange Agent
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations—Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attn: Dacia D. Brown-Jones
Facsimile: 732-667-9408

        Delivery to an address other than as set forth in this prospectus, or transmissions of instructions via a facsimile number other than the one set forth herein, will not constitute a valid delivery.

Solicitation of Tenders; Expenses

        We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection with its services. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us and are estimated at approximately $275,000.

Appraisal Rights

        Holders of original notes will not have dissenters' rights or appraisal rights in connection with the exchange offer.

Transfer Taxes

        Holders who tender their original notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange, except that holders who instruct us to register new notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Other

        Participation in the exchange offer is voluntary, and holders should carefully consider whether to accept the terms and conditions of this offer. Holders of the original notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

        As a result of the making of this exchange offer, and upon acceptance for exchange of all validly tendered original notes according to the terms of this exchange offer, we will have fulfilled a covenant contained in the terms of the original notes and the registration rights agreement. Holders of the original notes who do not tender their certificates in the exchange offer will continue to hold those certificates and will be entitled to all the rights, and limitations applicable to the original notes under the indenture, except for any rights under the registration agreement which by their terms terminate or cease to have further effect as a result of the making of this exchange offer. See "Description of Notes."

        All untendered original notes will continue to be subject to the restrictions on transfer set forth in the indenture. In general, the original notes may not be reoffered, resold or otherwise transferred in the U.S. unless registered under the Securities Act or unless an exemption from the Securities Act registration requirements is available. Except under certain limited circumstances, we do not intend to register the original notes under the Securities Act.

        In addition, any holder of original notes who tenders in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities. If so, that holder will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent that original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes could be adversely affected.

        We may in the future seek to acquire untendered original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any original notes that are not tendered in the exchange offer.

Accounting Treatment

        The new notes will be recorded at the same carrying value as the original notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

USE OF PROCEEDS

        Neither the Company nor the Guarantors will receive any proceeds from the issuance of the new notes pursuant to the exchange offer.

CAPITALIZATION

        The following table shows our cash and cash equivalents and capitalization as it existed at January 31, 2015, as adjusted to reflect the consummation of the exchange offer contemplated hereby and assuming all of the original notes are exchanged for new notes.

        You should read this table together with the sections entitled "Use of Proceeds," "Selected Financial Data of Men's Wearhouse" and "Unaudited Pro Forma Condensed Combined Financial Information" included in this prospectus and with our Annual Report on Form 10-K for the fiscal year ended January 31, 2015 incorporated by reference herein.

January 31, 2015
(as adjusted, dollars in thousands)
Cash and cash equivalents	$62,261
Restricted cash and securities (includes noncurrent)	—

Total cash and cash equivalents	$62,261

Debt
ABL Facility(1)	—
Term Loan Facility(2)	1,087,232
New notes(3)	600,000

Total debt	1,687,232
Shareholders' equity	969,789

Total capitalization	$2,657,021

(1)
Our asset-based revolving facility provides for up to $500.0 million of revolving borrowings with a sublimit for letters of credit and borrowings by certain of our non-guarantor subsidiaries. Except for letters of credit totaling approximately $18.5 million issued and outstanding, no amounts were drawn on the ABL Facility as of January 31, 2015. See "Description of Other Indebtedness—ABL Facility."

(2)
Our senior secured term loan facility provides us with $1.1 billion aggregate principal amount of senior secured term B loans. As of January 31, 2015, there was approximately $1,087.2 million issued and outstanding under the Term Loan Facility. See "Description of Other Indebtedness—Term Loan Facility."

(3)
Represents the aggregate principal amount of the new notes, as adjusted to reflect the consummation of the exchange offer contemplated hereby and assuming all of the original notes are exchanged for new notes.

 SELECTED FINANCIAL DATA OF MEN'S WEARHOUSE

        The following selected statement of (loss) earnings, balance sheet and cash flow information for the fiscal years indicated has been derived from our audited consolidated financial statements. The Selected Financial Data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto, each incorporated by reference herein. References herein to years are to the Company's 52-week or 53-week fiscal year, which ends on the Saturday nearest January 31 in the following calendar year. For example, references to "2014" mean the fiscal year ended January 31, 2015. All fiscal years for which financial information is included herein had 52 weeks with the exception of the fiscal year ended February 2, 2013 which had 53 weeks.

        As a result of the acquisitions of Jos. A. Bank on June 18, 2014, JA Holding on August 6, 2013 and Dimensions and Alexandra on August 6, 2010, the statements of (loss) earnings data and cash flow information below for the years ended January 31, 2015, February 1, 2014 and January 29, 2011, include the results of operations and cash flows, since each respective acquisition date. In addition, the balance sheet information below as of January 31, 2015, February 1, 2014 and January 29, 2011 includes the fair values of the assets acquired and liabilities assumed as of the acquisition date for Jos. A. Bank, JA Holding and Dimensions and Alexandra, respectively.

	2014	2013	2012	2011	2010
	(Dollars and shares in thousands, except per share and per square foot data)
Statement of (Loss) Earnings Data:
Total net sales	$3,252,548	$2,473,233	$2,488,278	$2,382,684	$2,102,664
Total gross margin	1,358,614	1,089,010	1,108,148	1,048,927	898,433
Operating income	73,210	129,628	198,568	185,432	101,671
Net (loss) earnings attributable to common shareholders	(387)	83,791	131,716	120,601	67,697
Per Common Share Data:
Diluted net (loss) earnings per common share attributable to common shareholders	$(0.01)	$1.70	$2.55	$2.30	$1.27
Cash dividends declared	$0.72	$0.72	$0.72	$0.54	$0.39
Weighted-average common shares outstanding—diluted	47,899	49,162	51,026	51,692	52,853
Operating Information:
Percentage increase/(decrease) in comparable sales(1):
Men's Wearhouse	3.9%	0.7%	4.8%	9.1%	4.7%
Moores	8.6%	(4.1)%	1.5%	4.5%	2.2%
K&G	3.7%	(5.5)%	(4.3)%	3.6%	(1.5)%
Average net sales per square foot(2):
Men's Wearhouse	$382	$386	$389	$376	$344
Moores	$377	$345	$361	$358	$343
K&G	$152	$145	$153	$157	$149
Average square footage(3):
Men's Wearhouse	5,667	5,710	5,721	5,705	5,673
Men's Wearhouse and Tux	1,387	1,387	1,372	1,384	1,381
Jos. A. Bank	4,595	—	—	—	—
Moores	6,025	6,358	6,362	6,339	6,306
K&G	23,784	23,710	23,704	23,750	23,472

	2014	2013	2012	2011	2010
	(Dollars in thousands)
Number of retail stores:
Open at beginning of the period	1,124	1,143	1,166	1,192	1,259
Acquired from Jos. A. Bank(4)	624	—	—	—	—
Opened	60	25	37	25	10
Closed	(50)	(44)	(60)	(51)	(77)

Open at end of the period	1,758	1,124	1,143	1,166	1,192

Men's Wearhouse	698	661	638	607	585
Men's Wearhouse and Tux	210	248	288	343	388
Jos. A. Bank(4)	636	—	—	—	—
Moores	123	121	120	117	117
K&G	91	94	97	99	102

Total	1,758	1,124	1,143	1,166	1,192

Cash Flow Information:
Capital expenditures	$96,420	$108,200	$121,433	$91,820	$58,868
Depreciation and amortization	112,659	88,749	84,979	75,968	75,998
Repurchases of common stock	251	152,129	41,296	63,988	144

	January 31, 2015	February 1, 2014	February 2, 2013	January 28, 2012	January 29, 2011
Balance Sheet Information:
Cash and cash equivalents	$62,261	$59,252	$156,063	$125,306	$136,371
Inventories	938,336	599,486	556,531	572,502	486,499
Working capital	758,026	479,808	560,970	544,108	497,352
Total assets	3,546,758	1,555,230	1,496,347	1,405,952	1,320,318
Long-term debt, including current portion	1,687,232	97,500	—	—	—
Total equity	969,789	1,023,149	1,109,235	1,031,819	983,853

(1)
Comparable sales data is calculated by excluding the net sales of a store for any month of one period if the store was not owned or open throughout the same month of the prior period and, beginning in 2013, include e-commerce net sales. The inclusion of e-commerce net sales did not have a significant effect on comparable sales. Comparable sales percentages for Moores are calculated using Canadian dollars.

(2)
Average net sales per square foot is calculated by dividing total square footage for all stores owned or open the entire year into net sales for those stores. The calculation for Men's Wearhouse includes Men's Wearhouse and Tux stores. The calculation for Moores is based upon the Canadian dollar. For fiscal 2012, the calculation excludes total sales for the 53rd week.

(3)
Average square footage is calculated by dividing the total square footage for all stores open at the end of the period by the number of stores open at the end of such period.

(4)
Excludes 15 franchise stores.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        On June 18, 2014, The Men's Wearhouse, Inc. (the "Company" or "Men's Wearhouse") completed its acquisition of Jos. A. Bank Clothiers, Inc. ("Jos. A. Bank" or "JOSB") (the "Acquisition"). In addition, the Company entered into a $1.1 billion aggregate principal amount senior secured term loan credit agreement (the "Term Loan") and a $500.0 million asset-based revolving credit agreement (the "ABL Facility"). In addition, the Company issued $600.0 million aggregate principal amount of the original notes (such financing arrangements, collectively with the Acquisition, are referred to as the "Transactions").

        The following Unaudited Pro Forma Condensed Combined Statement of Earnings for the fiscal year ended January 31, 2015 and the notes thereto of the Company ("Unaudited Pro Forma Condensed Combined Financial Information") have been derived by the application of pro forma adjustments related to the Transactions, and the other assumptions and adjustments described in the accompanying notes to the historical financial statements of the Company and Jos. A. Bank. The Unaudited Pro Forma Condensed Combined Statement of Earnings for the fiscal year ended January 31, 2015 is presented as if the Transactions occurred on February 2, 2014.

        The following Unaudited Pro Forma Condensed Combined Financial Information was prepared using the acquisition method of accounting for business combinations. Unaudited pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information, which are referred to in this section as the notes. Certain reclassifications have been made relative to Jos. A. Bank's historical financial statements in order to present them on a basis consistent with those of Men's Wearhouse.

        The Unaudited Pro Forma Condensed Combined Financial Information has been compiled in a manner consistent with the accounting policies adopted by Men's Wearhouse. These accounting policies are similar in most material respects to those of Jos. A. Bank.

        The historical financial information has been adjusted in the Unaudited Pro Forma Condensed Combined Statement of Earnings to give effect to events that are directly attributable, factually supportable, and expected to have a continuing impact on the consolidated results. The Unaudited Pro Forma Condensed Combined Financial Information is not intended to represent or be indicative of the consolidated earnings of Men's Wearhouse that would have been reported had the Transactions been completed as of the date presented, and should not be taken as representative of the future consolidated earnings of Men's Wearhouse. The pro forma information presented is based on preliminary estimates of the fair values of assets acquired and liabilities assumed, available information as of the date of this filing and management assumptions, and may be revised as additional information becomes available and may differ materially from the pro forma amounts presented herein. The Unaudited Pro Forma Condensed Combined Financial Information is provided for informational purposes only. The Unaudited Pro Forma Condensed Combined Financial Information does not reflect any operating efficiencies and cost savings that we may achieve with respect to combining the companies. Synergies have been excluded from consideration because they do not meet the criteria for unaudited pro forma adjustments.

        The Unaudited Pro Forma Condensed Combined Financial Information has been derived from, and should be read in conjunction with, each of the Company's and Jos. A. Bank's historical financial statements, including the notes thereto.

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
For the Year Ended January 31, 2015
(In thousands, except per share amounts)

	Company Historical	Jos. A. Bank Historical	Presentation Reclassifications(1)	Pro Forma Adjustments(2)	Note References(2)	Combined Company Pro Forma
Net sales	$3,252,548	$344,272	$—	$—		$3,596,820
Cost of sales	1,893,934	136,742	62,519	5,152	(A)	2,098,347

Gross margin	1,358,614	207,530	(62,519)	(5,152)		1,498,473
Selling, general and administrative expenses	1,285,404	—	234,531	(171,278)	(B)	1,348,657
Sales and marketing including occupancy costs	—	151,658	(151,658)	—		—
General and administrative	—	70,002	(70,002)	—		—
Strategic activity costs	—	75,390	(75,390)	—		—

Operating income (loss)	73,210	(89,520)	—	166,126		149,816
Interest income	356	73	—	(229)	(C)	200
Interest expense	(66,032)	(16)	—	(36,762)	(D)	(102,810)
Loss on extinguishment of debt	(2,158)	—	—	2,158		—

Earnings (loss) before income taxes	5,376	(89,463)	—	131,293		47,206
Provision (benefit) for income taxes	5,471	(39,176)	—	50,940	(E)	17,235

Net (loss) earnings including non-controlling interest	(95)	(50,287)	—	80,353		29,971
Net earnings attributable to non-controlling interest	(292)	—	—	—		(292)

Net (loss) earnings attributable to common shareholders	$(387)	$(50,287)	$—	$80,353		$29,679

Net (loss) earnings per common share attributable to common shareholders:
Basic	$(0.01)					$0.62

Diluted	$(0.01)					$0.61

Weighted-average common shares outstanding:
Basic	47,899				(F)	47,899

Diluted	47,899				(F)	48,173

(1)
See Note 1 to the Unaudited Pro Forma Condensed Combined Financial Information for a description of the reclassifications included in this column.

(2)
See Note 3 to the Unaudited Pro Forma Condensed Combined Financial Information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(in thousands)

Note 1—Basis of Presentation

        The Unaudited Pro Forma Condensed Combined Statement of Earnings for the fiscal year ended January 31, 2015 of the Company was derived by the application of pro forma adjustments related to the Transactions, and the other assumptions and adjustments described in the accompanying notes to the historical financial statements of the Company and Jos. A. Bank. The Unaudited Pro Forma Condensed Combined Statement of Earnings for the fiscal year ended January 31, 2015 is presented as if the Transactions occurred on February 2, 2014.

        The column labeled "Company Historical" consists of Men's Wearhouse's operating results for the fiscal year ended January 31, 2015 including results from the Jos. A. Bank acquisition since the acquisition date on June 18, 2014. The column labeled "Jos. A. Bank Historical" consists of Jos. A. Bank's operating results beginning on February 2, 2014 and ending on June 17, 2014, the date prior to its acquisition by Men's Wearhouse.

        The Unaudited Pro Forma Condensed Combined Financial Information was prepared using the acquisition method of accounting for business combinations. Unaudited pro forma adjustments, and the assumptions on which they are based, are described in Note 3 below.

        The Unaudited Pro Forma Condensed Combined Financial Information has been compiled in a manner consistent with the accounting policies adopted by Men's Wearhouse. These accounting policies are similar in most material respects to those of Jos. A. Bank, except for the valuation of inventory. Historically, Jos. A. Bank recorded inventory at the lower of cost of market with cost determined using the first-in, first-out ("FIFO") method. Conversely, Men's Wearhouse recorded inventory with cost determined based on the average cost method. For purposes of the Unaudited Pro Forma Condensed Combined Financial Information, inventory is recorded in accordance with Men's Wearhouse's accounting policies.

        As disclosed in Men's Wearhouse's historical audited financial statements, Men Wearhouse's gross margin may not be comparable to other specialty retailers, as some companies exclude costs related to their distribution network from cost of goods sold while others, like Men's Wearhouse, include all or a portion of such costs in costs of goods sold. As such, for income statement purposes, certain buying, distribution and occupancy costs for Jos. A. Bank were reclassified from Jos. A. Bank's sales and marketing and general and administrative line items to cost of sales to conform to Men's Wearhouse's calculation of gross margin. In addition, sales and marketing, general and administrative, and strategic activity cost expense line items included in the Jos. A. Bank historical presentation were combined with Men's Wearhouse's selling and general administrative expenses ("SG&A") line item for presentation purposes.

Note 2—Preliminary Purchase Price Allocation

        The following table summarizes the preliminary estimates of the fair values of the identifiable assets acquired and liabilities assumed in the Jos. A. Bank acquisition as of June 18, 2014 (amounts in thousands):

Current assets	$731,320
Property, plant and equipment, net	168,781
Intangible and other assets	622,200
Current liabilities	(160,984)
Other non-current liabilities	(305,199)
Goodwill	764,190

Total purchase price	$1,820,308

        As a result of the purchase price allocation for the Jos. A. Bank acquisition, preliminary purchase accounting adjustments of $34.4 million and $18.6 million were recorded for the step up of inventory and property, plant and equipment to their respective fair values. In addition, four separately identifiable intangible assets were recorded. First, we identified the Jos. A. Bank tradename as an indefinite-lived intangible asset with a fair value of $539.1 million. The Jos. A. Bank tradename is not subject to amortization but will be evaluated at least annually for impairment. Second, we identified a customer relationship intangible asset with a fair value of $54.0 million which we are amortizing on a straight line basis over a useful life of seven years. Third, we recognized an intangible asset of $24.4 million for favorable Jos. A. Bank leases (as compared to prevailing market rates) which will be amortized over the remaining lease terms, including assumed renewals, resulting in a weighted-average amortization period of 11.5 years. Lastly, we recognized an intangible asset related to the Jos. A. Bank franchise store agreements of $4.7 million which we expect to amortize over 25 years.

Note 3—Unaudited Pro Forma Adjustments

        (A)  Cost of sales

        As a result of the conforming of accounting policies related to inventory valuation, the FIFO impact of Jos. A. Bank's inventory valuation has been eliminated, which is shown as an adjustment to cost of sales to conform to the Men's Wearhouse presentation. This pro forma adjustment to the Unaudited Pro Forma Condensed Combined Statement of Earnings is shown below:

Increase in Jos. A. Bank cost of sales	$94

        As a result of the elimination of Jos. A. Bank's deferred rent liabilities during the purchase price allocation process, the amortization of deferred rent liabilities as a reduction of rent expense in Jos. A. Bank's historical results has been eliminated resulting in an increase in Jos. A. Bank occupancy costs, which is shown as an adjustment to cost of sales to conform to the Men's Wearhouse presentation. This pro forma adjustment to the Unaudited Pro Forma Condensed Combined Statement of Earnings is shown below:

Increase in Jos. A. Bank occupancy costs	$1,862

        As discussed in Note 2, Jos. A. Bank's inventory was increased to reflect an adjustment to fair value and to conform to Men's Wearhouse's inventory methodology. Within Men's Wearhouse's historical results, this adjustment to fair value was recognized as the acquired inventory was sold.

Assuming the transaction occurred on February 2, 2014, the following pro forma adjustment to the Unaudited Pro Forma Condensed Combined Statement of Earnings is shown below:

Increase in cost of sales related to fair value adjustment of Jos. A. Bank's inventory	$410

        As discussed in Note 2, Jos. A. Bank's property, plant and equipment was increased to reflect an adjustment to fair value. This adjustment will result in additional depreciation and amortization expense. Within Men's Wearhouse's historical results, a portion of this additional depreciation was recognized. Assuming the transaction occurred on February 2, 2014, the following pro forma adjustment to the Unaudited Pro Forma Condensed Combined Statement of Earnings is shown below:

Increase in depreciation and amortization expense related to fair value adjustment of Jos. A. Bank's property, plant and equipment	$2,786

        Non-recurring costs included in the pro forma financial information within cost of sales consist of a $10.6 million charge for tuxedo inventory rationalization.

        (B)  SG&A

        Historical transaction related costs incurred are not expected to have a continuing impact on the combined company and have been eliminated from the Unaudited Pro Forma Condensed Combined Statements of Earnings. This pro forma adjustment to the Unaudited Pro Forma Condensed Combined Statement of Earnings is shown below:

Transaction costs recorded by Men's Wearhouse and Jos. A. Bank	$(173,693)

        As discussed in Note 2, Jos. A. Bank's property, plant and equipment was increased to reflect an adjustment to fair value and certain intangible assets were recorded, which will result in additional amortization expense. Within Men's Wearhouse's historical results, a portion of this additional depreciation and amortization expense was recognized. Assuming the transaction occurred on February 2, 2014, the following pro forma adjustment to the Unaudited Pro Forma Condensed Combined Statement of Earnings is shown below:

Increase in depreciation and amortization expense related to fair value adjustment of Jos. A. Bank's property, plant and equipment and intangibles	$2,415

        Non-recurring costs included in the pro forma financial information within SG&A consist of $23.5 million of pre-tax integration costs, primarily contract termination and severance related.

        (C)  Interest Income

        Decrease in interest income reflects lower interest income related to the use of existing cash and investments to partially fund the Acquisition. This pro forma adjustment to the Unaudited Pro Forma Condensed Combined Statement of Earnings is shown below:

Elimination of interest income	$229

        (D)  Interest Expense

        To consummate the Acquisition, the Company entered into a $1.1 billion Term Loan and a $500.0 million ABL Facility. The Company also issued $600.0 million of the original notes. Interest on the Term Loan and ABL Facility is variable, while interest on the original notes is fixed. Borrowings made in connection with the Transactions under the Term Loan and the original notes reflect a weighted average interest rate of approximately 5.4%. Within Men's Wearhouse's historical results, a portion of the interest expense associated with these financing transactions was recognized. Assuming the transaction occurred on February 2, 2014, the following pro forma adjustment to the Unaudited Pro Forma Condensed Combined Statement of Earnings is shown below:

Interest expense on financing incurred in connection with the Transactions	$91,314
Ongoing fees related to financing incurred in connection with the Transactions	2,338
Reverse interest expense recorded in Men's Wearhouse's historical results	(66,022)
Amortization of deferred financing costs and original issue discount recorded in connection with the Transactions	9,132

Total pro forma adjustment to interest expense	$36,762

        In addition, as a result of the Refinancing, we recorded a loss on extinguishment of debt totaling $2.2 million consisting of the elimination of unamortized deferred financing costs. This loss is not expected to have a continuing impact on the combined company and has been eliminated from the Unaudited Pro Forma Condensed Combined Statement of Earnings.

        A hypothetical 1/8% increase (or decrease) in current interest rates on the notes and ABL Facility would increase (or decrease) our pro forma interest expense by $0.8 million per annum, respectively. However, certain terms of our Term Loan limit our exposure to short-term interest rate fluctuations, specifically the existence of a LIBOR floor of 1% per annum. At January 31, 2015, the 3-month LIBOR rate was approximately 0.25%, which was significantly below the LIBOR floor of 1% per annum. Therefore, a 1/8% change in the 3-month LIBOR rate would have no impact on our pro forma interest expense for the Term Loan.

        (E)  Income taxes

        The pro forma condensed combined income tax provision has been adjusted for the tax effect of adjustments to income before income taxes at the estimated statutory rate, including state income taxes, of 38.8% for the periods presented. The effective tax rate of the combined company could be significantly different depending on post-acquisition activities.

        (F)  Basic and diluted shares

        Basic and diluted earnings per share calculations were computed using the two-class method and are based on the Men's Wearhouse basic and diluted weighted-average shares only as no new shares were issued as part of the Acquisition.

DESCRIPTION OF OTHER INDEBTEDNESS

        The following summarizes the terms of the ABL Facility and Term Loan Facility (the "Credit Facilities").

ABL FACILITY

Overview

        In connection with the acquisition of Jos. A. Bank, the Company (the "Lead Borrower") and Moores The Suit People Inc. (the "Canadian Borrower" and, together with the Lead Borrower and the Subsidiaries of the Lead Borrower party thereto, as co-borrowers, the "Borrowers"), entered into a credit agreement and related security and other agreements for a new Asset-Based Revolving Credit Facility (the "ABL Facility") with certain lenders, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, and J.P. Morgan Chase Bank, N.A., as administrative agent and collateral agent. An aggregate principal amount of up to $500.0 million is available to the Borrowers through a senior secured asset-based revolving credit facility, which includes (i) a $150.0 million sublimit for the issuance of letters of credit on customary terms, (ii) a $50.0 million sublimit for swing line loans on customary terms and (iii) a sublimit in an amount to be agreed for borrowings by one of our Canadian subsidiaries. Except for letters of credit totaling approximately $18.5 million issued and outstanding, no amounts were drawn on the ABL Facility as of January 31, 2015.

Interest rate

        Borrowings under the ABL Facility bear interest at a rate per annum equal to LIBOR plus an applicable margin based on excess availability or at the option of the Borrowers, the base rate (as defined in the ABL Facility).

Maturity

        The loans and commitments under the ABL Facility mature or terminate on June 18, 2019.

Guarantees and security

        Obligations of the Borrowers under the ABL Facility are jointly and severally guaranteed by each of our existing and future direct and indirectly wholly-owned U.S. subsidiaries (but excluding (i) unrestricted subsidiaries, (ii) immaterial subsidiaries, (iii) any subsidiary that is prohibited by law, (iv) any direct or indirect subsidiary of a "controlled foreign corporation" within the meaning of Section 957 of the Code, (v) any domestic subsidiary with no material assets other than equity interests of one or more foreign subsidiaries that are "controlled foreign corporations," and (vi) not-for-profit subsidiaries). The obligations of the Canadian borrower also have the benefit of future guarantees from certain of our non-U.S. subsidiaries (subject to certain exceptions).

        There is a first priority perfected lien on all accounts receivable, inventory, deposit accounts of the Borrowers and Guarantors and proceeds therefrom (the "ABL priority collateral") and a second priority perfected security interests in Term Loan Priority Collateral (as defined below).

Certain covenants and events of default

        The credit agreement governing the ABL Facility requires us to maintain a consolidated fixed charge coverage ratio of 1:00 to 1:00 if availability is less than a certain amount, until availability again equals or exceeds such threshold for 30 consecutive calendar days.

        In addition, the credit agreement governing the ABL Facility contains a number of covenants that, among other things and subject to certain exceptions, restrict our ability and the ability of our other restricted subsidiaries to:

  •
  incur additional indebtedness;

  •
  pay dividends and other distributions;

  •
  make investments, loans and advances;

  •
  engage in transactions with our affiliates;

  •
  enter into burdensome agreements;

  •
  sell assets or otherwise dispose of property or assets;

  •
  amend our organizational documents in a manner materially adverse to the Lenders;

  •
  alter the business we conduct;

  •
  mergers and other fundamental changes;

  •
  change our fiscal year or change our accounting policies unless required by GAAP;

  •
  incur liens;

  •
  make certain prepayments; and

  •
  modify or terminate documents related to certain material indebtedness and material contracts.

        The credit agreement governing the ABL Facility also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default.

TERM LOAN FACILITY

Overview

        In connection with the acquisition of Jos. A. Bank, the Company and each of its existing and future direct and indirect wholly-owned U.S. subsidiaries (subject to certain exceptions), as guarantors, entered into a credit agreement and related security and other agreements for a new Senior Secured Credit Facility (the "Term Loan Facility") with certain lenders, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, and J.P. Morgan Chase Bank, N.A., as administrative agent and collateral agent. $1,100 million aggregate principal amount of senior secured term B loans were made available to the Borrower, the proceeds of which were used to fund a portion of the acquisition of Jos. A. Bank.

Interest rate and fees

        Borrowings under the Term Loan Facility bear interest at a rate per annum equal to, at the option of the Borrower, (i) LIBOR plus the applicable margin or (ii) the Base Rate plus the applicable margin.

Maturity

        The loans and commitments under the Term Loan Facility mature or terminate on June 18, 2021.

Guarantees and security

        All obligations under the Term Loan Facility are jointly and severally guaranteed by each of our existing and future direct and indirectly wholly-owned U.S. subsidiaries (but excluding (i) unrestricted subsidiaries, (ii) immaterial subsidiaries, (iii) any subsidiary that is prohibited by law, (iv) any direct or indirect subsidiary of a "controlled foreign corporation" within the meaning of Section 957 of the Code, (v) any domestic subsidiary with no material assets other than equity interests of one or more foreign subsidiaries that are "controlled foreign corporations," and (vi) not-for-profit subsidiaries).

        The lenders under the Term Loan Facility have a first lien on (i) assets (other than those assets that are deemed ABL priority collateral) of the Borrower and Guarantors; (ii) 65% of the stock of Borrower's first tier foreign subsidiaries, (iii) 100% of the stock of Borrower's U.S. subsidiaries held by loan parties; and (iv) all present and future debt of the Borrower and any Guarantor (collectively, the "Term Loan Priority Collateral") and a second lien on ABL priority collateral.

Certain covenants and events of default

        The credit agreement governing the Term Loan Facility contains a number of covenants that, among other things and subject to certain exceptions, restrict our ability and the ability of our other restricted subsidiaries to:

  •
  incur additional indebtedness;

  •
  incur liens;

  •
  merger or dissolve;

  •
  certain dispositions;

  •
  make restricted payments (subject to, among other things, an exception allowing quarterly dividends on the Borrower's common stock of up to $10,000,000);

  •
  change the nature of our business;

  •
  change our fiscal year;

  •
  engage in transactions with our affiliates;

  •
  prepay, redeem or repurchase certain indebtedness;

  •
  grant negative pledges that limit or restrict the administrative agent from taking or perfecting its lien in the intended collateral; subject to certain exceptions;

  •
  amending our organizational documents in a manner that would be materially adverse to the lenders or amending certain debt instruments in a matter that would otherwise be materially adverse to the lenders;

  •
  make investments, loans and acquisitions; and

  •
  create restrictions on certain payments to us from our restricted subsidiaries;

        The credit agreement governing the Term Loan Facility also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default.

 DESCRIPTION OF NOTES

        You can find the definitions of capitalized terms used in this description and not defined elsewhere under the subheading "Definitions." In this description, the words "Issuer," "we," "us" or "our" refer to The Men's Wearhouse, Inc., a Texas corporation. In this description, the words "the Company" refers to (a) prior to a Permitted Issuer Reorganization, the Issuer and (b) after a Permitted Issuer Reorganization, New Parent. After a Permitted Issuer Reorganization, the New Parent will become a Guarantor of the notes and the Issuer shall be considered a Restricted Subsidiary. For purposes of this description of notes, all references to the "notes" shall be deemed to refer collectively to the original notes and the new notes.

        The new notes, like the original notes, will be issued under the indenture, dated as of June 18, 2014, between the Issuer, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the indenture and the notes, including the definitions of certain terms therein and those terms made a part thereof by reference to the Trust Indenture Act of 1939, as amended. We urge you to read the indenture in its entirety because the indenture, and not this description, define your rights as a holder of the notes. Copies of the indenture are available without charge upon request to the Company at the address indicated under "Where You Can Find More Information; Incorporation by Reference."

Principal, Maturity and Interest

        In the exchange offer, we are issuing up to $600.0 million in initial aggregate principal amount of 7.00% Senior Notes due 2022 (the "new notes") in exchange for the original notes issued under the indenture and, subject to compliance with the covenant described under "—Certain Covenants—Limitation on Debt," can issue an unlimited amount of additional notes at later dates.

        Any additional notes that we issue in the future will be identical in all respects to the notes that we are issuing now in the exchange offer, except that the notes issued in the future will have different issuance prices and issuance dates; provided that if the additional notes are not fungible with the notes for U.S. federal income tax purposes, the additional notes will be issued with a separate CUSIP number. We will issue notes only in fully registered form without coupons, in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

        The notes will mature on July 1, 2022.

        Interest on the notes will accrue at a rate of 7.00% per annum. Interest on the notes will be payable semi-annually in arrears on January 1 and July 1, commencing on January 1, 2015. We will pay interest to those persons who were holders of record on the December 15 or June 15 immediately preceding each interest payment date.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        The notes will be denominated in U.S. Dollars and all payments of principal and interest thereon will be paid in U.S. Dollars.

Ranking

        The notes are the senior unsecured obligations of the Issuer and are guaranteed by each of the Company's Domestic Restricted Subsidiaries that provides a guarantee or is a borrower under the Term Loan Agreement. The notes rank equally with or senior to all Debt of the Company and the

Guarantors, but are effectively junior to all secured Debt, including our obligations under the Credit Agreements, to the extent of the value of the assets securing such Debt. As of January 31, 2015, the Issuer and the Guarantors had $1,087.2 million of secured Debt, and an additional $432.5 million available for borrowing under the ABL Credit Agreement, excluding letters of credit totaling approximately $18.5 million issued and outstanding. Subject to the limits described under "—Certain Covenants—Limitation on Debt" and "—Certain Covenants—Limitation on Liens," the Company and its Restricted Subsidiaries may Incur additional secured Debt.

        Certain of the Company's Subsidiaries do not guarantee the notes. Claims of creditors of non-guarantor subsidiaries, including trade creditors, and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred stockholders (if any) of those Subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Company, including holders of the notes. The notes and each Note Guaranty (as defined below) therefore are effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Company (other than the Guarantors). For the twelve months ended January 31, 2015, the non-Guarantor Subsidiaries represented 14.6% of our net sales. As of January 31, 2015, the non-Guarantor Subsidiaries represented 9.8% of our total consolidated assets (excluding intercompany transactions). Although the indenture limits the Incurrence of Debt of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the indenture does not impose any limitation on the Incurrence by Restricted Subsidiaries of liabilities that are not considered Debt under the indenture. See "—Certain Covenants—Limitation on Debt."

Optional Redemption

        Except as set forth in the next two paragraphs, notes will not be redeemable at the option of the Issuer prior to July 1, 2017. On or after July 1, 2017, the Issuer may, at its option, redeem all or any portion of the notes, at once or over time, upon not less than 30 days nor more than 60 days prior notice. The notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for notes redeemed during the 12-month period commencing on July 1 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2017	105.250%
2018	103.500%
2019	101.750%
2020 and thereafter	100.000%

        At any time and from time to time, prior to July 1, 2017, the Issuer may, on any one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the notes (including additional notes, if any) with the proceeds of one or more Equity Offerings, at a redemption price equal to 107.000% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that immediately after giving effect to any redemption of this kind, at least 65% of the original aggregate principal amount of notes (including additional notes, if any) remains outstanding. Any redemption of this kind shall be made within 90 days of such Equity Offering upon not less than 30 and no more than 60 days' prior notice.

        In addition, the Issuer may choose to redeem all or any portion of the notes, at once or over time, prior to July 1, 2017. If it does so, it may redeem the notes upon not less than 30 days nor more than 60 days prior notice. To redeem the notes, the Issuer must pay a redemption price equal to the sum of:

          (a)   100% of the principal amount of the notes to be redeemed, plus

          (b)   the Applicable Premium,

plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        The Issuer will have the right to redeem the notes at 101% of the principal amount thereof following the consummation of a Change of Control if at least 90% of the notes outstanding prior to such consummation are purchased pursuant to a Change of Control Offer with respect to such Change of Control.

        Any notice to holders of notes of such a redemption needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an Officers' Certificate delivered to the trustee no later than two Business Days prior to the redemption date.

        If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the note is registered at the close of business, on such record date. In the case of any partial redemption, the trustee will select notes for redemption by such method as it shall deem fair and appropriate; provided that if the notes are in global form, interests in such global notes will be selected for redemption by DTC in accordance with its standard procedures therefor, although no note of $2,000 in original principal amount or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

Mandatory Redemption; Sinking Fund

        There will be no mandatory sinking fund payments for the notes.

Note Guarantees

        The obligations of the Issuer pursuant to the notes, including any repurchase obligation resulting from a Change of Control, are unconditionally guaranteed, jointly and severally, on an unsecured basis, by the Guarantors and will be guaranteed by each Domestic Restricted Subsidiary of the Company that becomes a guarantor or a borrower under the Term Loan Agreement. Following a Permitted Issuer Reorganization, New Parent will become a Guarantor. If any Domestic Restricted Subsidiary (including any newly acquired or created Domestic Restricted Subsidiary) other than the Issuer becomes a borrower or guarantor under the Term Loan Agreement after the date of the indenture, the new Restricted Subsidiary must provide a guaranty of the notes (a "Note Guaranty").

        Each Note Guaranty will be limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor's obligation under its Note Guaranty could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guaranty. See "Risk Factors—Risks Related to an Investment in the Notes—Federal and State Statutes Allow Courts,

under Specific Circumstances, to Void Guarantees and Require Note Holders to Return Payments Received from Guarantors."

        The Note Guaranty of a Guarantor will terminate, and the Note Guaranty will be automatically and unconditionally released and discharged, upon:

          (1)   except in the case of New Parent, a sale or other disposition (including by way of consolidation or merger) of Capital Stock of the Guarantor following which such Guarantor ceases to be a Subsidiary or the sale or disposition of all or substantially all the Property of the Guarantor (other than to the Company or a Domestic Restricted Subsidiary) otherwise permitted by the indenture;

          (2)   except in the case of New Parent, the release or discharge of such Guarantor's guarantee of the obligations under the Term Loan Agreement other than a release or discharge through payment thereon;

          (3)   except in the case of New Parent, the designation in accordance with the indenture of the Guarantor as an Unrestricted Subsidiary; or

          (4)   defeasance or discharge of the notes, as provided in "—Defeasance and Discharge."

Repurchase at the Option of Holders Upon a Change of Control

        Upon the occurrence of a Change of Control, each holder of notes will have the right to require us to repurchase all or any part of that holder's notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Within 30 days following any Change of Control, the Issuer shall send or cause to be sent by first-class mail (or electronic transmission in the case of notes held in book-entry form), with a copy to the trustee, to each holder of notes, at such holder's address appearing in the security register, a notice stating:

          (1)   that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant described herein under "—Repurchase at the Option of Holders Upon a Change of Control" and that all notes timely tendered will be accepted for repurchase;

          (2)   the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is delivered; and

          (3)   the procedures that holders of notes must follow in order to tender their notes (or portions thereof) for payment, and the procedures that holders of notes must follow in order to withdraw an election to tender notes (or portions thereof) for payment.

        We will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to the indenture to redeem all of the notes, as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of such compliance.

        The Change of Control repurchase feature is a result of negotiations between us and the initial purchasers. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to the covenants described below, we could, in the future, enter into transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of Debt outstanding at such time or otherwise affect our capital structure or credit ratings.

        The definition of "Change of Control" includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" of our assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, if we dispose of less than all of our assets by any of the means described above, the ability of a holder of notes to require us to repurchase its notes may be uncertain.

        Each Credit Agreement restricts us in certain circumstances from purchasing any notes prior to maturity of the notes and also provides that the occurrence of some of the events that would constitute a Change of Control would constitute a default under each Credit Agreement. Future Debt of the Company may contain prohibitions of certain events that would constitute a Change of Control or require that future Debt be repurchased upon a Change of Control. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Our failure to purchase notes in connection with a Change of Control would result in a default under the indenture. Any such default would, in turn, constitute a default under each Credit Agreement, and may constitute a default under any of our future Debt as well. Our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of that Change of Control with the written consent of the holders of a majority in principal amount of the notes. See "—Amendments and Waivers."

Certain Covenants

        Set forth below are summaries of certain of the covenants to be contained in the indenture.

Covenant Suspension; Permitted Issuer Reorganization

        During any period of time that:

          (a)   the notes have Investment Grade Ratings from both Rating Agencies, and

          (b)   no Default or Event of Default has occurred and is continuing under the indenture, the Company and the Restricted Subsidiaries will not be subject to the following provisions of the indenture:

    •
    "—Limitation on Debt,"

    •
    "—Limitation on Restricted Payments,"

    •
    "—Limitation on Asset Sales,"

    •
    "—Limitation on Restrictions on Distributions from Restricted Subsidiaries,"

    •
    "—Limitation on Transactions with Affiliates" and

    •
    clause (e) of the first paragraph of "—Merger, Consolidation and Sale of Property"

(collectively, the "Suspended Covenants"). In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing (the date of such ratings withdrawal or downgrade or the occurrence of such Default or Event of Default, the "Reversion Date"), then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for all periods after that withdrawal, downgrade, Default or Event of Default and, furthermore, compliance with the provisions of the covenant described in "—Limitation on Restricted Payments" with respect to Restricted Payments made after the time of the withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of that covenant as though that covenant had been in effect during the entire period of time from the Issue Date, provided that there will not be deemed to have occurred a Default or Event of Default with respect to that covenant during the time (the "Suspension Period") that the Company and the Restricted Subsidiaries were not subject to the Suspended Covenants (or after that time based solely on events that occurred during that time). Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of "—Limitation on Restricted Payments." The Company will give the trustee written notice of any such suspension of covenants and in any event not later than five Business Days after such suspension has occurred. In the absence of such notice, the trustee shall assume that the Suspended Covenants are in full force and effect.

        Solely for the purpose of determining the amount of Permitted Liens under the "—Limitation on Liens" covenant during any Suspension Period (as defined below) and without limiting the Company's or any Restricted Subsidiary's ability to Incur Debt during any Suspension Period, to the extent that calculations in the "—Limitation on Liens" covenant refer to the "—Limitation on Debt" covenant, such calculations shall be made as though the "—Limitation on Debt" covenant remains in effect during the Suspension Period. On the Reversion Date, all Debt Incurred during the Suspension Period will be classified to have been Incurred pursuant to clause (1) of the first paragraph or one of the clauses set forth in the second paragraph of the covenant described under "—Limitation on Debt" (to the extent such Debt would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Debt Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Debt would not be permitted to be Incurred pursuant to clause (1) of the first paragraph or one of the clauses set forth in the second paragraph of the covenant described under "—Limitation on Debt," such Debt will be deemed to have been outstanding on the Effective Date, so that it is classified as permitted under clause (k) of the second paragraph of the covenant described under "—Limitation on Debt." For purposes of determining compliance with the covenant described under "—Limitation on Asset Sales," on the Reversion Date, the Net Available Cash from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero. No Subsidiaries may be designated as Unrestricted Subsidiaries during any Suspension Period. The Company will give the trustee written notice of any occurrence of a Reversion Date not later than five Business Days after such Reversion Date. After any such notice of the occurrence of a Reversion Date, the trustee shall assume that the Suspended Covenants apply and are in full force and effect.

        Notwithstanding anything to the contrary herein, the Issuer and its Subsidiaries shall be permitted to effect a Permitted Issuer Reorganization.

Limitation on Debt

        The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof and either:

          (1)   the Debt is Debt of the Company or a Restricted Subsidiary and after giving pro forma effect to the Incurrence of the Debt and the application of the proceeds thereof, the Consolidated Fixed Charges Coverage Ratio would be at least 2.00 to 1.00; provided that the aggregate principal amount of Debt permitted to be Incurred pursuant to this clause (1) by Restricted Subsidiaries that are not the Issuer or Guarantors may not exceed $75.0 million, or

          (2)   the Debt is Permitted Debt.

        The term "Permitted Debt" is defined to include the following:

          (a)   Debt of the Company or any Restricted Subsidiary evidenced by the notes offered hereby and the related Note Guarantees (including exchange notes pursuant to the Registration Rights Agreement but excluding any additional notes);

          (b)   Debt of the Company or a Restricted Subsidiary (x) Incurred under Term Loan Facilities up to an aggregate principal amount not to exceed $1,350.0 million, which amount shall be permanently reduced by the amount of Net Available Cash from an Asset Sale used to Repay Debt Incurred pursuant to this clause (b), pursuant to the covenant described under "—Limitation on Asset Sales" and (y) Incurred under ABL Facilities and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount not to exceed the greater of (x) $650.0 million and (y) the Borrowing Base;

          (c)   Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (1) any subsequent issue or transfer of Capital Stock or other event that results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of that Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of that Debt by the issuer thereof, and (2) if the Issuer or a Guarantor is the obligor on that Debt and the Debt is owed to a Restricted Subsidiary that is not the Issuer or a Guarantor, the Debt is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes or the applicable Note Guaranty;

          (d)   Debt of a Restricted Subsidiary outstanding on the date on which that Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, a transaction or series of transactions pursuant to which the Restricted Subsidiary became a Restricted Subsidiary of the Company or was otherwise acquired by the Company); provided that at the time that Person was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Debt, (i) the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant or (ii) the Consolidated Fixed Charges Coverage Ratio is at least equal to such ratio immediately prior to such transaction;

          (e)   Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the financial management of the Company or that Restricted Subsidiary and not for speculative purposes, provided that the obligations under those agreements are related to payment obligations on Debt otherwise permitted by the terms of this covenant;

          (f)    Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks in the financial management of the Company or that Restricted Subsidiary and not for speculative purposes;

          (g)   Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the financial management of the Company or that Restricted Subsidiary and not for speculative purposes;

          (h)   Debt in connection with one or more standby letters of credit or performance or surety bonds or completion guarantees issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

          (i)    Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock; provided, however, that the maximum aggregate liability in respect of all such Debt shall at no time exceed the gross proceeds actually received by the Company or such Restricted Subsidiary in connection with such disposition;

          (j)    Debt of the Company and its Restricted Subsidiaries outstanding on the Issue Date and, in each case not otherwise described in clauses (a) through (i) above and clauses (o) and (p) below;

          (k)   Debt of the Company or a Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $85.0 million;

          (l)    Debt of the Company or a Restricted Subsidiary Incurred in respect of Capital Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt, a Sale and Leaseback Transaction, provided that the principal amount of any Debt Incurred pursuant to this clause outstanding at any one time may not exceed $85.0 million;

          (m)  Debt of the Company or any Guarantor consisting of Guarantees of Debt of the Company or any Restricted Subsidiary Incurred under any other clause of this covenant;

          (n)   Debt of Foreign Subsidiaries in an aggregate principal amount outstanding at any one time not to exceed $45.0 million;

          (o)   Debt under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

          (p)   Debt Incurred by the Company or any of its Restricted Subsidiaries in respect of workers' compensation claims, health, disability or other employee benefits or property or casualty or liability insurance, self-insurance obligations, performance, bid surety, appeal and similar bonds and completion or performance of guarantees (not for borrowed money) provided in the ordinary course of business, and any letters of credit functioning as or supporting any of the foregoing;

          (q)   (a) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Debt is extinguished, refinanced or otherwise covered within five Business Days of Incurrence or (b) Debt owed on a short-term basis of no longer than 30 days to banks or financial institutions Incurred in the ordinary course of business that arises in connection with ordinary banking arrangements to manage cash balances of the Company and its Subsidiaries;

          (r)   shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (r);

          (s)   Debt to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the notes in each case in accordance with the requirements of the indenture; and

          (t)    Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (d) and (j) above or this clause (t).

        For purposes of determining compliance with any restriction on the Incurrence of Debt in dollars where Debt is denominated in a different currency, the amount of such Debt will be the Dollar Equivalent determined on the date of such determination. The principal amount of any Permitted Refinancing Debt Incurred in the same currency as the Debt being refinanced will be the Dollar Equivalent of the Debt refinanced determined on the date such Debt being refinanced was initially Incurred. Notwithstanding any other provision of this covenant, for purposes of determining compliance with this "Limitation on Debt" covenant, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Company or any Restricted Subsidiary may Incur under any of clauses (a) through (t) of this "Limitation on Debt" covenant.

        For purposes of determining compliance with the covenant described above:

          (A)  in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, the Company, in its sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses; and

          (B)  the Company will be entitled to divide and classify and reclassify an item of Debt in more than one of the types of Debt described above; provided that Debt outstanding under each Credit Agreement on the Effective Date shall at all times be treated as Incurred under clause (2)(b) above and may not be reclassified.

Limitation on Restricted Payments

        The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, the proposed Restricted Payment,

          (a)   a Default or Event of Default shall have occurred and be continuing,

          (b)   the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "—Limitation on Debt," or

          (c)   the aggregate amount of that Restricted Payment and all other Restricted Payments declared or made after the Effective Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

            (1)   50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the first full fiscal quarter commencing after the Effective Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment and for which reports are required to be provided under "—Reports" (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

            (2)   Capital Stock Sale Proceeds received after the Effective Date, plus

            (3)   the sum of:

              (A)  the aggregate Net Cash Proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Effective Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

              (B)  the aggregate amount by which Debt of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet on or after the Effective Date upon the conversion or exchange of any Debt issued or sold on or prior to the Effective Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

              (x)   any Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary for the benefit of their employees, and

              (y)   the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

  plus

            (4)   an amount equal to the sum of:

              (A)  the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property made after the Effective Date, in each case to the Company or any Restricted Subsidiary from that Person, less the cost of the disposition of those Investments, and

              (B)  the lesser of the net book value or the Fair Market Value of the Company's equity interest in an Unrestricted Subsidiary at the time the Unrestricted Subsidiary is designated a Restricted Subsidiary (provided that such designation occurs after the Effective Date);

    provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as Restricted Payments) by the Company or any Restricted Subsidiary in that Person, and plus

            (5)   any cash dividends or cash distributions received directly or indirectly by the Company or a Guarantor after the Effective Date from an Unrestricted Subsidiary, to the extent such dividends or distributions were not otherwise included in Consolidated Net Income (other than to the extent such distribution represents a return of capital and the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (j) of the second paragraph of this covenant or to the extent such Investment constituted a Permitted Investment).

        Notwithstanding the foregoing limitation, the Company may:

          (a)   declare or pay dividends on its Capital Stock or distributions, or the consummation of any irrevocable redemption, within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, on said date of declaration or redemption notice, such dividends, distributions or redemption, as the case may be, could have been paid in compliance with the indenture; provided, however, that the dividend, distribution and redemption shall be included in the calculation of the amount of Restricted Payments;

          (b)   purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary for the benefit of their employees); provided, however, that

            (1)   the purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

            (2)   the Capital Stock Sale Proceeds from the exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

          (c)   purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that the purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

          (d)   pay scheduled dividends (not constituting a return on capital) on Disqualified Stock issued pursuant to and in compliance with the covenant described under "—Limitation on Debt;" provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

          (e)   permit a Restricted Subsidiary that is not a Wholly Owned Subsidiary to pay dividends to shareholders of that Restricted Subsidiary that are not the parent of that Restricted Subsidiary, so long as the Company or a Restricted Subsidiary that is the parent of that Restricted Subsidiary receives dividends on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary that is the parent of that Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis;

          (f)    make cash payments in lieu of fractional shares in connection with the exercise of warrants, options or other securities convertible into Capital Stock of the Company; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (g)   make repurchases of shares of Capital Stock (other than Disqualified Stock) of the Company deemed to occur upon the exercise of options to purchase shares of Capital Stock (other than Disqualified Stock) of the Company, warrants, other rights to acquire Capital Stock (other than Disqualified Stock) if such shares of Capital Stock (other than Disqualified Stock) of the Company represent a portion of the exercise price of such options, warrants or other rights; provided, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

          (h)   repurchase shares of, or options to purchase shares of, common stock of the Company from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans approved by the Board of Directors under which such individuals acquire shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed $15.0 million in any calendar year (with unused amounts in any calendar year carried over to the immediately succeeding calendar year (but not any other years) subject to a maximum of $25.0 million in any calendar year); and provided further, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

          (i)    purchase, defease or otherwise acquire or retire for value any Subordinated Obligations upon a Change of Control of the Company or an Asset Sale by the Company, to the extent required by any agreement pursuant to which such Subordinated Obligations were issued, but only if the Company has previously made the offer to purchase notes required under "—Repurchase at the Option of Holders Upon a Change of Control" or "—Limitation on Asset Sales" and has repurchased all notes validly tendered and now withdrawn in connection with such offer to purchase notes pursuant to the provisions described under "—Repurchase at the Option of Holders Upon a Change of Control" or "—Limitation on Asset Sales"; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

          (j)    make other Restricted Payments not to exceed $75.0 million in the aggregate; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

          (k)   declare or pay dividends on common stock of the Company of up to $15.0 million in any fiscal quarter of the Company so long as at the time of, and after giving effect to such divided no Default or Event of Default shall have occurred and be continuing; provided, however, that the dividend shall be included in the calculation of the amount of Restricted Payments;

          (l)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of, the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to the covenant described under "—Limitation on Debt" and constitutes Refinancing Debt; and

          (m)  any payments made in connection with the Transactions as described in this offering memorandum; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments.

Limitation on Liens

        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens), upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom unless (i) it has made or will make effective provision whereby the notes will be secured by that Lien equally and ratably with (or prior to) all other Debt of the Company or any Restricted Subsidiary secured by that Lien or (ii) in the case of Liens securing subordinated obligations or a Guarantor's subordinated obligations, the notes and the related Note Guarantees are secured by a Lien on such property, assets or proceeds that is senior to such Liens.

        Any Lien created for the benefit of the holders of the notes pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (i) and (ii) above.

Limitation on Asset Sales

        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (a)   the Company or the Restricted Subsidiary receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the Property subject to that Asset Sale;

          (b)   at least 75% of the consideration paid to the Company or the Restricted Subsidiary in connection with the Asset Sale is in the form of cash or Cash Equivalents or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to those liabilities; and

          (c)   the Company delivers an Officers' Certificate to the trustee certifying that the Asset Sale complies with the foregoing clauses (a) and (b).

  For the purposes of this covenant:

          (1)   securities or other assets received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after the closing of such Asset Sale shall be considered to be cash to the extent of the cash received in that conversion;

          (2)   any cash consideration paid to the Company or the Restricted Subsidiary in connection with the Asset Sale that is held in escrow or on deposit to support indemnification, adjustment of purchase price or similar obligations in respect of such Asset Sale shall be considered to be cash;

          (3)   Productive Assets received by the Company or any Restricted Subsidiary in connection with the Asset Sale shall be considered to be cash;

          (4)   the requirement that at least 75% of the consideration paid to the Company or the Restricted Subsidiary in connection with the Asset Sale be in the form of cash or Cash Equivalents or assumed liabilities shall also be considered satisfied if the cash or Cash Equivalents received constitutes at least 75% of the consideration received by the Company or the Restricted Subsidiary in connection with such Asset Sale, determined on an after-tax basis; and

          (5)   any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in connection with the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received in respect of Asset Sales that is at that time outstanding not to exceed $40.0 million shall be considered to be cash.

        The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or the Restricted Subsidiary elects (or is required by the terms of any Debt):

          (a)   to Repay secured Debt of the Company or a Guarantor (and if the secured Debt being repaid is revolving credit Debt, to correspondingly permanently reduce commitments with respect thereto), or any Debt of a non-guarantor Restricted Subsidiary (excluding, in any such case, any Debt that is owed to the Company or an Affiliate of the Company);

          (b)   to Repay other Debt of the Company or a Restricted Subsidiary (other than Subordinated Obligations and Debt owed to the Company or an Affiliate of the Company) so long as the Company shall equally and ratably reduce obligations under the notes (i) on a pro rata basis as provided under "—Optional Redemption," (ii) through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or (iii) by making an offer (in accordance with the procedures set forth below for a Prepayment Offer) to all holders to purchase their notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of notes that would otherwise be prepaid; or

          (c)   to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary);

provided, however, that the Net Available Cash (or any portion thereof) from Asset Sales from the Company to any Subsidiary must be reinvested in Additional Assets of the Company.

        Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days from the date of the receipt of that Net Available Cash or that the Company earlier elects to so designate shall constitute "Excess Proceeds"; provided, however, that a binding commitment to reinvest in Additional Assets pursuant to clause (b) of the preceding paragraph shall be treated as a permitted application of the Net Available Cash from the date of such commitment; provided that (i) such reinvestment is consummated within 180 days of the end of the 360-day period referred to in this sentence, and (ii) if such reinvestment is not consummated within the period set forth in subclause (i) or such binding commitment is terminated, the Net Available Cash not so applied will be deemed to be Excess Proceeds.

        When the aggregate amount of Excess Proceeds not previously subject to a Prepayment Offer (as defined below) exceeds $20.0 million (taking into account income earned on those Excess Proceeds, if any), the Issuer will be required to make an offer to purchase (the "Prepayment Offer") the notes, which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of notes have been given the opportunity to tender their notes for purchase in accordance with the indenture, the Company or such Restricted Subsidiary may use the remaining amount for any purpose permitted by the indenture and the amount of Excess Proceeds will be reset to zero.

        The term "Allocable Excess Proceeds" will mean the product of:

          (a)   the Excess Proceeds, and

          (b)   a fraction,

            (1)   the numerator of which is the aggregate principal amount of the notes outstanding on the date of the Prepayment Offer, and

            (2)   the denominator of which is the sum of the aggregate principal amount of the notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase that Debt at substantially the same time as the Prepayment Offer.

        Not later than five Business Days after the Issuer is obligated to make a Prepayment Offer as described in the preceding paragraph, the Issuer shall send, or cause to be sent, a written notice, by first-class mail (or electronic transmission in the case of notes held in book-entry form), to the holders of notes, accompanied by information regarding the Company and its Subsidiaries as the Company in good faith believes will enable the holders to make an informed decision with respect to that

Prepayment Offer. The notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days and no later than 60 days from the date the notice is delivered.

        The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

          (x)   pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividend or liquidating distributions prior to the dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock),

          (y)   make any loans or advances to the Company or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Debt Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances), or

          (z)   sell, lease or transfer any of its Property to the Company or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (x) or (y) above).

        The foregoing limitations will not apply to restrictions:

          (a)   in effect on the Effective Date, including, but not limited to the Credit Agreements,

          (b)   relating to Debt of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company,

          (c)   that result from any amendment, restatement, modification, renewal, supplement, extension, replacement or Refinancing of Debt Incurred pursuant to an agreement referred to in clause (a) or (b) above, in clause (f), (g) or (j) below or this clause (c), provided that the restriction contained in such amendment, restatement, modification, renewal, supplement, extension, replacement or Refinancing is not materially more restrictive (as determined in good faith by the Company's Board of Directors in a resolution of the Board of Directors delivered to the trustee), taken as a whole, than the restrictions of the same type contained in the agreements or instruments referred to in clauses (a), (b), (f), (g) or (j) or this clause (c), as applicable,

          (d)   resulting from the Incurrence of any Permitted Debt described in the second paragraph of the covenant described under "—Limitation on Debt," provided that the restriction is no less favorable to the holders of notes in any material respect (as determined in good faith by the Company's Board of Directors in a resolution of the Board of Directors delivered to the trustee) than the restrictions of the same type contained in the indenture, or

          (e)   existing by reason of applicable law, rule, regulation or order; and

          (f)    with respect to clause (z) above only, relating to Debt that is permitted to be Incurred and secured without also securing the notes pursuant to the covenants described under "—Limitation on Debt" and "—Limitation on Liens" that limit the right of the debtor to dispose of the Property securing that Debt,

          (g)   encumbering Property at the time the Property was acquired by the Company or any Restricted Subsidiary, so long as the restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of the acquisition,

          (h)   resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements (including, without limitation, intellectual property licenses entered into in the ordinary course of business) that restrict assignment of the agreements or rights thereunder,

          (i)    which are customary restrictions contained in asset sale agreements limiting the transfer of Property pending the closing of the sale, or

          (j)    existing by reason of the indenture, the notes offered hereby, the exchange notes, and the Note Guarantees.

Limitation on Transactions with Affiliates

        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") involving payments in excess of $1.0 million, unless:

          (a)   the terms of such Affiliate Transaction are no less favorable to the Company or that Restricted Subsidiary, as the case may be, taken as a whole, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company, and

          (b)   if the Affiliate Transaction involves aggregate payments or value in excess of $35.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves the Affiliate Transaction and, in its good faith judgment, believes that the Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a resolution of the Board of Directors promptly delivered to the trustee.

        Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

          (a)   any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries;

          (b)   any Restricted Payment permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments" or any Permitted Investment;

          (c)   any reasonable or customary employment, consulting, service, severance, termination agreement, employee benefit plan, compensation arrangement, indemnification arrangement, or any similar arrangement entered into by the Company or a Restricted Subsidiary with a current or former director, officer or employee of the Company or a Restricted Subsidiary and payments related thereto; or any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, restricted stock unit plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of directors, officers and employees of the Company or a Restricted Subsidiary approved by the Board of Directors of the Company;

          (d)   (i) reimbursement of employee travel and lodging costs and other business expenses incurred in the ordinary course of business and (ii) loans and advances to employees made in the ordinary course of business in compliance with applicable laws and consistent with the past practices of the Company or that Restricted Subsidiary, as the case may be;

          (e)   any issuance of shares of Capital Stock (other than Disqualified Stock) of the Company;

          (f)    any agreement as in effect on the Effective Date or any amendment, modification, supplement, extension or renewal thereto (so long as such amendment, modification, supplement, extension or renewal is not materially adverse to the interests of the holders of the notes) or any transaction contemplated thereby;

          (g)   any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged or consolidated with or into the Company or a Restricted Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered into contemplation of such acquisition, merger or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the holders, in the reasonable determination of an Officer of the Company (as evidenced by an Officers' Certificate), than the applicable agreement as in effect on the date of such acquisition, merger or consolidation;

          (h)   transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of the indenture; provided that in the reasonable determination of an Officer of the Company (as evidenced by an Officers' Certificate), such transactions are on terms that are not materially less favorable, when taken as a whole, to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

          (i)    transactions in which the Company or any Restricted Subsidiary delivers to the trustee a letter or opinion from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate; and

          (j)    the Transactions and the payment of all fees and expenses related to the Transactions, in each case as disclosed in this offering memorandum.

Limitation on Sale and Leaseback Transactions

        The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

          (a)   the Company or that Restricted Subsidiary would be entitled to:

            (1)   Incur Debt in an amount equal to the Attributable Debt with respect to that Sale and Leaseback Transaction pursuant to the covenant described under "—Limitation on Debt," and

            (2)   create a Lien on the Property securing that Attributable Debt without also securing the notes pursuant to the covenant described under "—Limitation on Liens," and

          (b)   the Sale and Leaseback Transaction is effected in compliance with the covenant described under "—Limitation on Asset Sales" after treating all the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds of such covenant.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors may designate any Subsidiary of the Company (other than, after a Permitted Issuer Reorganization, the Issuer) to be an Unrestricted Subsidiary if:

          (a)   the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary,

          (b)   immediately before and after such designation, no Event of Default shall have occurred and be continuing, and

          (c)   any of the following:

            (1)   the Subsidiary to be so designated has total assets of $1,000 or less,

            (2)   if the Subsidiary has consolidated assets greater than $1,000, then the designation would be permitted under the covenant entitled "—Limitation on Restricted Payments," or

            (3)   the designation is effective immediately upon the entity becoming a Subsidiary of the Company (as designated by the Board of Directors in the manner provided below).

        Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that the Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to the classification as a Restricted Subsidiary or if the Person is a Subsidiary of an Unrestricted Subsidiary.

        Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary in existence and classified as an Unrestricted Subsidiary at the time the Company or the Restricted Subsidiary is liable for that Debt (including any right to take enforcement action against that Unrestricted Subsidiary).

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to the designation,

          (x)   the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "—Limitation on Debt," and

          (y)   no Default or Event of Default shall have occurred and be continuing or would result therefrom.

        Any designation or redesignation of this kind by the Board of Directors will be evidenced to the trustee by filing with the trustee a resolution of the Board of Directors giving effect to the designation or redesignation and an Officers' Certificate that:

          (a)   certifies that the designation or redesignation complies with the foregoing provisions, and

          (b)   gives the effective date of the designation or redesignation, and the filing with the trustee to occur after the end of the fiscal quarter of the Company in which the designation or redesignation is made within the time period for which reports are required to be provided under "—Reports."

Additional Note Guarantees

        If any U.S. Subsidiary of the Company that is a Wholly Owned Subsidiary guarantees or becomes an obligor under the Term Loan Agreement, such Restricted Subsidiary shall (i) within 30 days execute and deliver a supplemental indenture to the indenture providing for a Guarantee by such Restricted Subsidiary and (ii) such Restricted Subsidiary shall deliver to the trustee an Opinion of Counsel stating that (a) such Guarantee has been duly executed and authorized; and (b) such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principals of equity; provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. Each Guarantee shall be released in accordance with the provisions of the indenture described under "Note Guarantees."

Merger, Consolidation and Sale of Property

  The Issuer and, after a Permitted Issuer Reorganization, the Company

        Neither the Issuer nor the Company shall merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

          (a)   the Issuer or the Company, as applicable, shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than Issuer or the Company, as applicable,) formed by that merger, consolidation or amalgamation or to which that sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b)   the Surviving Person (if other than the Issuer or the Company, as applicable,) expressly assumes, by supplemental indenture executed and delivered to the trustee by that Surviving Person, (x) in the case of a Surviving Person formed by the merger, consolidation or amalgamation with the Issuer or to which the sale, transfer, assignment, lease, conveyance or disposition is with respect to all or substantially all of the Property of the Issuer, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by the Issuer and (y) in the case of a Surviving Person formed by the merger, consolidation or amalgamation with the Company after consummation of the Permitted Issuer Reorganization or to which the sale, transfer, assignment, lease, conveyance or disposition is with respect to all or substantially all of the Property of the Company after consummation of the Permitted Issuer Reorganization, the Guarantee of the obligations of the notes and the punctual performance and observance of all the covenants and conditions of the indenture to be performed by the Company;

          (c)   in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company that Property shall have been transferred as an entirety or virtually as an entirety to one Person;

          (d)   immediately before and after giving effect to that transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of that transaction or series of transactions as having been Incurred by the Surviving Person or the Restricted Subsidiary at the time of that transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

          (e)   immediately after giving effect to that transaction or series of transactions on a pro forma basis, the Company or the Surviving Person (if the Surviving Person was previously the Company), as the case may be, (i) would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under "—Limitation on Debt" or (ii) the Consolidated Fixed Charges Coverage Ratio of the Company or the Surviving Person (if the Surviving Person was previously the Company), as applicable, would be greater than or equal to such ratio immediately prior to such transaction, provided, however, that this clause (e) shall not be applicable to the Issuer merging, consolidating or amalgamating with or into an Affiliate incorporated solely for the purpose of reincorporating the Issuer in a State of the United States so long as the amount of Debt of the Company and the Restricted Subsidiaries is not increased thereby; and

          (f)    the Issuer, shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers' Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to the transaction have been satisfied.

        The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Issuer or the Company, as applicable, under the indenture, but the predecessor Issuer or predecessor Company in the case of:

          (a)   a sale, transfer, assignment, conveyance or other disposition (unless that sale, transfer, assignment, conveyance or other disposition is of all the assets of the Issuer or the Company, as applicable, as an entirety or virtually as an entirety), or

          (b)   a lease,

  shall not be released from any obligation to (x) pay the principal of, premium, if any, and interest on, the notes, in the case of the Issuer or (y) Guarantee the obligations under the notes in the case of the Company after the consummation of the Permitted Issuer Reorganization.

  Guarantors (other than, after a Permitted Issuer Reorganization, New Parent)

        No Guarantor may:

          (a)   merge, consolidate or amalgamate with or into any other Person, or

          (b)   sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions, or

          (c)   permit any Person to merge, consolidate or amalgamate with or into the Guarantor unless:

              (i)  the other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

             (ii)  (1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Note Guaranty; and

              (2)   immediately after giving effect to the transaction, no Default has occurred and is continuing; or

            (iii)  the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the Property of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by the indenture.

Reports

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Company will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC's rules and regulations for non-accelerated filers:

          (1)   all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

          (2)   all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

provided that the electronic filing of the foregoing reports by the Company on the SEC's EDGAR system (or any successor system) shall be deemed to satisfy the Company's delivery obligations to the trustee and any holder of notes.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

        If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action reasonably expected to cause the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

        If the Company has designated any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations", of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company. In addition, the Company agrees that, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        To the extent any information is not provided within the time periods specified in this section "—Reports" and such information is subsequently provided, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Events of Default

        Events of Default in respect of the notes include:

          (1)   failure to make the payment of any interest on the notes when the same becomes due and payable, and that failure continues for a period of 30 days;

          (2)   failure to make the payment of any principal of, or premium, if any, on, any of the notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

          (3)   failure by the Company or the Issuer to comply with the covenant described under "—Certain Covenants—Merger, Consolidation and Sale of Property";

          (4)   failure to comply with any other covenant or agreement in the notes or in the indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 60 days after written notice is given to the Company as provided below;

          (5)   a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of that Debt, or failure to pay any Debt at maturity, in an aggregate amount greater than $50 million or its foreign currency equivalent at the time (the "cross acceleration provisions");

          (6)   any judgment or judgments for the payment of money in an aggregate amount in excess of $50 million (or its foreign currency equivalent at the time) (net of amounts covered by insurance or bonded) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied, annulled, discharged or rescinded for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions");

          (7)   specified events involving bankruptcy, insolvency or reorganization of the Company, the Issuer or any Significant Subsidiary (the "bankruptcy provisions"); and

          (8)   any Note Guaranty of New Parent or any Significant Subsidiary ceases to be in full force and effect, other than in accordance with the terms of the indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty (the "note guaranty provisions").

        A Default under clause (3) and (4) is not an Event of Default until the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding notify the Company of the Default and the Company does not cure that Default within the time specified after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

        The Company shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

        If an Event of Default with respect to the notes (other than an Event of Default resulting from particular events involving bankruptcy, insolvency or reorganization with respect to the Company or the Issuer) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of notes then outstanding may declare to be immediately due and payable the principal amount of all the notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from events of bankruptcy, insolvency or reorganization with respect to the Company or the Issuer shall occur, the amount with respect to all the notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the notes then outstanding may, under some circumstances, rescind and annul the acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless the holders shall have offered to the trustee reasonable indemnity satisfactory to it. Subject to the provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

        No holder of notes will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

          (a)   that holder has previously given to the trustee written notice of a continuing Event of Default,

          (b)   the registered holders of at least 25% in aggregate principal amount of the notes then outstanding have made written request and offered reasonable indemnity to the trustee to institute the proceeding as trustee, and

          (c)   the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with that request and shall have failed to institute the proceeding within 60 days.

        However, these limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of, and premium, if any, or interest on, that note on or after the respective due dates expressed in that note. The trustee shall not be deemed to have notice of any Default or Event of Default unless an officer of the trustee having direct responsibility for the administration of the indenture has received written notice of any such event and such notice references the notes and the indenture.

Amendments and Waivers

        Subject to some exceptions, the indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the notes) and any past default or compliance with any provisions may also be waived with the consent of the registered holders of a majority in aggregate principal amount of the notes then outstanding (including waivers obtained in connection with a tender offer or exchange offer for the notes), except a Default in the payment of principal, premium, if any, or interest and particular covenants and provisions of the indenture which cannot be amended without the consent of each holder of an outstanding note. However, without the consent of each holder of an outstanding note adversely affected thereby, no amendment may, among other things,

          (1)   reduce the amount of notes whose holders must consent to an amendment or waiver;

          (2)   reduce the rate of or extend the time for payment of interest on any note;

          (3)   reduce the principal of or extend the Stated Maturity of any note;

          (4)   make any note payable in money other than U.S. Dollars;

          (5)   impair the right of any holder of the notes to receive payment of principal of and interest on that holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to that holder's notes;

          (6)   subordinate the notes to any other obligation of the Issuer or any Guarantor;

          (7)   reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed, as described under "—Optional Redemption;"

          (8)   reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the notes must be repurchased pursuant to that Change of Control Offer;

          (9)   at any time after the Issuer is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which the Prepayment Offer must be made or at which the notes must be repurchased pursuant thereto; or

          (10) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture.

        Without the consent of any holder of the notes, the Issuer and the trustee may amend the indenture to:

          (1)   cure any ambiguity, omission, defect, mistake or inconsistency;

          (2)   provide for the assumption by a successor of the obligations of the Company, the Issuer or any Guarantor under the indenture (including in connection with a Permitted Issuer Reorganization);

          (3)   provide for uncertificated notes in addition to or in place of certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

          (4)   add Guarantees with respect to the notes or release Guarantors from their Note Guarantees as provided by the terms of the indenture or the Note Guarantees;

          (5)   secure the notes (and, thereafter, provide releases of collateral in accordance with the security documents entered into in connection therewith), add to the covenants of the Company for the benefit of the holders of the notes or surrender any right or power conferred upon the Company;

          (6)   make any change that does not adversely affect the rights of any holder of the notes;

          (7)   comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act of 1939, as amended;

          (8)   provide for the issuance of additional notes in accordance with the indenture;

          (9)   provide for the issuance of exchange securities that shall have terms substantially identical in all respects to the notes (except that the transfer restrictions contained in the notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding notes, as a single class of securities;

          (10) provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the indenture; or

          (11) conform any provisions to this "Description of Notes."

        The consent of the holders of the notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to deliver to each registered holder of the notes at the holder's address appearing in the security register a notice briefly describing the amendment. However, the failure to give this notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment. In connection with any modification, amendment or supplement, we will deliver to the trustee an Opinion of Counsel and an Officers' Certificate upon which the trustee may conclusively rely, each stating that such modification, amendment or supplement complies with the applicable provisions of the indenture.

Defeasance and Discharge

        The Issuer may discharge its obligations under the notes and the indenture by irrevocably depositing in trust with the trustee money or Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption within one year, subject to meeting certain other conditions.

        The Issuer at any time may also terminate all the Company's obligations under the notes and the indenture ("legal defeasance"), except for particular obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. The Issuer at any time may terminate:

          (1)   the Company's obligations under the covenants described under "—Repurchase at the Option of Holders Upon a Change of Control" and "—Certain Covenants" above,

          (2)   the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the note guaranty provisions, described under "—Events of Default" above, and

          (3)   the limitations contained in clause (e) under the first paragraph of "—Certain Covenants—Merger, Consolidation and Sale of Property" above ("covenant defeasance").

        The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        If the Issuer exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under "—Certain Covenants"), (5), (6), (7) (with respect only to Significant Subsidiaries) or (8) under "—Events of Default" above or because of the failure of the Company to comply with clause (e) under the first paragraph of "—Merger,

Consolidation and Sale of Property" above. The legal defeasance option or the covenant defeasance option may be exercised only if:

          (a)   the Issuer irrevocably deposits in trust with the trustee money in U.S. Dollars or U.S. dollar-denominated Government Obligations for the payment of principal of and interest (including premium, if any) on the notes to maturity or redemption;

          (b)   the Issuer delivers to the trustee a certificate of a nationally recognized accounting firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited Government Obligations plus any deposited money without investment will provide cash at the times and in amounts as will be sufficient to pay principal and interest (including premium, if any) when due on all the notes to maturity or redemption, as the case may be;

          (c)   no Default or Event of Default has occurred and is continuing on the date of the deposit and after giving effect thereto;

          (d)   the deposit does not constitute a default under any other agreement or instrument binding on the Issuer;

          (e)   the Issuer delivers to the trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (f)    in the case of the legal defeasance option, the Issuer delivers to the trustee an Opinion of Counsel stating that:

            (1)   the Issuer has received from the Internal Revenue Service a ruling, or

            (2)   since the date of the indenture there has been a change in the applicable federal income tax law,

  to the effect, in either case, that, and based thereon the Opinion of Counsel shall confirm that, the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

          (h)   in the case of the covenant defeasance option, the Issuer delivers to the trustee an Opinion of Counsel to the effect that the holders of the notes will not recognize income; gain or loss for federal income tax purposes as a result of that covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that covenant defeasance had not occurred; and

          (i)    the Issuer delivers to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the notes have been complied with as required by the indenture.

        In the case of either discharge or defeasance, the Note Guarantees, if any, will terminate.

Governing Law

        The indenture and the notes are governed by the internal laws of the State of New York without reference to principles of conflicts of law.

The Trustee

        The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture and has been appointed by the Issuer as registrar and paying agent with regard to the notes.

        Except during the continuance of an Event of Default, the trustee will perform only the duties as are specifically set forth in the indenture and no implied covenants or obligations shall be read into the indenture against the trustee, where duties and obligations shall be determined solely by the express provisions of the indenture. During the existence of an Event of Default, the trustee will exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of that person's own affairs.

Definitions

        Set forth below is a summary of defined terms from the indenture that are used in this "Description of Notes." Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

        "ABL Credit Agreement" means the asset-based revolving facility under the credit agreement entered into as of the Effective Date by and among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements (in each case with the same or new agents, lenders or institutional investors), including any agreement adding or changing the borrower or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Debt thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

        "ABL Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities (including related Guarantees) with banks, investment banks, insurance companies, mutual funds or other institutional lenders (including the ABL Credit Agreement) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to institutional lenders or to special purpose, bankruptcy remote entities formed to borrow from institutional lenders against those receivables or inventory) or trade or standby letters of credit, in each case together with any Refinancing thereof on any basis so long as such Refinancing constitutes Debt.

        "Acquired Company" means Jos. A. Bank Clothiers, Inc., a Delaware corporation.

        "Acquisition" means the Acquisition Tender Offer and the Merger, collectively.

        "Acquisition Tender Offer" means the offer to purchase for cash all the outstanding shares of common stock in the Acquired Company by Merger Sub pursuant to the Merger Agreement.

        "Additional Assets" means:

          (a)   any Property (other than cash, cash equivalents, securities and inventory), including any improvements thereto through capital expenditures or otherwise, to be used, or that is useful, in a Permitted Business;

          (b)   Capital Stock of (i) a Person that becomes a Restricted Subsidiary as a result of the acquisition of that Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company or (ii) any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of this clause (b), the Restricted Subsidiary is primarily engaged in a Permitted Business; or

          (c)   all or substantially all of the assets of a Permitted Business.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with that specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of:

          (a)   1.0% of the principal amount of such note; and

          (b)   the excess, if any, of (i) the present value on such redemption date of (A) the redemption price of such notes on July 1, 2017 (such redemption price being that described in "—Optional Redemption" above), plus (B) all required remaining scheduled interest payments due on such note through July 1, 2017 computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the principal amount of such note.

        "Approved Bank" means (a) any lender under the ABL Credit Agreement, (b) any United States domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (c) any bank (or parent thereof) whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody's is at least P-2 or the equivalent thereof.

        "Asset Sale" means any direct or indirect sale, lease (other than operating lease entered into in the ordinary course of business), transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

          (a)   any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and shares issued to foreign nationals to the extent required by applicable law),

          (b)   all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, or

          (c)   any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clause (a), (b) or (c) above,

          (1)   any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary,

          (2)   any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under "—Certain Covenants—Limitation on Restricted Payments,"

          (3)   any disposition effected in compliance with the first paragraph of the covenant described under "—Certain Covenants—Merger, Consolidation and Sale of Property—The Company,"

          (4)   any disposition that does not (together with all related dispositions) involve assets having a Fair Market Value or consideration in excess of $15.0 million;

          (5)   any disposition of Cash Equivalents in the ordinary course of business;

          (6)   any disposition of obsolete, damaged or worn out property or equipment or property or equipment that is no longer useful in the conduct of the business and its Restricted Subsidiaries;

          (7)   any disposition pursuant to a Sale and Leaseback Transaction;

          (8)   the creation or Incurrence of a Permitted Lien or any other Lien created or Incurred in compliance with the covenant described under "—Certain Covenants—Limitation on Liens," and dispositions in connection therewith;

          (9)   dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

          (10) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under "—Certain Covenants—Limitation on Debt;"

          (11) a surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims in the ordinary course of business;

          (12) foreclosure on assets or property;

          (13) with respect to K&G Men's Company Inc. and its operations, any sale or other disposition of (i) its Capital Stock, (ii) all or substantially all of its assets, or (iii) any of its Property; and

          (14) any sale or other disposition of Capital Stock in, or Debt or other securities of, an Unrestricted Subsidiary (other than an Unrestricted Subsidiary whose primary assets consist of cash and Cash Equivalents).

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

          (a)   if the Sale and Leaseback Transaction is a Capital Lease Obligation, or Synthetic Lease Obligation the amount of Debt represented thereby according to the definition of "Capital Lease Obligation" or "Synthetic Lease Obligation," as applicable, and

          (b)   in all other instances, the greater of:

            (1)   the Fair Market Value of the Property subject to the Sale and Leaseback Transaction, and

            (2)   the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale and Leaseback Transaction (including any period for which the lease has been extended).

        "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

          (a)   the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of that Debt or redemption or similar payment with respect to that Preferred Stock multiplied by the amount of the payment by

          (b)   the sum of all payments of this kind.

        "Beneficial Owner" means a beneficial owner as defined in Rule 13d-3 under the Exchange Act, except that:

          (a)   a Person will be deemed to be the Beneficial Owner of all shares that the Person has the right to acquire, whether that right is exercisable immediately or only after the passage of time, and

          (b)   for purposes of clause (a) of the definition of "Change of Control," any "person" or "group" (as those terms are defined in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, shall be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or legal entity (the "parent corporation"), so long as that person or group Beneficially Owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that parent corporation.

        The term "Beneficially Own" shall have a corresponding meaning.

        "Board of Directors" means: (1) with respect to a corporation, the board of directors of the corporation or a duly authorized committee of the board of directors; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the managing member or members or any controlling committee or board of managers of such company or the Board of Directors of the sole member or the managing member thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

        "Borrowing Base" means, as of any date, an amount equal to the sum of (x) 85% of the aggregate book value of all accounts receivable and (y) 55% of the aggregate book value of all inventory, in each case of the Company and its Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which the corporate trust office of the trustee is located are authorized or required by law to close.

        "Capital Lease Obligation" means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of the indenture governing the notes, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty, in each case. For purposes of "—Certain Covenants—Limitation on Liens," a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

        "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participation, rights, warrants, options or other interests in the nature of an equity interest in that Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into that equity interest.

        "Capital Stock Sale Proceeds" means the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or the Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Effective Date, net of attorneys' fees, accountants' fees, initial purchasers'

or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with the issuance or sale and net of taxes paid or payable as a result thereof.

        "Cash Equivalents" means any of the following types of Investments, to the extent owned by the Company or any Restricted Subsidiary: (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States, is pledged in support thereof) having maturities of not more than 24 months from the date of acquisition, (b) Dollar denominated time deposits, certificates of deposit or bankers' acceptances of any Approved Bank, in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's, and maturing within 24 months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the lenders) or recognized securities dealer having capital and surplus in excess of $500 million for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations, (e) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940 that are administered by financial institutions having capital of at least $500 million and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof, (f) other short-term investments utilized by the Company or any Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing, (g) U.S. Dollars or foreign currencies held from time to time in the ordinary course of business, and (h) interests in any investment company or money market fund which invests 95% or more of its assets in instruments specified in clauses (a) through (g) above.

        "Change of Control" means the occurrence of any of the following events:

          (a)   any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company; or

          (b)   the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary) shall have occurred; or

          (c)   the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in commodity prices.

        "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus

          (a)   without duplication and to the extent deducted (and not added back) in determining such Consolidated Net Income, the sum of:

              (i)  consolidated interest expense (and, to the extent not reflected therein, bank and letter of credit fees and costs of surety bonds in connection with financing activities) for such period (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations),

             (ii)  consolidated income tax expense for such period,

            (iii)  all amounts attributable to depreciation and amortization for such period, including amortization of tuxedo rental product,

            (iv)  any non-cash extraordinary charges for such period,

             (v)  any other non-cash charges (other than the write-down or write-off of current assets, any additions to bad debt reserve or bad debt expense or any accruals for estimated sales discounts, returns or allowances) for such period,

            (vi)  any losses for such period attributable to early extinguishment of Debt or obligations under any Swap Agreement,

           (vii)  any net after-tax extraordinary, unusual or nonrecurring losses, costs, charges or expenses (including, without limitation, restructuring, business optimization costs, charges or reserves (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), recruiting fees, fees of restructuring or business optimization consultants, integration and non-recurring severance, relocation, consolidation, transition, integration or other similar charges and expenses, contract termination costs, excess pension charges, system establishment charges, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans and litigation settlements or losses outside the ordinary course of business), provided that the aggregate amount added back pursuant to this clause (vii) may not exceed, when aggregated with the amount of any increase for such period to Consolidated EBITDA pursuant to clause (ii) of the definition of "pro forma basis," 10% (or, for any four fiscal quarter period ending prior to the end of the eighth full fiscal quarter ending after the Effective Date, 20%, so long as any such amount above 10% is attributable to the Transactions and the integration of the Acquired Company and its Subsidiaries) of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to such clause (ii) or this clause (a)(vii)),

          (viii)  any expense or charges incurred during such period in connection with any issuance of debt, equity securities or any refinancing transaction, whether or not consummated, and

            (ix)  the excess rent expense in respect of operating leases in accordance with GAAP for such period over cash rent expense in respect of operating leases for such period (to the extent exceeding cash rent), and minus

          (b)   without duplication

              (i)  to the extent not deducted in determining such Consolidated Net Income, all cash payments made during such period on account of non-cash charges that were or would have been added to Consolidated Net Income,

             (ii)  to the extent included in determining such Consolidated Net Income, (A) any extraordinary gains and all non-cash items of income (other than normal accruals in the ordinary course of business) for such period and (B) any gains for such period attributable to early extinguishment of Debt or obligations under any Swap Agreement or Hedging Obligation, all determined on a consolidated basis in accordance with GAAP and

            (iii)  the amount, if any, by which cash rent expense for such period exceeded rent expense in respect of operating leases in accordance with GAAP for such period; provided that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by the Company or any Restricted Subsidiary, other than dispositions in the ordinary course of business.

        "Consolidated Fixed Charges" means, for any period for the Company and its consolidated Restricted Subsidiaries, the sum, without duplication, of,

          (a)   Consolidated Interest Expense for such period, plus

          (b)   Disqualified Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Qualified Capital Stock, plus

          (c)   Preferred Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Qualified Capital Stock.

        "Consolidated Fixed Charges Coverage Ratio" means, as of any date of determination, the ratio of:

          (a)   the aggregate amount of Consolidated EBITDA for the most recent four consecutive fiscal quarters ending prior to such determination date for which financial statements are required to be filed pursuant to "—Reports" to

          (b)   Consolidated Fixed Charges for those four fiscal quarters;

provided, however, that:

(1)
if:

          (a)   since the beginning of that period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

          (b)   the transaction giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio involves an Incurrence or Repayment of Debt,

  Consolidated Fixed Charges for that period shall be calculated after giving effect on a pro forma basis to that Incurrence or Repayment as if the Debt was Incurred or Repaid on the first day of that period, provided that, in the event of any Repayment of Debt, Consolidated EBITDA for that period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

(2)
if:

          (a)   since the beginning of that period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

          (b)   the transaction giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio involves an Asset Sale, Investment or acquisition, or

          (c)   since the beginning of that period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of that period) shall have made such an Asset Sale, Investment or acquisition,

Consolidated EBITDA for that period shall be calculated after giving pro forma effect to the Asset Sale, Investment or acquisition as if the Asset Sale, Investment or acquisition occurred on the first day of that period.

        If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on that Debt shall be calculated as if the base interest rate in effect for the floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to that Debt if the applicable Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during that period the Debt of that Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for that Debt after the sale.

        "Consolidated Interest Expense" means, for any period for the Company and its Restricted Subsidiaries, all interest expense on a consolidated basis determined in accordance with GAAP, but including, in any event, the interest component under Capital Lease Obligations and Synthetic Lease Obligations.

        "Consolidated Net Income" means, for any period, the net income or loss of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Company) that is not a Restricted Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Company or, subject to clauses (b) and (c) below, any of the Restricted Subsidiaries during such period, (b) the income of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary (other than the Company or a Guarantor) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is restricted by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, statute, rule or regulation applicable to such Restricted Subsidiary, (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such Restricted Subsidiary, (d) any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts, (e) any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of assets of the Company or such Restricted Subsidiary, other than in the ordinary course of business, (f) any after-tax effect of income (loss) from the early extinguishment of Debt or Hedging Obligations or other derivative instruments, (g) the cumulative effect of a change in accounting principles, (h) the effects from applying purchase accounting, including applying purchase accounting to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements, as a result of any other past or future acquisitions or the amortization or write-off of any amounts thereof, (i) any fees and expenses paid in connection with the Transactions and other unusual or non-recurring gains or losses or income or expenses in connection with the Transactions and (j) any restructuring charges and expenses and charges related to the Permitted Issuer Reorganization or any proposed or consummated equity offering, investment, acquisition, disposition, Incurrence of Debt or recapitalization (including the Transactions).

        Notwithstanding the foregoing, (i) for purposes of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayment of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent the dividends, repayments or transfers increase the amount of Restricted Payments permitted under that covenant pursuant to clause (c)(4) thereof, and (ii) any net income (loss) of any Person (other than the Company) that is not a Restricted Subsidiary shall be excluded in calculating Consolidated Net Income, except that the Company's equity in the net income of any such Person for any period shall be included without duplication, in such Consolidated Net Income up to the aggregate amount of cash distributed by the Person during such period to the Company or a Restricted Subsidiary as a dividend or distribution.

        "Consolidated Secured Leverage Ratio" means, as of any date of determination, the ratio of (a) the aggregate amount of all Debt of the Company and its Restricted Subsidiaries secured by Liens at the date of determination, other than secured Debt of the type described in clauses (c) and (h) of the definition of Debt, (on a pro forma basis reflecting any Incurrence of Debt and repayment of Debt made on such date) to (b) the aggregate amount of Consolidated EBITDA for the Company for the four full fiscal quarters, treated as one period, ending prior to the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Secured Leverage Ratio for which financial statements are required to be filed pursuant to "—Reports" (such four full fiscal quarter period being referred to herein as the "Four Quarter Period"). In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated in a manner consistent with the definition of the "Fixed Charge Coverage Ratio," including any pro forma calculations.

        "Credit Agreements" means the ABL Credit Agreement and the Term Loan Agreement.

        "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect that Person against fluctuations in currency exchange rates.

        "Debt" means, with respect to any Person on any date of determination (without duplication):

          (a)   the principal of and premium (if any) in respect of:

            (1)   debt of the Person for money borrowed, and

            (2)   debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Person is responsible or liable;

          (b)   all Capital Lease Obligations and Synthetic Lease Obligations of the Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Person;

          (c)   all obligations of the Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of the Person and all obligations of the Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (d)   all obligations of the Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of the Person to the extent those letters of credit are not drawn upon or, if and to the extent drawn upon, the drawing is reimbursed no later than the third Business Day following receipt by the Person of a demand for reimbursement following payment on the letter of credit);

          (e)   the amount of all obligations of the Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of the Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (f)    all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, the Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (g)   all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of the Person (whether or not such obligation is assumed by the Person), the amount of such obligation being deemed to be the lesser of the value of that Property or the amount of the obligation so secured; and

          (h)   to the extent not otherwise included in this definition, Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligations that would be payable by such person at such time).

        The amount of Debt of any Person at any date shall be the outstanding balance at that date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at that date.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Non-Cash Consideration" means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

        "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction and any sale or issuance of Capital Stock in a Restricted Subsidiary but excluding any sale or issuance of Capital Stock in the Company) of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding, for purposes hereof, (a) Dispositions of obsolete, worn out or no longer useful property, whether now owned or hereafter acquired, in each case, in the ordinary course of business, (b) Dispositions of inventory, promotional materials and product displays in the ordinary course of business, (c) Dispositions of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; (d) Dispositions of defaulted receivables in the ordinary course of business for collection, (e) any Involuntary Disposition, and (f) the unwinding of any Hedging Obligation.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

          (a)   matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

          (b)   is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

          (c)   is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the notes.

        "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory consolidated federal, state and local income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Disqualified Stock.

        "Dollar" or "$" means the lawful currency of the United States.

        "Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as published by the Federal Reserve Board on the date of such determination.

        "Domestic Restricted Subsidiary" means, a Restricted Subsidiary that is a U.S. Subsidiary.

        "Effective Date" means the Issue Date.

        "Equity Offering" means (i) an underwritten public equity offering of Qualified Capital Stock of the Company pursuant to an effective registration statement under the Securities Act, or any direct or indirect parent company of the Company but only to the extent contributed to the Company in the form of Qualified Capital Stock of the Company or (ii) a private equity offering of Qualified Capital Stock of the Company, or any direct or indirect parent company of the Company but only to the extent contributed to the Company in the form of Qualified Capital Stock of the Company, other than any public offerings registered on Form S-8.

        "Event of Default" has the meaning set forth under "—Events of Default."

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

        "Fair Market Value" means, with respect to any asset or liability, the fair market value of such asset or liability, as determined by an Officer of the Company in good faith.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not a U.S. Subsidiary.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture, except with respect to any reports or financial information required to be delivered pursuant to the covenant described above under "—Certain Covenants—Reports," which shall be prepared in accordance with GAAP as in effect on the date thereof. For the purposes of the indenture, the term "consolidated," with respect to any Person, shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment. If at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may elect by written notice to the trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice and as in effect from time to time (for all other purposes of the Indenture) and (b) for prior periods, GAAP as defined in the first sentence of this definition.

        "Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America or any country that is a member of the European Union on the Issue Date (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America or such European Union country is pledged and which are not callable or redeemable at the Issuer's option.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of that Person:

          (a)   to purchase or pay (or advance or supply funds for the purchase or payment of) the Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

          (b)   entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

          (1)   endorsements for collection or deposit in the ordinary course of business, or

          (2)   a contractual commitment by one Person to invest in another Person for so long as the Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (i) of the definition of "Permitted Investment."

        The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantor" means each Restricted Subsidiary that is party to the indenture on the Issue Date, each other Restricted Subsidiary that executes a supplemental indenture in the form attached to the indenture providing for the guarantee of the payment of the notes, any successor obligor under its Note Guaranty pursuant to "—Certain Covenants—Merger, Consolidation and Sale of Property," or, following a Permitted Issuer Reorganization, New Parent, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to the indenture.

        "Hedging Obligation" of any Person means any obligation of that Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

        "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of that Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any Debt or obligation on the balance sheet of that Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of that Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of that Debt; provided further, however, that any Debt or other obligations of a Person existing at the time the Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by that Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with "—Certain Covenants—Limitation on Debt," amortization of debt discount or premium shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount or at a premium, the amount of the Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

        "Independent Financial Advisor" means an investment banking firm of national standing or any third party appraiser of national standing, provided that the firm or appraiser is not an Affiliate of the Company.

        "Independent Investment Banker" means one of the Reference Treasury Dealers selected by the Company.

        "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate option agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates.

        "Investment" by any Person means any direct or indirect loan (other than advances to customers and suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of that Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor undertakes any Support Obligation with respect to Debt or other obligations of such other Person. For purposes of the covenants described under "—Certain Covenants—Limitation on Restricted Payments" and "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries" and the definition of "Restricted Payment," "Investment" shall include the portion (proportionate to the Company's equity interest in the Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that the Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of that Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

          (a)   the Company's "Investment" in that Subsidiary at the time of such redesignation, less

          (b)   the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of that Subsidiary at the time of such redesignation.

        In determining the amount of any Investment made by transfer of any Property other than cash, the Property shall be valued at its Fair Market Value at the time of the Investment.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P.

        "Involuntary Disposition" means the receipt by the Company or any Restricted Subsidiary of any cash insurance proceeds or condemnation awards or expropriation compensation payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its Property.

        "Issue Date" means June 18, 2014.

        "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to that Property (including any Capital Lease Obligation, Synthetic Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

        "Material Disposition" means a Disposition where the aggregate consideration therefor (including Debt assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith) exceeds $50.0 million.

        "Merger" means the merger of the Acquired Company with and into Merger Sub with the Acquired Company surviving as a Wholly Owned Subsidiary of the Issuer.

        "Merger Agreement" means the Agreement and Plan of Merger dated as of March 11, 2014, among the Company, Merger Sub and the Acquired Company, together with the exhibits thereto and the related disclosure letter.

        "Merger Sub" means Java Corp., a Delaware corporation.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of that Asset Sale or received in any other non-cash form), in each case net of:

          (a)   all legal, title and recording tax expenses, commissions and other fees (including, without limitation, brokers' or investment bankers' commissions or fees) and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of the Asset Sale,

          (b)   all payments made on any Debt that is secured by any Property subject to the Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to that Property, or which must by its terms, or in order to obtain a necessary consent to the Asset Sale, or by applicable law, be repaid out of the proceeds from the Asset Sale,

          (c)   all distributions and other payments required to be made to noncontrolling interest holders in Subsidiaries or joint ventures as a result of the Asset Sale, and

          (d)   the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in the Asset Sale and retained by the Company or any Restricted Subsidiary after the Asset Sale provided, that, to the extent that any portion of the consideration for an Asset Sale is required by contract to be held in a separate escrow or deposit account to support indemnification, adjustment of purchase price or similar obligations, such portion of the consideration shall become Net Available Cash only at such time as it is released to the Company or a Restricted Subsidiary from the escrow or deposit account.

        "Net Cash Proceeds" means with respect to any incurrence or issuance of Debt, the aggregate principal amount actually received in cash by the Company or any Restricted Subsidiary in connection therewith, net of direct costs (including legal, accounting and investment banking fees and expenses, sales brokerage commissions and underwriting discounts).

        "New Parent" has the meaning set forth in the definition of "Permitted Issuer Reorganization."

        "Officer" means the Chief Executive Officer, the Chief Financial Officer, Vice Chairman, any President, the Chief Accounting Officer, any Executive Vice President, any Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

        "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer, principal financial officer or the principal accounting officer of the Company, and delivered to the trustee.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the trustee. The counsel may be an employee of or counsel to the Company.

        "Permitted Business" means any business that is reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged in on the Effective Date.

        "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

          (a)   any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of the Restricted Subsidiary is a Permitted Business;

          (b)   any Person if as a result of the Investment that Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that the Person's primary business is a Permitted Business;

          (c)   cash, Cash Equivalents and Temporary Cash Investments;

          (d)   commission, payroll, travel and similar advances to cover matters that are expected at the time of those advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (e)   loans and advances to directors, officers and employees made in the ordinary course of business or to finance the purchase of Capital Stock of the Company, in compliance with applicable laws, provided that those loans and advances do not exceed $20.0 million at any one time outstanding;

          (f)    stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

          (g)   any Person to the extent the Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under "—Certain Covenants—Limitation on Asset Sales";

          (h)   Hedging Obligations permitted under clauses (e), (f) or (g) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Debt";

          (i)    customers or suppliers of the Company or any of its Subsidiaries in the form of extensions of credit or transfers of Property, to the extent otherwise constituting an Investment, and in the ordinary course of business and any Investments received in the ordinary course of business in satisfaction or partial satisfaction thereof;

          (j)    any Person if the Investments (or binding commitments in respect thereof) are outstanding on the Issue Date and not otherwise described in clauses (a) through (i) above;

          (k)   any securities, derivative instruments or other Investments of any kind that are acquired and held for the benefit of Company employees in the ordinary course of business pursuant to deferred compensation plans or arrangements approved by the Board of Directors; provided, however, that (i) the amount of such Investment represents funds paid or payable in respect of deferred compensation previously included as an expense in the calculation of Consolidated Net Income (and not excluded pursuant to clause (f) of the definition of "Consolidated Net Income"), and (ii) the terms of such Investment shall not require any additional Investment by the Company or any Restricted Subsidiary;

          (l)    any Person (other than an Affiliate) in aggregate amount not to exceed $100.0 million;

          (m)  any Investment acquired in exchange for shares of Capital Stock of the Company (other than Disqualified Stock); provided that the proceeds of such issuance shall be excluded from the definition of "Capital Stock Sale Proceeds";

          (n)   any receivable owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (o)   any Investment (i) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of bankruptcy, workout, reorganization or recapitalization of the Issuer of such other Investment or accounts receivable, (ii) in satisfaction of judgments or in compromise, settlement or resolution of any litigation, arbitration or other dispute, or (iii) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (p)   Guarantees of Debt issued in accordance with "Certain Covenants—Limitations on Debt,"

          (q)   Investments made in connection with the funding of contributions under any nonqualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans;

          (r)   the Acquisition; and

          (s)   Investments made in connection with the purchase or acquisition by the Issuer or any of its, direct or indirect, Subsidiaries of any equity interests in MWUK Holding Company Ltd. not already owned, directly or indirectly, by the Issuer.

        For the avoidance of doubt, any Investment that is a Permitted Investment hereunder may be transferred to the Company or another Restricted Subsidiary, or exchanged for other assets of the Company or another Restricted Subsidiary.

        "Permitted Issuer Reorganization" means the formation of a holding company of the Issuer (the "New Parent") (including through the merger of the Issuer into a wholly-owned Domestic Subsidiary of the New Parent) pursuant to which (i) the shareholders of the Issuer immediately prior to the Permitted Issuer Reorganization acquire shares of common stock in the New Parent corresponding to their shares of common stock in the Issuer immediately prior to such transaction in exchange for their shares of common stock in the Issuer, (ii) the New Parent becomes the holder of 100% of the Capital Stock of the Issuer and (iii) the New Parent becomes a Guarantor so long as, immediately after giving effect thereto, no Event of Default shall have occurred and is continuing and the New Parent has no material assets or liabilities other than through its ownership of the Issuer and its Subsidiaries, and the Acquired Company and liabilities in respect of guarantees of obligations of the Issuer and the other Restricted Subsidiaries.

        "Permitted Liens" means:

          (a)   Liens (including, without limitation and to the extent constituting a Lien, negative pledges) to secure Debt in an aggregate principal amount not to exceed the amount permitted to be Incurred under clause (b) of the second paragraph of the covenant described under "—Certain

  Covenants—Limitation on Debt," regardless of whether the Company and the Restricted Subsidiaries are actually subject to that covenant at the time the Lien is Incurred;

          (b)   Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary and deposits in respect thereof if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (c)   Liens imposed by law, such as carriers', warehousemen's, materialmen's, repairmen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

          (d)   Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return- of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, including banker's liens and rights of set-off, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

          (e)   Liens on Property at the time the Company or any Restricted Subsidiary acquired the Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any Lien of this kind may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that the Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Property was acquired by the Company or any Restricted Subsidiary;

          (f)    Liens on the Property of a Person at the time that Person becomes a Restricted Subsidiary; provided, however, that any Lien of this kind may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of that Person; provided further, however, that the Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Person became a Restricted Subsidiary;

          (g)   pledges or deposits by the Company or any Restricted Subsidiary under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

          (h)   Liens (including, without limitation and to the extent constituting Liens, negative pledges), assignments and pledges of rights to receive premiums, interest or loss payments or otherwise arising in connection with workers' compensation loss portfolio transfer insurance transactions or any insurance or reinsurance agreements pertaining to losses covered by insurance, and Liens (including, without limitation and to the extent constituting Liens, negative pledges) in favor of insurers or reinsurers on pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation;

          (i)    Liens of landlords on fixtures, equipment and movable property located on leased premises and utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

          (j)    Liens arising out of judgments or awards against the Company or a Restricted Subsidiary with respect to which the Company or the Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review;

          (k)   Liens in favor of issuers of performance, stay, appeal, indemnification, surety or similar bonds, completion guarantees or letters of credit issued pursuant to the request of and for the account of the Company or a Restricted Subsidiary in the ordinary course of its business, provided that these letters of credit do not constitute Debt;

          (l)    leases or subleases of real property granted by the Company or a Restricted Subsidiary to any other Person and not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

          (m)  Liens (including, without limitation and to the extent constituting Liens, negative pledges) on intellectual property arising from intellectual property licenses entered into in the ordinary course of business;

          (n)   Liens or negative pledges attaching to or related to joint ventures engaged in a Permitted Business, restricting Liens on interests in those joint ventures;

          (o)   Liens existing on the Issue Date not otherwise described in clauses (a) through (n) above;

          (p)   Liens securing Debt Incurred pursuant to clause (l) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Debt" on the Property purchased with the proceeds of such Debt;

          (q)   Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (e), (f), (o) or (p) above or (x) below; provided, however, that any Lien of this kind shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by the Lien shall not be increased to an amount greater than the sum of:

            (1)   the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (e), (f), (o) or (p) above, as the case may be, at the time the original Lien became a Permitted Lien under the indenture, and

            (2)   an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or the Restricted Subsidiary in connection with the Refinancing;

          (r)   Liens on cash or Temporary Cash Investments held as proceeds of Permitted Refinancing Debt pending the payment, purchase, defeasance or other retirement of the Debt being Refinanced;

          (s)   Liens not otherwise permitted by clauses (a) through (r) above securing obligations with an aggregate principal amount not to exceed $75.0 million;

          (t)    Liens securing Hedging Obligations permitted under clause (e), (f) or (g) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Debt";

          (u)   Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (v)   Liens (including, without limitation and to the extent constituting a Lien, negative pledges) to secure Debt so long as on a pro forma basis the Consolidated Secured Leverage Ratio does not exceed 2.00 to 1.00;

          (w)  Liens securing Debt Incurred pursuant to clause (n) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Debt";

          (x)   Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business; and

          (y)   any interest or title of a lessor under any Capital Lease Obligation or operating lease.

        "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

          (a)   the new Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

            (1)   the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

            (2)   an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to the Refinancing,

          (b)   the Average Life of the new Debt is equal to or greater than the Average Life of the Debt being Refinanced,

          (c)   the Stated Maturity of the new Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

          (d)   the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include:

          (x)   Debt of a Subsidiary that is not a Guarantor that Refinances Debt of the Company or any Guarantor, or

          (y)   Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

        "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of that Person, over shares of any other class of Capital Stock issued by that Person.

        "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory consolidated federal, state and local income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Preferred Stock.

        "Productive Assets" means assets (other than securities and inventory) that are used or usable by the Company and its Restricted Subsidiaries in Permitted Businesses.

        "pro forma" means, with respect to any computation hereunder required to be made on a pro forma basis giving effect to any proposed Investment or other acquisition, any Material Disposition, any Restricted Payment or any payment of or in respect of any Debt (collectively, "Pro Forma Events"), computation thereof after giving pro forma effect to adjustments in connection with such Pro Forma Event that are either (i) in accordance with Regulation S-X under the Securities Act or (ii) set forth in an Officer's Certificate and believed in good faith by the Issuer to be probable based on actions taken or to be taken within 12 months following the consummation of the relevant Pro Forma Event; provided that the aggregate amount of any increase in Consolidated EBITDA resulting from adjustments pursuant to this clause (ii) for any four fiscal quarter period of the Company, when aggregated with the amount of any addback to Consolidated EBITDA pursuant to clause (a)(vii) of the definition thereof for such period, shall not exceed 10% (or, for any four fiscal quarter period ending prior to the end of the eighth full fiscal quarter ending after the Effective Date, 20% so long as any such amount above 10% is attributable to the Transactions and the integration of the Acquired Company and its Subsidiaries) of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to such clause (a)(vii) or this clause (ii)), in each case, using, for purposes of making such computation, the consolidated financial statements of the Company and the Restricted Subsidiaries (and, to the extent applicable, the historical financial statements of any entities or assets so acquired or to be acquired, or so disposed or to be disposed), which shall be reformulated as if such Pro Forma Event (and, in the case of any pro forma computations made hereunder to determine whether such Pro Forma Event is permitted to be consummated hereunder, to any other Pro Forma Event consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation), and any Debt or other liabilities incurred in connection with any such Pro Forma Event, had been consummated and incurred at the beginning of such period.

        "Pro Forma Event" has the meaning set forth in the definition of "pro forma."

        "Property" means, with respect to any Person, any interest of that Person in any kind of property, plant, equipment or other asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the indenture, the value of any Property shall be its Fair Market Value.

        "Purchase Money Debt" means Debt:

          (a)   consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of the Debt does not exceed the anticipated useful life of the Property being financed, and

          (b)   Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of the Property, including additions and improvements thereto;

provided, however, that the Debt is Incurred within 365 days after the acquisition, construction or lease of the Property by the Company or Restricted Subsidiary.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Stock.

        "Rating Agencies" means Moody's and S&P.

        "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, that Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Registration Rights Agreement" means that certain registration rights agreement dated as of the Issue Date by and among the Issuer, the Guarantors and the initial purchasers set forth therein.

        "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire that Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of the covenants described under "—Certain Covenants—Limitation on Asset Sales" and "—Certain Covenants—Limitation on Debt" and the definition of "Consolidated Fixed Charges Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

        "Restricted Payment" means:

          (a)   any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made to the Company or the parent of the Restricted Subsidiary or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

          (b)   the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into Capital Stock of the Company or any Restricted Subsidiary, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

          (c)   the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (i) any Subordinated Obligation Incurred under clause (c) of the covenant described under "—Certain Covenants—Limitation on Debt" and (ii) the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case under this subclause (ii) due within one year of the date of acquisition);

          (d)   any Investment (other than Permitted Investments) in any Person; or

          (e)   the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that the Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of the "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in the former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary. Following a Permitted Issuer Reorganization, the Issuer shall be considered a Restricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, a business of Standard & Poor's Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc., or any successor to the rating agency business thereof.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers that Property to another Person and the Company or a Restricted Subsidiary leases it from that other Person together with any Refinancings thereof.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Act" means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

        "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Stated Maturity" means, with respect to any security, the date specified in the security as the fixed date on which the payment of principal of the security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of the security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless that contingency has occurred).

        "Subordinated Obligation" means any Debt of the Company or the Guarantors (whether outstanding on the Effective Date or thereafter Incurred) that is subordinate or junior in right of payment to the notes pursuant to a written agreement to that effect.

        "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (a)   that Person,

          (b)   that Person and one or more Subsidiaries of that Person, or

          (c)   one or more Subsidiaries of that Person.

        "Support Obligation" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien). The amount of any Support Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Support Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

        "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any Subsidiary shall be a Swap Agreement.

        "Synthetic Lease" means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

        "Synthetic Lease Obligations" means, as to any Person, an amount equal to the sum, without duplication, of (a) the obligations of such person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term. For purposes of "—Certain Covenants—Limitation on Liens," a Synthetic Lease Obligation shall be deemed secured by a Lien on the Property being leased and such Property will be deemed to be owned by the lessee.

        "Temporary Cash Investments" means any of the following:

          (a)   securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition,

          (b)   U.S.-dollar denominated time deposits and certificates of deposit of (i) any lender under the ABL Credit Agreement, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (collectively, an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition,

          (c)   commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition,

          (d)   repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500.0 million for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations,

          (e)   Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940 that are administered by reputable financial institutions having capital of at least $500.0 million and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof, and

          (f)    other short-term investments utilized by Foreign Restricted Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

        "Term Loan Agreement" means the term loan facility under the credit agreement entered into as of the Effective Date by and among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements (in each case with the same or new agents, lenders or institutional investors), including any agreement adding or changing the borrower or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Debt thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

        "Term Loan Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities (including related Guarantees) with banks, investment banks, insurance companies, mutual funds or other institutional lenders (including the Term Loan Agreement) providing for revolving credit loans, term loans or receivables or inventory financing (including through the sale of receivables or inventory to institutional lenders or to special purpose, bankruptcy remote entities formed to borrow from institutional lenders against those receivables or inventory), in each case together with any Refinancing thereof on any basis so long as such Refinancing constitutes Debt.

        "Transactions" means the Acquisition, the incurrence of the notes and borrowings under the Credit Agreements to finance the Acquisition, the related debt repayments and payment of fees and expenses related thereto.

        "Treasury Rate" means, as obtained by the Company, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to July 1, 2017; provided, however, that if the period from such Redemption Date to July 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means:

          (a)   any Subsidiary of the Company that is designated after the Effective Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries" and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

          (b)   any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Subsidiary" means any direct or indirect Subsidiary of the Company that is organized under the laws of any state of the United States or the District of Columbia.

        "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of that Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned" means a Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at that time owned, directly or indirectly, by the Company and its other Wholly Owned Restricted Subsidiaries.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of certain U.S. federal income tax consequences relevant to the exchange offer and the ownership and disposition of the new notes, and does not purport to be a complete analysis of all potential tax considerations. This discussion only applies to holders of notes that are held as capital assets who are exchanging original notes for exchange notes in the exchange offer.

        This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

  •
  financial institutions;

  •
  tax-exempt entities;

  •
  insurance companies;

  •
  expatriates;

  •
  dealers in securities or foreign currencies;

  •
  persons holding notes as part of a hedge or other integrated transaction;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes (and investors therein); or

  •
  persons subject to the alternative minimum tax.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership considering an investment in the notes, you should consult your tax advisor.

        This summary is based on the Internal Revenue Code of 1986, as amended, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as of the date hereof and changes to any of which subsequent to the date of this offering memorandum may affect the tax consequences described herein. Moreover, this discussion does not address the effect of any U.S. federal tax laws other than U.S. federal income tax laws (such as estate and gift tax or Medicare contribution tax consequences) or the effects of any state, local or foreign tax laws on the purchase, ownership, or disposition of notes. Persons considering the purchase of notes or holding the notes are urged to consult their tax advisors with regard to the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

        The Company has not sought, nor does it currently plan to seek, any rulings from the Internal Revenue Service (the "IRS") with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

Exchange Offer

        The exchange of original notes for new notes pursuant to the exchange offer should not constitute a taxable event for U.S. federal income tax purposes. As a result:

  •
  a holder of original notes should not recognize taxable gain or loss as a result of the exchange of original notes for new notes pursuant to the exchange offer;

  •
  the holding period of the new notes should include the holding period of the original notes surrendered in exchange therefor; and

  •
  a holder's adjusted tax basis in the new notes should be the same as such holder's adjusted tax basis in the original notes surrendered in exchange therefor.

Effect of Certain Contingent Payments

        In certain circumstances, the Company may be obligated to pay you amounts in excess of the stated interest and principal payable on the notes. The Company's obligation to make additional payments upon a change of control, registration default or certain redemptions (see, "Description of Notes—Repurchase at the Option of Holders Upon a Change of Control" and "Description of Notes—Optional Redemption") may implicate the provisions of Treasury regulations relating to "contingent payment debt instruments." Although the issue is not free from doubt, the Company intends to take the position that the notes should not be treated as contingent payment debt instruments because the possibility of making such payments should be treated as a "remote" or "incidental" contingency. Our position that such contingent payments are remote or incidental is binding on a holder, unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. Assuming such position is respected, a U.S. Holder would be required to include in income the amount of any such payments at the time such payments are received or accrued in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes. Our position is not, however, binding on the IRS, and if the IRS successfully challenges this position, and the notes are treated as contingent payment debt instruments because of such payments, U.S. Holders might, among other things, be required to accrue ordinary interest income at higher rates than the stated interest rate on the notes and to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain. This remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes. The regulations applicable to contingent payment debt instruments have not been the subject of authoritative interpretation and therefore the scope of the regulations is not certain. Purchasers of notes are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

U.S. Holders

        As used herein, "U.S. Holder" means a beneficial owner of a note who or that is for U.S. federal income tax purposes:

  •
  an individual that is a citizen or resident of the United States;

  •
  a corporation organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a U.S. person.

  Interest

        A U.S. Holder will be required to include the stated interest payments on the notes in income in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

  Market Discount

        If a U.S. Holder purchases a new note (or purchased an original note which is exchanged for a new note) for an amount that is less than its stated redemption price at maturity, the amount of the difference will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a specified de minimis amount.

        A U.S. Holder who purchased a note with market discount will be required to treat any payment other than stated interest on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount accrued on the note at the time of the payment or disposition unless this market discount has been previously included in income by the U.S. Holder pursuant to an election by the U.S. Holder to include market discount in income as it accrues, or pursuant to a constant yield election by the U.S. Holder. If the note is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. Holder as if such holder had sold the note in a taxable transaction at its then fair market value. In addition, the holder may be required to defer, until the maturity of the note or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note, unless the U.S. Holder has elected to include market discount as it accrues or pursuant to a constant yield election.

  Amortizable Bond Premium

        If a U.S. Holder purchases a new note (or purchased an original note which is exchanged for a new note) for an amount that is greater than the sum of all amounts payable on the note other than stated interest, such U.S. Holder will be considered to have purchased the note with amortizable bond premium. In general, amortizable bond premium with respect to any note will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the note other than stated interest and the holder may elect to amortize this premium, using a constant yield method, over the remaining term of the note. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset stated interest required to be included in such holder's income with respect to the note in that accrual period. A U.S. Holder who elects to amortize bond premium must reduce his tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

  Sale or Other Taxable Disposition of the Notes

        A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference, if any, between the amount realized upon the disposition and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will be the U.S. Holder's cost therefor, increased by any market discount previously included in income by such holder and reduced (but not below zero) by any amortized bond premium and payments, other than stated interest payments, received with respect to the note. Any such recognized gain or loss generally will be capital gain or loss, and if the U.S. Holder held the note for more than one year, will be long-term capital gain or loss. Long-term capital gains of noncorporate taxpayers are generally subject to tax at long-term capital gain rates, which are lower rates than those applicable to ordinary income. Amounts attributable to accrued interest or accrued market discount are taxed as ordinary income as described under "Interest" and "Market Discount" above. A U.S. Holder's ability to deduct capital losses may be limited.

  Information Reporting and Backup Withholding

        Information reporting requirements will generally apply to U.S. Holders other than certain exempt recipients, such as corporations, with respect to certain payments on the notes and the proceeds from a sale or other disposition of the notes. A U.S. Holder will be subject to backup withholding at a rate currently equal to 28% on the foregoing amounts if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

        The following discussion is limited to the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes relevant to a Non- U.S. Holder. For these purposes, a "Non-U.S. Holder" is a beneficial owner of a note that is for U.S. federal income tax purposes:

  •
  an individual who is classified as a nonresident for U.S. federal income tax purposes;

  •
  a foreign corporation; or

  •
  a foreign estate or trust.

  Interest

        Subject to the discussions of backup withholding and FATCA below, interest paid to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, provided that:

  •
  such holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the Company's stock entitled to vote;

  •
  such holder is not a controlled foreign corporation that is related to the Company, directly or indirectly, through stock ownership;

  •
  such holder is not a bank receiving interest on a loan entered into in the ordinary course of its trade or business;

  •
  such interest is not effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States; and

  •
  the Company, or its paying agent, receives appropriate documentation (generally an IRS Form W-8BEN or W-8ECI) establishing that the Non-U.S. Holder is not a U.S. person.

        A Non-U.S. Holder that does not qualify for an exemption from U.S. federal income and withholding tax under the preceding paragraph generally will be subject to U.S. federal withholding tax at a 30% rate on payments of interest on the notes unless such holder (i) provides us with a property executed IRS Form W-8BEN or W-8BEN-E (or successor form) claiming, under penalties of perjury, an exemption from or reduction in U.S. federal withholding tax under an applicable tax treaty or (ii) such interest is effectively connected with a U.S. trade or business and such holder provides us with a properly executed IRS Form W-8ECI.

        If interest on the notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, such interest will be generally will be subject to U.S. federal income tax on a net income basis at the rates applicable to U.S. persons generally (and corporate holders may also be subject to a 30% branch profits tax on any effectively connected earnings and profits (subject to adjustments), unless an applicable income tax treaty provides otherwise). To claim exemption from U.S. withholding tax because the interest is effectively connected with a U.S. trade or business, the Non-U.S. Holder must provide the Company or its paying agent with the appropriate documentation (generally an IRS Form W-8ECI).

  Sale or Other Taxable Disposition of the Notes

        Subject to the discussions of backup withholding and FATCA below, any gain realized by a Non-U.S. Holder on the sale, exchange, redemption, retirement or other taxable disposition of a note (other than any amount attributable to accrued and unpaid interest, which will be treated as described above under "—Interest") generally will not be subject to U.S. federal income or withholding tax, unless:

  •
  such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, in which case such gain will be taxed in the same manner as effectively connected interest, as discussed above under "—Interest"; or

  •
  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions are satisfied, in which case such gain (net of certain U.S. source losses) will be subject to U.S. federal income tax at a flat rate of 30% (or a reduced rate under an applicable income tax treaty).

  Information Reporting and Backup Withholding

        Information returns may be filed with the IRS in connection with payments on the notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes, and the Non-U.S. Holder may be subject to backup withholding on the foregoing amounts. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding

        Pursuant to the Foreign Account Tax Compliance Act ("FATCA"), the exchange of the new notes for the old notes is not expected to constitute a "material modification" which would subject payments on the new notes to withholding under FATCA. However, if there is a "material modification" of the notes in the future, the Company may thereafter be required to impose a U.S. federal withholding tax at the rate of 30% on payments of interest, and, after December 31, 2016, on payments of the gross proceeds from the sale or other taxable disposition (including a retirement or redemption) of the notes, made to non-U.S. financial institutions and certain other non-U.S. nonfinancial entities (including, in some instances, where such an institution or entity is acting as an intermediary) that fail to comply with certain information reporting obligations. Holders should consult their own tax advisors regarding this legislation and whether it may be relevant to their purchase, ownership and disposition of the notes.

BOOK-ENTRY, DELIVERY AND FORM

General

        The new notes issued in exchange for original notes will be represented by a global note in registered form without interest coupons attached (collectively, the "Global Notes"). Upon issuance, the Global Notes will be deposited with a custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in the Global Notes ("Book-Entry Interests") will be limited to persons that have accounts with DTC, or persons that hold interests through such participants. DTC holds interest in the Global Notes on behalf of its participants through customers' securities accounts in their respective names on the books of their respective depositaries. Except under the limited circumstances described below, owners of beneficial interests in the Global Notes are not entitled to receive physical delivery of certificated notes.

        Book-Entry Interests will be shown on, and transfers thereof will be done only through, records maintained in book-entry form by DTC and its participants. The laws of some jurisdictions, including certain states of the U.S., may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair your ability to own, transfer or pledge Book-Entry Interests. In addition, while the notes are in global form, holders of Book-Entry Interests are not considered the owners or "holders" of notes for any purpose.

        So long as the notes are held in global form, DTC (or its nominees) will be considered the sole holders of such Global Notes for all purposes under the indenture governing such notes. In addition, participants in DTC must rely on the procedures of DTC and indirect participants must rely on the procedures of DTC and the participants through which they own Book-Entry Interests, to transfer their interests or to exercise any rights of holders under the indenture.

        Neither Men's Wearhouse nor the Trustee has any responsibility or liability for any aspect of the records relating to the Book-Entry Interests.

Redemption of the Global Notes

        In the event any Global Note (or any portion thereof) is redeemed, DTC (or its nominees) will redeem an equal amount of the Book-Entry Interests in such Global Note from the amount received by it in respect of the redemption of such Global Note. The redemption price payable in connection with the redemption of such Book Entry Interests will be equal to the amount received by DTC in connection with the redemption of such Global Note (or any portion thereof). Men's Wearhouse understands that, under existing practices of DTC, if fewer than all of the notes are to be redeemed at any time, DTC will credit its participants' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as it deems fair and appropriate; provided, however, that no Book-Entry Interest of $2,000 principal amount or less may be redeemed in part.

Payments on Global Notes

        Men's Wearhouse will make payments of any amounts owing in respect of the Global Notes (including principal, premium, if any, and interest and all other amounts payable) to DTC or its nominee, which will distribute such payments to the applicable participants in accordance with its procedures. Men's Wearhouse will make payments of all such amounts without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature except as may be required by law. Men's Wearhouse expects that standing customer instructions and customary practices will govern payments by participants to owners of Book-Entry Interests held through such participants.

        Under the terms of the indenture, Men's Wearhouse and the Trustee will treat the registered holders of the Global Notes (e.g., DTC (or its nominees)) as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, none of Men's Wearhouse, the Trustee or any of their respective agents has or will have any responsibility or liability for:

  •
  any aspect of the records of DTC or any participant or indirect participant relating to payments made on account of a Book-Entry Interest or for maintaining, supervising or reviewing the records of DTC, or any participant or indirect participant relating to or payments made on account of a Book-Entry Interest; or

  •
  DTC or any participant or indirect participant. Payments by participants to owners of Book-Entry Interests held through participants are the responsibility of such participants.

Currency of Payment for the Global Notes

        Except as may otherwise be agreed between DTC and any holder, the principal of, premium, if any, and interest on, and all other amounts payable in respect of the Global Notes will be paid to the applicable holders of interests in such notes (the "DTC Holders") through DTC in U.S. dollars.

        Payments will be subject in all cases to any fiscal or other laws and regulations (including any regulations of the applicable clearing system) applicable thereto. None of Men's Wearhouse, the Trustee, the initial purchasers or any of their respective agents will be liable to any holder of a Global Note or any other person for any commissions, costs, losses or expenses in relation to or resulting from any currency conversion or rounding effected in connection with any such payment.

Action by Owners of Book-Entry Interests

        DTC has advised Men's Wearhouse that it will take any action permitted to be taken by a holder of notes (including the presentation of notes of such series for exchange as described below) only at the direction of one or more participants to whose account the Book-Entry Interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. DTC will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the Global Notes. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for definitive registered notes of such series in certificated form (the "Definitive Registered Notes") and to distribute Definitive Registered Notes to its participants.

Definitive Registered Notes

        Under the terms of the indenture, owners of the Book-Entry Interests will receive Definitive Registered Notes:

  •
  if DTC notifies Men's Wearhouse that it is unwilling or unable to continue as depositary for the Global Note, or DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, a qualified successor depositary is not appointed by Men's Wearhouse within 120 days of such notice; or

  •
  if an event of default under the indenture occurred or is continuing and the owner of a Book-Entry Interest requests such exchange in writing delivered through DTC.

        In the case of the issuance of Definitive Registered Notes, the holder of a Definitive Registered Note may transfer such note by surrendering it to the registrar. In the event of a partial transfer or a partial redemption of a holding of Definitive Registered Notes represented by one Definitive Registered Note, a Definitive Registered Note shall be issued to the transferee in respect of the part transferred, and a new Definitive Registered Note in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor or the holder, as applicable; provided that no Definitive Registered Note in a denomination less than $2,000 shall be issued. Men's Wearhouse will bear the cost of preparing, printing, packaging and delivering the Definitive Registered Notes.

        Men's Wearhouse shall not be required to register the transfer or exchange of Definitive Registered Notes for a period of 15 calendar days preceding (a) the record date for any payment of interest on the notes, (b) any date fixed for redemption of the notes or (c) the date fixed for selection of the notes to be redeemed in part. Also, Men's Wearhouse is not required to register the transfer or exchange of any notes selected for redemption. In the event of the transfer of any Definitive Registered Note, the transfer agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents as described in the indenture. Men's Wearhouse may require a holder to pay any taxes and fees required by law and permitted by the indenture and the notes.

        If Definitive Registered Notes are issued and a holder thereof claims that such Definitive Registered Notes have been lost, destroyed or wrongfully taken or if such Definitive Registered Notes are mutilated and are surrendered to the registrar for the series of notes or at the office of a transfer agent for the notes, Men's Wearhouse shall issue and the trustee for the applicable series of notes shall authenticate a replacement Definitive Registered Note if such Trustee's and Men's Wearhouse's requirements are met. The Trustee for the notes or Men's Wearhouse may require a holder requesting replacement of a Definitive Registered Note to furnish an indemnity bond sufficient in the judgment of both such Trustee and Men's Wearhouse to protect Men's Wearhouse, such Trustee or the paying agent for the notes appointed pursuant to the indenture from any loss which any of them may suffer if a Definitive Registered Note is replaced. Men's Wearhouse may charge for its expenses in replacing a Definitive Registered Note.

        In case any such mutilated, destroyed, lost or stolen Definitive Registered Note has become or is about to become due and payable, or is about to be redeemed or purchased by Men's Wearhouse pursuant to the provisions of the indenture, Men's Wearhouse in its discretion may, instead of issuing a new Definitive Registered Note, pay, redeem or purchase such Definitive Registered Note, as the case may be.

Information Concerning DTC

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

        DTC has advised Men's Wearhouse that DTC is:

  •
  a limited purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" under New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions among its participants. It does this through electronic book-entry changes in the accounts of securities participants, eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC's owners are the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. and a number of its direct participants. Others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, also have access to the DTC system and are known as indirect participants.

        Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner of a beneficial interest to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for that interest. The ownership interests in, and the transfers of ownership interests in, each note held by or on behalf of DTC are recorded on the records of the participants and indirect participants. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests to such persons may be limited. In addition, owners of beneficial interests through the DTC system will receive distributions attributable to the Global Notes only through DTC participants.

Global Clearance and Settlement Under the Book-Entry System

        The notes are expected to trade in DTC's Same-Day Funds Settlement System and any permitted secondary market trading activity in the notes will, therefore, be required by DTC to be settled in immediately available funds. Men's Wearhouse expects that secondary trading in any certificated notes will also be settled in immediately available funds. Subject to compliance with the transfer restrictions applicable to the Global Notes, cross-market transfers of Book-Entry Interests in the notes between the participants in DTC will be done through DTC in accordance with DTC's rules.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Men's Wearhouse, the Trustee, the initial purchasers, the registrar, any transfer agent or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants, of their respective obligations under the rules and procedures governing their operations.

Initial Settlement

        Initial settlement for the notes will be made in dollars. Book-Entry Interests owned through DTC accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Book-Entry Interests will be credited to the securities custody accounts of DTC, holders on the business day following the settlement date against payment for value on the settlement date.

Secondary Market Trading

        The Book-Entry Interests will trade through participants of DTC and will settle in same day funds. Since the purchase determines the place of delivery, it is important to establish at the time of trading of any Book-Entry Interests where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired as a result of market making activities or other trading activities. We have agreed that, if requested in writing by such a broker-dealer, for a period of up to 90 days after the date of effectiveness of the Registration Statement, of which this prospectus forms a part, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                        , 2015, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over the counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The letter of transmittal also states that any holder participating in the exchange offer will have no arrangements or understanding with any person to participate in the distribution of the original notes or the new notes within the meaning of the Securities Act.

        For a period of up to 90 days after the date of effectiveness of the registration statement, of which this prospectus forms a part, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offers and will indemnify the holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        Certain matters with respect to the legality of the new notes and related guarantees will be passed upon for the Company by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended January 31, 2015, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Jos. A. Bank as of February 1, 2014 and February 2, 2013, and for each of the years in the three-year period ended February 1, 2014, as set forth herein, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as set forth in its report thereon, included herein.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        Through the investor relations section of our website, www.menswearhouse.com, we provide free access to our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC.

        You may read and copy any materials that Men's Wearhouse files with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Men's Wearhouse's SEC filings, reports, proxy and information statements, and other information are also available at the SEC's Internet Web site at http://www.sec.gov.

        This prospectus contains summaries of certain agreements that we entered into in connection with the notes, such as the indenture. The descriptions of these agreements contained in this prospectus do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements may be obtained upon request without charge from Men's Wearhouse at 6380 Rogerdale Road, Houston, Texas 77072, Attn: Corporate Compliance.

        Certain information filed with the SEC by Men's Wearhouse is "incorporated by reference" in this prospectus. This means that important information can be disclosed to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Men's Wearhouse later files with the SEC will automatically update and supersede this information. The documents listed below and any future filings made with the SEC by Men's Wearhouse under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this exchange offer are being incorporated herein by reference.

  •
  Annual Report on Form 10-K, for the fiscal year ended January 31, 2015, filed on March 27, 2015; and

  •
  Definitive Proxy Statement on Schedule 14A filed on May 8, 2014.

        You may request a copy of these filings at no cost by writing or telephoning Men's Wearhouse at:

    The Men's Wearhouse, Inc.
    6380 Rogerdale Road
    Houston, Texas 77072
    Telephone: (281) 776-7000
    Attn: Corporate Compliance

        You should rely only on the information incorporated by reference or provided in this prospectus. No one else has been authorized to provide you with different information. The Company is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

        See our Annual Report on Form 10-K for the fiscal year ended January 31, 2015 incorporated by reference herein for the Consolidated Financial Statements of Men's Wearhouse.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended
	May 4, 2013	May 3, 2014
	(In thousands, except per share information)
Net sales	$196,055	$217,422
Cost of goods sold	76,869	85,552

Gross profit	119,186	131,870

Operating expenses:
Sales and marketing, including occupancy costs	88,701	96,921
General and administrative	17,532	20,264
Strategic activity costs	—	75,390

Total operating expenses	106,233	192,575

Operating income	12,953	(60,705)
Other income (expense):
Interest income	171	61
Interest expense	(5)	(11)

Total other income (expense)	166	50

Income (loss) before provision for income taxes	13,119	(60,655)
Provision (benefit) for income taxes	5,031	(23,518)

Net income (loss)	$8,088	$(37,137)

Per share information:
Earnings per share:
Basic	$0.29	$(1.33)
Diluted	$0.29	$(1.33)
Weighted average shares outstanding:
Basic	27,965	27,992
Diluted	28,047	27,992

See accompanying notes.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	February 1, 2014	May 3, 2014
	(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$305,531	$338,420
Short-term investments	139,969	—
Accounts receivable, net	13,592	18,278
Inventories:
Finished goods	295,889	319,056
Raw materials	8,433	11,194

Total inventories	304,322	330,250
Prepaid expenses and other current assets	23,060	28,891
Deferred tax asset—current	—	25,406

Total current assets	786,474	741,245
NONCURRENT ASSETS:
Property, plant and equipment, net	148,966	150,980
Other noncurrent assets	298	278

Total assets	$935,738	$892,503

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$32,946	$47,696
Accrued expenses	115,023	98,137
Deferred tax liability—current	1,819	—

Total current liabilities	149,788	145,833
NONCURRENT LIABILITIES:
Deferred rent	41,296	40,469
Deferred tax liability—noncurrent	11,158	9,463
Other noncurrent liabilities	1,412	1,360

Total liabilities	203,654	197,125

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred Stock	—	—
Common stock	279	279
Additional paid-in capital	95,825	96,256
Retained earnings	636,044	598,906
Accumulated other comprehensive income (loss)	(64)	(63)

Total stockholders' equity	732,084	695,378

Total liabilities and stockholders' equity	$935,738	$892,503

See accompanying notes.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	May 4, 2013	May 3, 2014
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$8,088	$(37,137)
Adjustments to reconcile net income to net cash (used in) operating activities:
Depreciation and amortization	7,493	7,401
Loss on disposals of property, plant and equipment	28	45
Non-cash equity compensation	510	690
Deferred taxes	(542)	(28,920)
Net (increase) in operating working capital and other components	(65,860)	(43,075)

Net cash (used in) operating activities	(50,283)	(100,996)

Cash flows from investing activities:
Capital expenditures	(5,895)	(5,825)
Proceeds from maturities of short-term investments	140,915	139,969
Payments to acquire short-term investments	(124,934)	—

Net cash provided by investing activities	10,086	134,144

Cash flows from financing activities:
Income tax benefit (detriment) from equity compensation plans	(40)	90
Net proceeds from issuance of common stock	—	—
Tax payments related to equity compensation plans	(173)	(349)

Net cash (used in) financing activities	(213)	(259)

Net increase (decrease) in cash and cash equivalents	(40,410)	32,889

Cash and cash equivalents—beginning of period	71,288	305,531

Cash and cash equivalents—end of period	$30,878	$338,420

See accompanying notes.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. BASIS OF PRESENTATION

        Jos. A. Bank Clothiers, Inc. is a nationwide designer, manufacturer, retailer and direct marketer (through stores, catalog and Internet) of men's tailored and casual clothing and accessories and is a retailer of tuxedo rental products. The unaudited condensed consolidated financial statements include the accounts of Jos. A. Bank Clothiers, Inc. and its wholly-owned subsidiaries (collectively referred to as "we", "our", "us" or the "Company"). All intercompany balances and transactions have been eliminated in consolidation.

        The results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the fiscal year. In the opinion of management, the information contained herein reflects all adjustments necessary to make the results of operations for the interim periods a fair statement of the operating results for these periods. These adjustments are of a normal recurring nature.

        We operate on a 52-53 week fiscal year ending on the Saturday closest to January 31. The following fiscal years ended or will end on the dates indicated and will be referred to herein by their fiscal year designations:

Fiscal year 2009	January 30, 2010
Fiscal year 2010	January 29, 2011
Fiscal year 2011	January 28, 2012
Fiscal year 2012	February 2, 2013
Fiscal year 2013	February 1, 2014
Fiscal year 2014	January 31, 2015

        Each fiscal year noted above consisted or consists of 52 weeks except fiscal year 2012, which consisted of 53 weeks.

        The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X and therefore do not include all of the information and footnotes required by GAAP for comparable annual financial statements. Certain information has been derived from our audited Annual Report on Form 10-K for fiscal year 2013, as amended by Amendment No. 1 to Form 10-K/A, and certain notes and other information have been condensed or omitted from the interim financial statements presented in this Quarterly Report on Form 10-Q. Therefore, these financial statements should be read in conjunction with our Annual Report on Form 10-K for fiscal year 2013, as amended by Amendment No. 1 to Form 10-K/A.

2. SIGNIFICANT ACCOUNTING POLICIES

        Cash and Cash Equivalents—Cash and cash equivalents include bank deposit accounts, money market accounts and other highly liquid investments with original maturities of 90 days or less. At May 3, 2014, substantially all of the cash and cash equivalents were invested in U.S. Treasury bills with original maturities of 90 days or less and overnight federally-sponsored agency notes (notes issued by the Federal Home Loan Banks).

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Short-term Investments—Short-term investments consist of investments in securities with remaining maturities of less than one year, excluding investments with original maturities of 90 days or less. At May 3, 2014, we had no short-term investments.

        Inventories—We record inventory at the lower of cost or market ("LCM"). Cost is determined using the first-in, first-out method. We capitalize into inventory certain sourcing, warehousing and freight delivery costs associated with shipping our merchandise to the point of sale. We periodically review quantities of inventories on hand and compare these amounts to the expected sales of each product. We record a charge to cost of goods sold for the amount required to reduce the carrying value of inventory to estimated net realizable value.

        Landlord Contributions—We typically receive reimbursement from landlords for a portion of the cost of leasehold improvements for new stores and, occasionally, for renovations and relocations. These landlord contributions are initially accounted for as an increase to Deferred rent and as an increase to Prepaid expenses and other current assets when the related store is opened. When collected, we record cash and reduce the prepaid expenses and other current assets account. The collection of landlord contributions is presented in the Condensed Consolidated Statements of Cash Flows as an operating activity. The deferred rent is amortized over the lease term in a manner that is consistent with our policy to straight-line rent expense over the term of the lease. The amortization is recorded as a reduction to sales and marketing expense, which is consistent with the classification of lease expense.

        Gift Cards and Certificates—We sell gift cards and gift certificates to individuals and companies. Our incentive gift certificates are used by various companies as a reward for achievement for their employees. We also redeem proprietary gift cards and gift certificates marketed by third-party premium/incentive companies. We record a liability (within "Accrued expenses") when a gift card/certificate is purchased. As the gift card/certificate is redeemed, we reduce the liability and record revenue. Substantially all of our gift cards/certificates do not have expiration dates and they are all subject to state escheatment laws. Based on historical experience, gift cards/certificates redemptions after the escheatment due date are remote and we recognize any income (also referred to as "breakage") on these unredeemed gift cards/certificates on a specific identification basis on the escheatment due date.

        Tuxedo Rental Products—Revenues from tuxedo rental products are recognized on a gross basis upon delivery of rental products to customers. When a customer orders a tuxedo rental from us, we place an order with a national distributor who delivers the product to our stores, typically within several days prior to the intended use. The national distributor owns the rental product and charges the Company a rental cost for each rental and delivery which is recorded to Cost of goods sold.

        Equity Compensation—We account for our equity awards in accordance with FASB ASC 718, "Share-Based Payment" ("ASC 718"), which requires the compensation cost resulting from all share-based awards to be recognized in the financial statements. The amount of compensation is measured based on the grant-date fair value of the awards and is recognized over the vesting period of the awards. The vesting of awards to both the officers and directors is subject to service conditions being met, currently ranging from one to three years. Additionally, the vesting of awards to officers is subject to performance conditions being met in the fiscal year that the awards are granted such as, among other things, the attainment of certain annual earnings and performance goals. For these officer

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

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2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

awards, we estimate the probability that such goals will be attained based on results-to-date at each interim quarter-end and record compensation cost to "General and administrative expense" for these awards based on the awards projected to vest. For the officers awards granted on April 2, 2014 (the "2014 Awards"), if the Merger (hereafter defined) occurs prior to the end of fiscal year 2014, the Merger Agreement (hereafter defined) provides that the number of shares earned and payable on the closing of the Merger for these awards will be calculated assuming maximum performance with respect to all performance goals and then pro-rated for the number of days elapsed in the performance period at the time of the Merger. Share-based compensation expense recognized for the first quarter of fiscal year 2014 related to equity awards issued under the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan ("Equity Incentive Plan") was approximately $0.7 million, and the tax benefit recognized related to this compensation was approximately $0.3 million. As the Merger is anticipated to occur prior to the end of fiscal year 2014, the expense recognized for fiscal year 2014 is reflective of the portion of the 2014 Awards expected to be earned based on the estimated time of the Merger. Share based compensation expense for the first quarter of fiscal year 2013 was approximately $0.5 million and the tax benefit recognized related to this compensation was approximately $0.2 million.

        Recently Proposed Amendments to Accounting Standards—In May 2013, the FASB issued an updated exposure draft, "Leases" (the "Exposure Draft"), which would replace the existing guidance in ASC 840, "Leases." Under the Exposure Draft, a lessee's rights and obligations under all leases, including existing and new arrangements, would be recognized as assets and liabilities, respectively, on the balance sheet. A final standard is expected to be issued in 2014 and is expected to be effective no earlier than our fiscal year 2017 annual reporting period. If this lease guidance becomes effective on the terms currently proposed by FASB, it will likely have a significant impact on our consolidated financial statements. However, as the standard-setting process is still ongoing, we are unable to determine at this time the impact this proposed change in accounting may have on our consolidated financial statements.

3. SUPPLEMENTAL CASH FLOW DISCLOSURE

        The net changes in operating working capital and other components consist of the following:

	Three Months Ended
	May 4, 2013	May 3, 2014
	(In thousands)
(Increase) in accounts receivable	$(10,429)	$(4,686)
(Increase) in inventories	(29,864)	(25,928)
(Increase) in prepaids and other assets	(3,252)	(5,811)
Increase (decrease) in accounts payable	(12,449)	14,750
(Decrease) in accrued expenses	(8,183)	(20,521)
(Decrease) in deferred rent and other noncurrent liabilities	(1,683)	(879)

Net (increase) in operating working capital and other components	$(65,860)	$(43,075)

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

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3. SUPPLEMENTAL CASH FLOW DISCLOSURE (Continued)

        Interest and income taxes paid were as follows:

	Three Months Ended
	May 4, 2013	May 3, 2014
	(In thousands)
Interest paid	$4	$7
Income taxes paid	$10,957	$26,152

        As of May 4, 2013 and May 3, 2014, included in "Property, plant and equipment, net" and "Accrued expenses" in the Condensed Consolidated Balance Sheets are $9.7 million and $10.6 million, respectively, of accrued property, plant and equipment additions that have been incurred but not invoiced by vendors, and therefore, not paid by the end of the respective periods. The net increase in accrued property, plant, and equipment additions of $1.1 million and $3.6 million for the first three months of fiscal years 2013 and 2014, respectively, and are excluded from payments for capital expenditures and changes in accrued expenses in the Condensed Consolidated Statements of Cash Flows, as these changes are non-cash items.

4. EARNINGS PER SHARE

        Basic earnings per share ("EPS") is calculated by dividing net income by the weighted average number of common shares outstanding for the period. Diluted EPS is calculated by dividing net income by the diluted weighted average common shares, which reflects the potential dilution related to common stock equivalents. The weighted average shares used to calculate basic and diluted EPS are as follows:

	Three Months Ended
	May 4, 2013	May 3, 2014
	(In thousands)
Weighted average shares outstanding for basic EPS	27,965	27,992
Dilutive effect of common stock equivalents	82	—

Weighted average shares outstanding for diluted EPS	28,047	27,992

        We use the treasury method for calculating the dilutive effect of common stock equivalents. For the first quarter of fiscal year 2014, the dilutive effect of common stock equivalents was not included since we had a net loss. For the first quarter of fiscal year 2013, there were no anti-dilutive common stock equivalents.

5. INCOME TAXES

        Income taxes are accounted for under the asset and liability method in accordance with FASB ASC 740, "Income Taxes," ("ASC 740"). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

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5. INCOME TAXES (Continued)

settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Condensed Consolidated Statements of Income in the period that includes the enactment date.

        We account for uncertainties in income taxes pursuant to ASC 740, which clarifies the accounting for uncertainty in income taxes recognized in financial statements. We recognize tax liabilities for uncertain income tax positions ("unrecognized tax benefits") where an evaluation has indicated that it is more likely than not that the tax positions will not be sustained in an audit. We estimate the unrecognized tax benefits as the largest amount that is more than 50% likely to be realized upon ultimate settlement. We re-evaluate these uncertain tax positions on a quarterly basis or when new information becomes available to management. The re-evaluations are based on many factors, including, but not limited to, changes in facts or circumstances, changes in tax law, settled issues as a result of audits, expirations due to statutes of limitations, and new federal or state audit activity. We also recognize accrued interest and penalties related to these unrecognized tax benefits. Changes in these accrued items are included in the provision for income taxes in the Condensed Consolidated Statements of Income.

        The effective income tax rate for the first quarter of fiscal year 2014 was 38.8% as compared with 38.3% for the first quarter of fiscal year 2013. The higher effective rate for the first quarter of fiscal year 2014 as compared to the same period of fiscal year 2013 was primarily related to non-deductible employee compensation expected in fiscal year 2014. The Company has recognized a tax benefit for costs of approximately $27.3 million associated with acquisition-related activities in fiscal year 2014. Certain of these costs may be capitalized for tax purposes if an acquisition is completed, resulting in a reversal of tax benefits previously recognized.

        Significant changes to U.S. federal or state income tax rules could occur as part of future legislation. Such changes could influence our future income tax expense and/or the timing of income tax deductions. The impact of such changes on our business operations and financial statements remains uncertain. However, as the possibility of any enactment progresses, we will continue to monitor current developments and assess the potential implications of these tax law changes on our business and consolidated financial statements.

        We file federal income tax returns and state and local income tax returns in various jurisdictions. The Internal Revenue Service ("IRS") has audited our tax returns through fiscal year 2008, including its examination of the tax returns for fiscal years 2007 and 2008, which was finalized in October 2010. No material adjustments were required to these tax returns as a result of the examination by the IRS. For the years before fiscal year 2010, the majority of our state and local income tax returns are no longer subject to examinations by taxing authorities.

6. SEGMENT REPORTING

        We have two reportable segments: Stores and Direct Marketing. The Stores segment includes all Company-owned stores excluding Factory stores ("Full-line Stores"). The Direct Marketing segment includes our catalog call center and Internet operations. While each segment offers a similar mix of men's clothing to the retail customer, the Stores segment also provides complete alterations, while the Direct Marketing segment provides certain limited alterations.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

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6. SEGMENT REPORTING (Continued)

        The accounting policies of the segments are the same as those described in the summary of significant accounting policies. We evaluate performance of the segments based on "four wall" contribution, which excludes any allocation of overhead from the corporate office and the distribution centers (except order fulfillment costs, which are allocated to Direct Marketing), interest and income taxes.

        Our segments are strategic business units that offer similar products to retail customers by two distinctively different methods. Stores segment customers travel to Company stores to purchase merchandise and/or alterations and typically take their purchases with them from the Stores. Most of our Direct Marketing segment customers visit one or more of our Internet web sites and order online. Some of our Direct Marketing customers order through our catalog by phone, mail or fax. Direct Marketing purchases are shipped to the customer.

        Segment data is presented in the following tables:

  Three months ended May 3, 2014

	Stores	Direct Marketing	Corporate and Other	Total
	(In thousands)
Net sales(a)	$180,815	$26,046	$10,561	$217,422
Depreciation and amortization	5,913	203	1,285	7,401
Operating income (loss)(b)	30,452	5,143	(96,300)	(60,705)
Capital expenditures(c)	4,370	1	1,454	5,825

  Three months ended May 4, 2013

	Stores	Direct Marketing	Corporate and Other	Total
	(In thousands)
Net sales(a)	$165,910	$20,887	$9,258	$196,055
Depreciation and amortization	6,094	204	1,195	7,493
Operating income (loss)(b)	26,462	5,620	(19,129)	12,953
Capital expenditures(c)	5,106	7	782	5,895

(a)
Stores net sales represent all Full-line Store sales. Direct Marketing net sales represent catalog call center and Internet sales. Net sales from operating segments below the GAAP quantitative thresholds are attributable primarily to our two other operating segments—Factory stores and Franchise stores. These operating segments have never met any of the quantitative thresholds for determining reportable segments and are included in "Corporate and Other."

(b)
Operating income (loss) for the Stores and Direct Marketing segments represents profit before allocations of overhead from the corporate office and the distribution centers (except order fulfillment costs which are allocated to Direct Marketing), interest and income taxes ("four wall" contribution). Total Company shipping costs to customers of approximately $3.4 million and $4.7 million for the first quarter of fiscal years 2013 and 2014, respectively, were recorded to "Sales and marketing, including occupancy costs" in

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

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6. SEGMENT REPORTING (Continued)

  the Condensed Consolidated Statements of Income. Operating income (loss) for "Corporate and Other" consists primarily of costs included in general and administrative costs and strategic activity costs (in fiscal year 2014) and operating income or loss related to the Factory stores and the Franchise stores operating segments. Total operating income represents profit before interest and income taxes.

(c)
Capital expenditures include payments for property, plant and equipment made for the reportable segment.

7. LEGAL MATTERS

        On August 29, 2012, Patrick Edward Camasta, individually and as the representative of a class of similarly situated persons, filed a putative class action complaint (the "Original Camasta Complaint") against the Company in the Circuit Court of the Nineteenth Judicial Circuit, Lake County, Illinois (Case No. 12CH4405). The Company removed the case to the United States District Court for the Northern District of Illinois, Eastern Division (Case No. 12 CV 7782). The Original Camasta Complaint alleges, among other things, that the Company's pattern and practice of advertising its normal retail prices as temporary price reductions violate the Illinois Consumer Fraud and Deceptive Business Practices Act and the Illinois Uniform Deceptive Trade Practices Act. The Original Camasta Complaint seeks, among other relief, certification of the case as a class action, actual and punitive damages, attorney fees and costs and injunctive relief. On February 7, 2013, upon the motion of the Company, the said U.S. District Court issued a Memorandum Opinion and Order dismissing the Original Camasta Complaint in its entirety, without prejudice. On March 1, 2013, Camasta filed a First Amended Class Action Complaint in the said United States District Court making substantially the same allegations as in the Original Camasta Complaint. On July 25, 2013, upon the motion of the Company, the said U.S. District Court issued a Memorandum Opinion and Order dismissing the First Amended Class Action Complaint in its entirety, with prejudice. Camasta has appealed the dismissal to the United States Court of Appeals for the Seventh Circuit.

        On July 30, 2013, Matthew B. Johnson, et al., on behalf of themselves and all Ohio residents similarly situated (the "Johnson Plaintiffs"), filed a putative class action complaint (the "Original Johnson Complaint") against the Company in the U.S. District Court for the Southern District of Ohio, Eastern District (Case No. 2:13-cv-756). The Original Johnson Complaint alleges, among other things, deceptive sales and marketing practices by the Company relating to its use of the words "free" and "regular price." The Original Johnson Complaint seeks, among other relief, class certification, compensatory damages, declaratory relief, injunctive relief and costs and disbursements (including attorneys' fees). On January 8, 2014, upon the motion of the Company, the U.S. District Court issued an Opinion and Order dismissing the Original Johnson Complaint in its entirety, without prejudice. On January 31, 2014, the Johnson Plaintiffs filed a First Amended Class Action Complaint in the U.S. District Court making substantially the same allegations as the Original Johnson Complaint. On February 21, 2014, the Company filed a motion to dismiss. The Company believes the claims are without merit and intends to defend against them vigorously. (The law firm which filed the original Johnson Complaint and amended complaint on behalf of the plaintiffs is one of the law firms which filed the "Schneider Complaint," which is discussed in our Quarterly Report on Form 10-Q for the quarterly period ended May 4, 2013. On July 24, 2013, the Schneider Complaint was voluntarily dismissed by the plaintiffs from the United States District Court for the Northern District of Ohio.

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7. LEGAL MATTERS (Continued)

Approximately one week later, the substantially similar Johnson Complaint was filed in United States District Court for the Southern District of Ohio.)

        On January 29, 2014, State-Boston Retirement System ("Boston"), a purported Company stockholder, filed a purported class action complaint against the Company's directors (the "Boston Defendants") in the Delaware Court of Chancery, captioned State-Boston Retirement System v. Wildrick, et al., C.A. No. 9291. In its complaint, Boston asks the court to: (i) certify a purported class action lawsuit, designating Boston and Boston's counsel as representatives of the purported class; (ii) declare that the Boston Defendants breached their fiduciary duties of loyalty and care to the Company; (iii) enjoin the Boston Defendants from committing any further purported fiduciary duty breaches; (iv) enjoin the effectuation of the Company's Rights Agreement, forcing the Board to redeem or invalidate the Rights Agreement; (v) enjoin the Boston Defendants from entering into any agreement on behalf of the Company to acquire another company or material assets; (vi) award Boston costs, expenses and disbursements of the Boston litigation, including attorneys' and experts' fees and, if applicable, pre-judgment and post-judgment interest; and (v) award Boston and the purported class such other relief as the court deems just, equitable, and proper.

        On March 4, 2014, Boston filed a motion for leave to file a second amended complaint that purports to raise direct claims against the Boston Defendants (the "Amended Boston Complaint"). In addition to the allegations described above, the Amended Boston Complaint, among other things, alleges that the Boston Defendants breached their fiduciary duties by moving forward with the Everest Transactions (hereinafter defined) while failing to give good-faith consideration of a revised offer from Java (hereinafter defined) to acquire all outstanding Shares (hereinafter defined) at a price of $63.50 per share. In addition to the requests mentioned above, the Amended Boston Complaint asks the court to (i) determine that the action is a proper derivative action and to excuse demand, and (ii) enjoin the Company from consummating the Everest Transactions. On March 11, 2014, the Company, Men's Wearhouse (hereinafter defined) and Java entered into the Merger Agreement and the Company terminated the Everest Purchase Agreement (hereinafter defined). The Company believes the claims are without merit and intends to defend against them vigorously.

        On May 8, 2014, Nicholas Derby, individually and on behalf of all others similarly situated, filed a putative class action complaint (the "Derby Complaint") against the Company in the Superior Court Department Business Litigation Session for Suffolk County, Massachusetts (C.A. No. 14-1512 BLS). The Derby Complaint alleges, among other things, that the Company violated Massachusetts law through its practice of requiring, as a condition of using a credit card to make a purchase, plaintiff's and class members' personal identification information, specifically their ZIP codes. The Derby Complaint seeks, among other relief, class certification, declaratory relief, statutory damages, double or treble damages, litigation expenses and attorneys' fees. The Company believes the claims are without merit and intends to defend against them vigorously.

        In addition to the litigation discussed above, we are a party to routine litigation matters that are incidental to our business and are currently not expected to be material. From time to time, additional legal matters in which we may be named as a defendant are expected to arise in the normal course of our business activities.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

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7. LEGAL MATTERS (Continued)

        Except as otherwise set forth above, the resolution of our litigation matters cannot be accurately predicted and we have not estimated the costs or potential losses, if any, associated with these matters. Accordingly, we cannot determine whether our insurance coverage, if any, would be sufficient to cover such costs or potential losses, if any, and we have not recorded any provision for cost or loss associated with these actions. It is possible that our consolidated financial statements could be materially impacted in a particular fiscal quarter or year by an unfavorable outcome or settlement of any of these actions.

8. MERGER ACTIVITY

        Java Corp., a Delaware corporation ("Java") and a wholly owned subsidiary of The Men's Wearhouse, Inc., a Texas corporation, ("Men's Wearhouse") has commenced a tender offer to acquire all outstanding shares of common stock of the Company, par value $0.01 per share (such securities, together with the associated preferred share purchase rights, the "Shares"), at a price of $65.00 per Share, net to the seller in cash (less any required withholding taxes and without interest) (the "Offer Price") as more fully disclosed in a Tender Offer Statement on Schedule TO, dated March 20, 2014, (the "Schedule TO") filed with the Securities and Exchange Commission (the "SEC"). The tender offer and related purchase are upon the terms and subject to the conditions set forth in the Second Amended and Restated Offer to Purchase, dated March 20, 2014, (as amended or supplemented from time to time, the "Offer to Purchase") and in the related Letter of Transmittal (as amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Second Amended Offer") filed by Java and Men's Wearhouse with the SEC on March 20, 2014.

        The Second Amended Offer is being made pursuant to the Agreement and Plan of Merger, dated as of March 11, 2014, by and among the Company, Men's Wearhouse and Java (together with any amendments or supplements thereto, the "Merger Agreement"). The Second Amended Offer, if consummated, will be followed by a merger (the "Merger") of Java with and into the Company, with the Company as the surviving corporation and a wholly owned subsidiary of Men's Wearhouse, pursuant to the procedure provided under Section 251(h) of the Delaware General Corporation Law (the "DGCL") without any additional stockholder approvals. In the Merger, any Shares not tendered into the Second Amended Offer, other than Shares held by the Company, Men's Wearhouse, Java or stockholders who have validly exercised and perfected (and not lost or withdrawn) their appraisal rights under the DGCL, will be cancelled and automatically converted into the right to receive the same per share consideration paid to stockholders in the Second Amended Offer. Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each Share outstanding immediately prior to the Effective Time (other than (i) Shares held by the Company as treasury stock or owned by Men's Wearhouse or Java, which will be cancelled and will cease to exist, and (ii) Shares owned by Company's stockholders who perfect their appraisal rights under the DGCL) will be converted into cash equal in form and amount to the Offer Price paid in the Second Amended Offer. The transactions contemplated under the Merger Agreement and the Second Amended Offer are herein referred as the "Merger Transactions."

        The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. The Company has also agreed to customary covenants governing the conduct of its business, including an obligation to conduct its business and operations in the ordinary course and consistent with past practices until the Effective Time. Subject to certain

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8. MERGER ACTIVITY (Continued)

limited exceptions in the Merger Agreement, the Company has agreed not to solicit, initiate or participate in discussions with third parties regarding other proposals to acquire the Company and has agreed to certain restrictions on its ability to respond to such proposals, subject to the exercise of the fiduciary duties of the board of directors of the Company (the "Board"). The Merger Agreement also contains certain termination provisions for the Company and Men's Wearhouse. If we terminate the Merger Agreement in connection with a superior proposal under certain specified circumstances, we may be required to pay Men's Wearhouse a termination fee of $60 million. Alternatively, Men's Wearhouse may be required to pay the Company a termination fee of $75 million if the Merger Agreement is terminated under any of the following conditions: (i) applicable law or a temporary restraining order, preliminary or permanent injunction or other judgment, order or decree, in each case, with respect to Section 7 of the Clayton Antitrust Act of 1914 or any other applicable antitrust law, is entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction in the United States or any material foreign jurisdiction and remains in effect which has the effect of prohibiting the consummation of the Merger Transactions; (ii) if the Second Amended Offer is not consummated by September 30, 2014, and as of such date any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act") applicable to the Second Amended Offer shall not have expired or been terminated; or (iii) subject, in certain cases, to a notice and cure period, there shall have been a material breach by Men's Wearhouse or Java of the covenant relating to obtaining antitrust and any other regulatory approvals that resulted or would reasonably be expected to result in the failure of Men's Wearhouse or Java to consummate the closing of the Second Amended Offer or the Merger in accordance with the terms of the Merger Agreement.

        At a meeting held on March 11, 2014, the Board unanimously (i) determined that the Merger Agreement, the Second Amended Offer, the Merger and the other transactions contemplated thereby are advisable, fair to and in the best interests of the Company and its stockholders, (ii) adopted and approved the Merger Agreement and the transactions contemplated thereby and (iii) resolved to recommend that the stockholders of the Company accept the Second Amended Offer and tender their Shares to Java pursuant to the Second Amended Offer.

        Prior to entering into the Merger Agreement, the Company had entered into a Membership Interest Purchase Agreement (the "Everest Purchase Agreement") pursuant to which the Company agreed to purchase from Everest Topco LLC ("Everest Topco") all of the outstanding limited liability company interests of Everest Holdings LLC, a Delaware limited liability company ("Everest Holdings"). Everest Holdings is a holding company for the Eddie Bauer brand and its related businesses and operations. The transactions which were to be consummated under the Everest Purchase Agreement are herein referred to as the "Everest Transactions." On March 11, 2014, prior to the execution and delivery of the Merger Agreement, the Company terminated the Everest Purchase Agreement as a result of the Board's determination that the Second Amended Offer constituted a "Superior Proposal," as defined in the Everest Purchase Agreement. The Company paid to Everest Topco a termination fee of $48 million and reimbursed Everest Topco $.5 million for certain expenses pursuant to the Everest Purchase Agreement.

        On March 20, 2014, Men's Wearhouse and Java amended the Schedule TO to reflect the terms of the Second Amended Offer, including the extension of the expiration date to 5:00 p.m., New York City

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8. MERGER ACTIVITY (Continued)

time on April 9, 2014. Men's Wearhouse and Java have made subsequent amendments to the Schedule TO to extend the expiration date of the Second Amended Offer further, most recently extending the date to 5:00 p.m., New York City time on June 19, 2014. On May 30, 2014, the Federal Trade Commission granted termination of the waiting period under the HSR Act.

        A copy of the Merger Agreement is filed as Exhibit 2.1 to our Annual Report on Form 10-K for fiscal year 2013 and is incorporated herein by reference. The foregoing descriptions of the Merger Agreement and the Second Amended Offer are qualified in their entirety by reference to the Merger Agreement, the Offer to Purchase and the Letter of Transmittal. A copy of the Everest Purchase Agreement is filed as Exhibit 2.2 to our Annual Report on Form 10-K for fiscal year 2013 and is incorporated herein by reference. The foregoing description of the Everest Purchase Agreement is qualified in its entirety by reference to the Everest Purchase Agreement. The acquisition, if completed, may have material impacts on the business strategy, liquidity, operating results, financial commitments, and financial position of the Company. The discussion in this report generally does not address or quantify such impact.

        Related to the agreements discussed above, the Company expects to incur transaction-related costs of approximately $100 million to $110 million in fiscal year 2014, including $71.5 million of costs incurred in the first three months of fiscal year 2014, and the amount may vary significantly depending on the timing of the transaction. This range includes the $48.5 million paid to Everest Topco and includes approximately $30 million of costs that are contingent upon the Merger Transactions closing. In addition to the transaction-related costs above, the Company expects to incur incentive compensation costs triggered by the Merger Transactions of approximately $10.5 million to $11.0 million, including $3.9 million of costs recorded in the first three months of fiscal year 2014. These costs of $71.5 million and $3.9 million are included in Strategic activity costs in the accompanying Condensed Consolidated Statements of Income.

9. RELATED PARTY TRANSACTIONS

        The Company has a consulting agreement (the "Consulting Agreement") with Robert N. Wildrick, our current Chairman of the Board to consult on matters of strategic planning and initiatives. As a result of the Merger Agreement, the Company, Men's Wearhouse and Mr. Wildrick entered into a binding term sheet (the "Term Sheet") with respect to the compensation of Mr. Wildrick and the obligations of the Company under the Consulting Agreement, and certain other agreements of Mr. Wildrick, the Company and Men's Wearhouse. The Term Sheet generally provides that (i) pursuant to the Consulting Agreement, Mr. Wildrick will be paid $1.8 million in respect of consulting services he has provided through March 8, 2014 in excess of those required under the Consulting Agreement, (ii) the amount of such additional fees Mr. Wildrick may earn between March 11, 2014 and the consummation of the Merger Transactions is limited to $.5 million. Through the first three months of fiscal year 2014, the Company incurred approximately $2.3 million of additional consulting fees as a result of the additional services performed by Mr. Wildrick which are included in Strategic activity costs in the accompanying Condensed Consolidated Statements of Income. For a more detailed description of the Consulting Agreement see our annual report on Form 10-K for fiscal year ended 2013, as amended by Amendment No. 1 on Form 10-K/A.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Jos. A. Bank Clothiers, Inc.

Hampstead, Maryland

        We have audited the accompanying consolidated balance sheets of Jos. A. Bank Clothiers, Inc. and subsidiaries (the "Company") as of February 2, 2013 and February 1, 2014, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the three years in the period ended February 1, 2014. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on the financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jos. A. Bank Clothiers, Inc. and subsidiaries as of February 2, 2013 and February 1, 2014, and the results of their operations and their cash flows for each of the three years in the period ended February 1, 2014, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Baltimore, MD
April 2, 2014

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF FEBRUARY 2, 2013 AND FEBRUARY 1, 2014

	February 2, 2013	February 1, 2014
	(In thousands, except share information)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$71,288	$305,531
Short-term investments	305,833	139,969
Accounts receivable, net	10,644	13,592
Inventories	330,502	304,322
Prepaid expenses and other current assets	23,922	23,060

Total current assets	742,189	786,474
NONCURRENT ASSETS:
Property, plant and equipment, net	152,360	148,966
Other noncurrent assets	298	298

Total assets	$894,847	$935,738

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$53,782	$32,946
Accrued expenses	104,639	115,023
Deferred tax liability—current	11,928	1,819

Total current liabilities	170,349	149,788
NONCURRENT LIABILITIES:
Deferred rent	45,531	41,296
Deferred tax liability—noncurrent	9,791	11,158
Other noncurrent liabilities	1,613	1,412

Total liabilities	227,284	203,654

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $1.00 par, 500,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par, 45,000,000 shares authorized, 27,962,249 issued and outstanding at February 2, 2013 and 27,988,392 issued and outstanding at February 1, 2014	279	279
Additional paid-in capital	94,757	95,825
Retained earnings	572,718	636,044
Accumulated other comprehensive income (loss)	(191)	(64)

Total stockholders' equity	667,563	732,084

Total liabilities and stockholders' equity	$894,847	$935,738

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED JANUARY 28, 2012, FEBRUARY 2, 2013 AND FEBRUARY 1, 2014

	Fiscal Year
	2011	2012	2013
	(In thousands, except per share information)
NET SALES	$979,852	$1,049,313	$1,032,166
Cost of goods sold	371,577	437,551	435,578

GROSS PROFIT	608,275	611,762	596,588

OPERATING EXPENSES:
Sales and marketing, including occupancy costs	372,268	409,150	416,469
General and administrative	76,600	74,172	78,093

Total operating expenses	448,868	483,322	494,562

OPERATING INCOME	159,407	128,440	102,026
OTHER INCOME (EXPENSE):
Interest income	347	429	393
Interest expense	(312)	(26)	(44)

Total other income (expense)	35	403	349

Income before provision for income taxes	159,442	128,843	102,375
Provision for income taxes	61,951	49,147	39,049

NET INCOME	$97,491	$79,696	$63,326

PER SHARE INFORMATION
Earnings per share:
Basic	$3.51	$2.86	$2.26
Diluted	$3.49	$2.84	$2.26
Weighted average shares outstanding:
Basic	27,757	27,901	27,981
Diluted	27,961	28,013	28,053

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED JANUARY 28, 2012, FEBRUARY 2, 2013 AND FEBRUARY 1, 2014

	Fiscal Year
	2011	2012	2013
	(In thousands, except per share information)
NET INCOME	$97,491	$79,696	$63,326
Adjustment to minimum pension liability, net of tax benefits of $115 and $32, for fiscal years 2011 and 2012, respectively and net of tax detriment of $70 for fiscal year 2013	(209)	(60)	127

Comprehensive income	97,282	79,636	63,453

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED JANUARY 28, 2012, FEBRUARY 2, 2013 AND FEBRUARY 1, 2014

	Shares of Common Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity
	(In thousands, except share information)
BALANCE, JANUARY 29, 2011	27,622,054	$275	$86,792	$395,531	$78	$482,676

Net income	—	—	—	97,491	—	97,491
Adjustment to minimum pension liability, net of tax benefit of $115	—	—	—	—	(209)	(209)

Comprehensive income						97,282
Stock dividend transfer of par value	—	—	—	—	—	—
Fractional share payments	—	—	—	—	—	—
Equity compensation	—	—	2,547	—	—	2,547
Issuance of common stock pursuant to equity compensation plans	205,783	2	544	—	—	546
Income tax benefit from stock compensation plans	—	—	1,883	—	—	1,883

BALANCE, JANUARY 28, 2012	27,827,837	277	91,766	493,022	(131)	584,934

Net income	—	—	—	79,696	—	79,696
Adjustment to minimum pension liability, net of tax benefit of $32	—	—	—	—	(60)	(60)

Comprehensive income						79,636
Stock dividend transfer of par value	—	—	—	—	—	—
Fractional share payments	—	—	—	—	—	—
Equity compensation	—	—	2,236	—	—	2,236
Issuance of common stock pursuant to equity compensation plans	134,412	2	782	—	—	784
Income tax benefit from stock compensation plans	—	—	607	—	—	607
Tax Payments related to equity compensation plans	—	—	(634)	—	—	(634)

BALANCE, FEBRUARY 2, 2013	27,962,249	279	94,757	572,718	(191)	667,563

Net income	—	—	—	63,326	—	63,326
Adjustment to minimum pension liability, net of tax detriment of $70	—	—	—	—	127	127

Comprehensive income						63,453
Equity compensation	—	—	1,599	—	—	1,599
Issuance of common stock pursuant to equity compensation plans	26,143	—	—	—	—	—
Income tax detriment from stock compensation plans	—	—	(40)	—	—	(40)
Tax Payments related to equity compensation plans	—	—	(491)	—	—	(491)

BALANCE, FEBRUARY 1, 2014	27,988,392	$279	$95,825	$636,044	$(64)	$732,084

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JANUARY 28, 2012, FEBRUARY 2, 2013 AND FEBRUARY 1, 2014

	Fiscal Year
	2011	2012	2013
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$97,491	$79,696	$63,326
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,101	28,521	29,573
Loss on disposals of property, plant and equipment	311	269	396
Asset impairment charges	294	805	1,041
Non-cash equity compensation	2,547	2,236	1,599
Increase (decrease) in deferred taxes	11,029	1,267	(8,742)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(6,381)	5,262	(2,948)
(Increase) decrease in inventories	(71,345)	(25,847)	26,180
(Increase) decrease in prepaids and other current assets	(1,392)	(3,004)	792
(Increase) decrease in non-current assets	46	(7)	—
Increase (decrease) in accounts payable	35,159	(12,882)	(20,836)
Increase (decrease) in accrued expenses	(77)	9,782	12,053
(Decrease) in deferred rent	(1,679)	(2,069)	(4,235)
Increase (decrease) in other noncurrent liabilities	(288)	496	(4)

Net cash provided by operating activities	91,816	84,525	98,195

CASH FLOWS USED IN INVESTING ACTIVITIES:
Payments for capital expenditures	(37,531)	(35,643)	(29,285)
Proceeds from maturities of short-term investments	393,424	480,089	595,705
Payments to acquire short-term investments	(443,887)	(545,670)	(429,841)

Net cash provided by (used in) investing activities	(87,994)	(101,224)	136,579

CASH FLOWS FROM FINANCING ACTIVITIES:
Income tax benefit (detriment) from stock compensation plans	1,883	607	(40)
Net proceeds from issuance of common stock	546	784	—
Fractional share payments	—	—	—
Tax payments related to equity compensation plans	—	(634)	(491)

Net cash provided by (used in) financing activities	2,429	757	(531)

Net increase (decrease) in cash and cash equivalents	6,251	(15,942)	234,243
CASH AND CASH EQUIVALENTS, beginning of year	80,979	87,230	71,288

CASH AND CASH EQUIVALENTS, end of year	$87,230	$71,288	$305,531

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

        Description of Business—Jos. A. Bank Clothiers, Inc. is a nationwide designer, manufacturer, retailer and direct marketer (through stores, call center and Internet) of men's tailored and casual clothing and accessories and is a retailer of tuxedo rental products.

        Principles of Consolidation—The consolidated financial statements include the accounts of Jos. A. Bank Clothiers, Inc. and its wholly-owned subsidiaries (collectively referred to as "we", "us" or "our"). All intercompany balances and transactions have been eliminated in consolidation.

        ASC 810—"Consolidation" ("ASC 810") provides a framework for determining whether an entity should be considered a variable interest entity ("VIE"), and if so, whether the Company's involvement with the entity results in a variable interest in the entity. If the Company determines that it does have a variable interest in the entity, it must perform an analysis to determine whether it represents the primary beneficiary of the VIE. If the Company determines it is the primary beneficiary of the VIE, it is required to consolidate the assets, liabilities and results of operations and cash flows of the VIE into the consolidated financial statements of the Company.

        On January 2, 2014, the Company entered into agreements with the owner of one of our leased distribution center properties, which are further described in Note 9—Commitments and Contingencies. Based on the terms of the agreements, we consider the lessor to be a VIE and the Company is deemed to have a variable interest in the lessor. However, we have concluded that we are not the primary beneficiary of this VIE based on, among other factors, the following: a) the Company does not have the power to direct the daily operating activities of the VIE, and b) any financial oversight of the lessor's expenditures is deemed to be a protective right under ASC 810. Management has concluded we are not required to consolidate the assets, liabilities and results of operations and cash flows of this VIE. While we believe our evaluation and conclusions are appropriate, future changes in estimates, assumptions or our relationship with the VIE may affect the determination of primary beneficiary status and result in future consolidation of the VIE's assets, liabilities and results of operations into our consolidated financial statements.

        Fiscal Year—We maintain our accounts on a 52/53 week fiscal year ending on the Saturday closest to January 31. The fiscal years ended January 28, 2012 and February 1, 2014 contained 52 weeks and the fiscal year ended February 2, 2013 contained 53 weeks.

        Seasonality—Our net sales, net income and inventory levels fluctuate on a seasonal basis and therefore the results for one quarter are not necessarily indicative of the results that may be achieved for a full fiscal year. The increased customer traffic during the holiday season and our increased marketing efforts during this peak selling time have resulted in sales and profits generated during the fourth quarter becoming a larger portion of annual sales and profits as compared to the other three quarters. Seasonality is also impacted by growth as more new stores have historically been opened in the second half of the year. During the fourth quarters of fiscal years 2011, 2012 and 2013, we generated approximately 35%, 34% and 35%, respectively, of our annual net sales and approximately 45%, 36% and 43%, respectively, of our annual net income.

        Use of Estimates—The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. SIGNIFICANT ACCOUNTING POLICIES (Continued)

revenues and expenses during the reporting period. Estimates have been prepared on the basis of the most current and best available information. However, actual results could and probably will differ from those estimates. Significant estimates in these financial statements include net realizable value of inventory, estimates of future cash flows associated with asset impairments, useful lives for depreciation and amortization, estimates related to the liability for health care costs, estimates related to the sales returns reserve, estimates related to legal contingencies and estimates related to the realizability of deferred tax assets, among others.

        Cash and Cash Equivalents—Cash and cash equivalents totaled $71.3 million and $305.5 million at fiscal year-end 2012 and fiscal year-end 2013, respectively, and include bank deposit accounts, money market accounts and other highly liquid investments with original maturities of 90 days or less. At fiscal year-end 2012 and 2013, $33.8 million and $8.0 million, respectively, of the cash and cash equivalents were invested in overnight federally-sponsored agency notes (notes issued by the Federal Home Loan Banks) and the remainder was primarily invested in U.S. Treasury bills with original maturities of 90 days or less.

        Short-term Investments—Short-term investments consist of investments in securities with remaining maturities of less than one year, excluding investments with original maturities of 90 days or less. At fiscal year-end 2013, short-term investments consisted solely of U.S. Treasury bills with remaining maturities ranging from less than one month to three months. These investments are classified as held-to-maturity and their market values approximate their carrying values.

        Supplemental Cash Flow Information—Interest and income taxes paid were as follows:

	Fiscal Year
	2011	2012	2013
	(In thousands)
Interest paid	$312	$26	$19
Income taxes paid	$57,206	$51,275	$33,216

        Inventories—We record inventory at the lower of cost or market ("LCM"). Cost is determined using the first-in, first-out method. We capitalize into inventory certain warehousing and freight delivery costs associated with shipping our merchandise to the point of sale. We periodically review quantities of inventories on hand and compare these amounts to the expected sales of each product. We record a charge to cost of goods sold for the amount required to reduce the carrying value of inventory to net realizable value. The inventory valuation reserves at the end of fiscal years 2011, 2012 and 2013 were $2.4 million, $3.2 million, and $4.0 million, respectively.

        Franchise Fees—We have 15 stores operated by franchisees, representing approximately 2% of our store base. Monthly franchise fees are recognized when earned under the franchise agreements. The fees are based on a percentage of sales generated by the Franchise stores. In addition, the Company sells inventory at a mark-up to the franchisees.

        Such fees are included in net sales in the Consolidated Statements of Income. Initial franchise fees are fully earned upon execution of the franchise agreements. There are no further obligations on the part of the Company in order to earn the initial franchise fee.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        We do not have a controlling interest in any of our franchisees through voting rights or any other means and, in accordance with FASB ASC 810-10, "Consolidation of Variable Interest Entities," we do not consolidate these entities. We sell inventory to our Franchise stores at prices above cost and the Franchise stores have the right to return some of their inventory to us.

        Gift Cards and Certificates—We sell gift cards and gift certificates to individuals and companies. Our incentive gift certificates are used by various companies as a reward for achievement for their employees. We also redeem proprietary gift cards and gift certificates marketed by third-party premium/incentive companies. We record a liability when a gift card/certificate is purchased. As the gift card/certificate is redeemed, we reduce the liability and record revenue. Substantially all of our gift cards/certificates do not have expiration dates and they are all subject to state escheatment laws. Based on historical experience, gift cards/certificates redemptions after the escheatment due date are remote and we recognize any income (also referred to as "breakage") on these unredeemed gift cards/certificates on a specific identification basis on the escheatment date.

        Tuxedo Rental Products—Revenues from tuxedo rental products are recognized on a gross basis upon delivery of rental products to customers. When a customer orders a tuxedo rental from us, an order is placed with a national distributor who delivers the product to our stores, typically within several days of intended use. The national distributor owns the rental product and charges the company a rental cost for each rental and delivery which is recorded as "Cost of goods sold".

        Landlord Contributions—We typically receive reimbursement from landlords for a portion of the cost of leasehold improvements for new stores and, occasionally, for renovations and relocations. These landlord contributions are initially accounted for as an increase to deferred rent and as an increase to prepaid expenses and other current assets when the related store is opened. When collected, we record cash and reduce the prepaid expenses and other current assets account. The collection of landlord contributions is presented in the Condensed Consolidated Statements of Cash Flows as an operating activity. The deferred rent is amortized over the lease term in a manner that is consistent with our policy to straight-line rent expense over the term of the lease. The amortization is recorded as a reduction to sales and marketing expense, which is consistent with the classification of lease expense. The amortization of deferred rent recognized in the Consolidated Statements of Income was $8.2 million, $8.5 million and $8.4 million in fiscal years 2011, 2012 and 2013, respectively.

        Catalog—Costs related to mail order catalogs, including design, printing and distribution, are included in prepaid expenses and other current assets consistent with FASB ASC 720-35, "Advertising Costs." These costs are amortized as sales and marketing expense based on actual revenue for the period as compared to aggregate projected revenue over the benefit period in which customers are expected to order, which is typically over a six month period. The benefit period is based on historical ordering patterns. At fiscal year-end 2012 and fiscal year-end 2013, the amounts included in prepaid expenses and other current assets related to catalog costs were $0.9 million and $0.8 million, respectively.

        Marketing Expenses—Marketing expenses consist of advertising, display, list rental and Internet advertising costs. Marketing costs are recognized as expenses the first time the marketing takes place. Marketing expense, excluding catalog production costs, was approximately $70.0 million, $84.0 million and $75.6 million in fiscal years 2011, 2012 and 2013, respectively. These amounts exclude catalog production costs of approximately $6.2 million, $5.8 million and $3.2 million for fiscal years 2011, 2012

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. SIGNIFICANT ACCOUNTING POLICIES (Continued)

and 2013, respectively. Marketing and catalog costs are included in "Sales and marketing" in the accompanying Consolidated Statements of Income.

        Contingent Rental Expense—We have certain store leases that determine all or a portion of their rent based on annual aggregate sales from the respective stores. We recognize contingent rental expense prior to achievement of the specified target that triggers the contingent rental provided that achievement of that target is probable. The amount is recorded on a straight-line basis throughout the year based on the projected annual contingent rent.

        Property, Plant and Equipment—Property, plant and equipment are stated at cost. We depreciate and amortize property, plant and equipment on a straight-line basis over the following estimated useful lives:

Asset Class	Estimated Useful Lives
Buildings and improvements	25 years
Equipment	3 - 10 years
Furniture and fixtures	10 years
Leasehold improvements	Generally 10 years

        We amortize leasehold improvements over the shorter of the lease term or the useful life of the improvements. Depreciation and amortization expense of property, plant, and equipment for fiscal years 2011, 2012 and 2013 was approximately $26.1 million,$28.5 million and $29.6 million, respectively. Maintenance and repairs that do not extend the lives of the assets are expensed as incurred.

        Long-Lived Assets—Long-lived assets, such as property, plant, and equipment, subject to depreciation and amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. During fiscal years 2011, 2012 and 2013, we recognized impairment charges of $0.3 million, $0.8 million and $1.0 million, respectively, relating to several stores within our Stores segment. The charges were included in "Sales and marketing" in the Consolidated Statements of Income. The aggregate fair value of the property, plant and equipment recorded for the stores impaired in fiscal years 2011, 2012 and 2013 were estimated to be $0.3 million, $0.2 million and $0.2 million, respectively. The fair value measurements related to these assets are considered to fall under level 3 of the fair value hierarchy of ASC 820, "Fair Value Measurements and Disclosures," since the valuations are based on significant unobservable inputs. These valuations are based on discounted cash flow analyses with the significant unobservable inputs being the future projected cash flows which are reflective of the Company's best estimates and the discount rates which we believe are representative of arms-length third-party required rates of return.

        Fair Value of Financial Instruments—For cash and cash equivalents, accounts receivable and accounts payable, the carrying amounts reflect the market value due to the short-term nature of these accounts. For short-term investments, the carrying amounts reflect the market value due to the short-term maturities of these instruments.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Net Sales—In our Stores segment, net sales are recognized at the point-of-sale. In our Direct Marketing segment, sales are recognized when products are shipped to the customer. We present sales net of sales tax in the accompanying Consolidated Statements of Income. We provide for sales returns based on estimated returns in future periods. The sales return reserves at fiscal years 2011, 2012 and 2013 were $2.6 million, $2.7 million and $2.6 million, respectively, and were included in "Accrued expenses" in the accompanying Consolidated Balance Sheets.

        Classification of Expenses—Cost of goods sold primarily includes the cost of merchandise, tailoring and freight from vendors to the distribution center and from the distribution center to the stores. Sales and marketing expenses consist primarily of Full-line store, Factory store and Direct Marketing occupancy, payroll, selling and other variable costs and total Company advertising and marketing expenses. General and administrative expenses consist primarily of corporate and distribution center costs and total company performance based incentive compensation (other than commissions).

        Lease Accounting—Most lease agreements provide for monthly rent payments that may change over the lease term. For leases whereby rent payments can be reasonably estimated, rent expense is recorded on a straight-line basis over a consistent lease period (generally, the initial non-cancelable lease term plus renewal option periods provided for in the lease that can be reasonably assured) and the excess of rent expense over cash amounts paid are included in "deferred rent" in the accompanying Consolidated Balance Sheets. For lease agreements with monthly rent payments that cannot be estimated, rent expense is recorded as incurred. Any rent concessions, including landlord contributions, are amortized over the lease term as a reduction of rent expense. The term of the lease begins on the date we have the right to control the use of the leased property, generally approximately six to nine weeks prior to opening the store.

        Store Opening Costs—Costs incurred in connection with store start-up costs, such as travel for recruitment, training and setup of new store openings, are expensed as incurred.

        Income Taxes—Income taxes are accounted for under the asset and liability method in accordance with FASB ASC 740, "Income Taxes," ("ASC 740"). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Income in the period that includes the enactment date.

        We account for uncertainties in income taxes pursuant to ASC 740, which clarifies the accounting for uncertainty in income taxes recognized in financial statements. We recognize tax liabilities for uncertain income tax positions ("unrecognized tax benefits") where an evaluation has indicated that it is more likely than not that the tax positions will not be sustained in an audit. We estimate the unrecognized tax benefits as the largest amount that is more than 50% likely to be realized upon ultimate settlement. We re-evaluate these uncertain tax positions on a quarterly basis or when new information becomes available to management. The re-evaluations are based on many factors, including, but not limited to, changes in facts or circumstances, changes in tax law, settled issues as a result of audits, expirations due to statutes of limitations, and new federal or state audit activity. We also recognize accrued interest and penalties related to these unrecognized tax benefits. Changes in

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. SIGNIFICANT ACCOUNTING POLICIES (Continued)

these accrued items are included in the provision for income taxes in the Condensed Consolidated Statements of Income.

        Earnings Per Share ("EPS")—Basic EPS is calculated by dividing net income by the weighted average number of common shares outstanding for the period. Diluted EPS is calculated by dividing net income by the diluted weighted average common shares, which reflects the potential dilution of common stock equivalents. The weighted average shares used to calculate basic and diluted EPS are as follows:

	Fiscal Year
	2011	2012	2013
	(In thousands)
Weighted average shares outstanding for basic EPS	27,757	27,901	27,981
Dilutive effect of common stock equivalents	204	112	72

Weighted average shares outstanding for diluted EPS	27,961	28,013	28,053

        We use the treasury method for calculating the dilutive effect of common stock equivalents. For fiscal years 2011, 2012 and 2013, there were no anti-dilutive common stock equivalents which were excluded from the calculation of diluted shares.

        On June 17, 2010, our Board of Directors declared a stock split in the form of a 50% stock dividend which was distributed on August 18, 2010 to stockholders of record as of July 30, 2010. All share and per share amounts of common shares included in this Annual Report on Form 10-K have been adjusted to reflect this stock dividend.

        Performance-Based Incentive Plans—Performance-based incentive plans provide annual cash incentive compensation to certain employees based upon, among other things, the attainment of certain annual earnings and performance goals. At each interim quarter-end, we estimate the probability that such goals will be attained based on results-to-date and the likelihood of discretionary payments and record incentive compensation accordingly, based on the projected annual incentive payments.

        Equity Compensation—We account for our equity awards in accordance with FASB ASC 718, "Share-Based Payment" ("ASC 718"), which requires the compensation cost resulting from all share-based awards to be recognized in the financial statements. The amount of compensation is measured based on the grant-date fair value of the awards and is recognized over the vesting period of the awards. The vesting of awards to both the officers and directors is subject to service conditions being met, currently ranging from one to three years. Additionally, the vesting of awards to officers is subject to performance conditions being met in the fiscal year that the awards are granted such as, among other things, the attainment of certain annual earnings and performance goals. For these officer awards (which represents approximately $2.6 million of the aggregate grant date fair value of $3.2 million for fiscal year 2011, none of the aggregate grant date fair value of $0.5 million for fiscal year 2012 and none of the aggregate grant date fair value of $0.6 million for fiscal year 2013), we estimate the probability that such goals will be attained based on results-to-date at each interim quarter-end and record compensation cost to "General and administrative expense" for these awards based on the awards projected to vest. Share-based compensation expense recognized for fiscal years 2011, 2012 and 2013 related to equity awards issued under the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. SIGNIFICANT ACCOUNTING POLICIES (Continued)

("Equity Incentive Plan") was $2.5 million, $2.1 million and $1.6 million, respectively, and the tax benefit recognized related to this compensation was $1.0 million, $0.8 million and $0.6 million, respectively.

        Healthcare Costs—Healthcare claims for eligible participating employees are self-insured by us, subject to certain deductibles and limitations per incident where third-party insurance provides "stop loss" coverage. The liability for healthcare costs includes an estimate for claims incurred but not reported. In estimating this liability, we consider historical claims experience and the timing of the submission of expected claims.

        Recently Proposed Amendments to Accounting Standards—In May 2013, the FASB issued an updated exposure draft, "Leases" (the "Exposure Draft"), which would replace the existing guidance in ASC 840, "Leases." Under the Exposure Draft, a lessee's rights and obligations under all leases, including existing and new arrangements, would be recognized as assets and liabilities, respectively, on the balance sheet. A final standard is expected to be issued in 2014 and is expected to be effective no earlier that our fiscal year 2017 annual reporting period. If this lease guidance becomes effective on the terms currently proposed by FASB, it will likely have a significant impact on our consolidated financial statements. However, as the standard-setting process is still ongoing, we are unable to determine at this time the impact this proposed change in accounting may have on our consolidated financial statements.

2. INVENTORIES:

        Inventories as of February 2, 2013 and February 1, 2014, consist of the following:

	February 2, 2013	February 1, 2014
	(In thousands)
Finished goods, net	$317,635	$295,889
Raw materials	12,867	8,433

Total inventories, net	$330,502	$304,322

3. PREPAID EXPENSES AND OTHER CURRENT ASSETS:

        Prepaid expenses and other current assets as of February 2, 2013 and February 1, 2014, consist of the following:

	February 2, 2013	February 1, 2014
	(In thousands)
Landlord contributions receivable	$2,706	$1,826
Prepaid rents	5,881	6,382
Assets of deferred compensation plan	2,762	2,976
Prepaid expenses and other current assets	12,573	11,876

Total prepaid expenses and other current assets, net	$23,922	$23,060

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. PROPERTY, PLANT AND EQUIPMENT:

        Property, plant and equipment as of February 2, 2013 and February 1, 2014, consist of the following:

	February 2, 2013	February 1, 2014
	(In thousands)
Land	$1,819	$1,819
Buildings and improvements	17,731	17,745
Leasehold improvements	156,434	166,733
Furniture and fixtures	104,221	108,027
Equipment and other	75,849	84,122

	356,054	378,446
Less: accumulated depreciation and amortization	(203,694)	(229,480)

Property, plant and equipment, net	$152,360	$148,966

        As of fiscal year-end 2012 and fiscal year-end 2013, included in "Property, plant and equipment, net" and "Accrued expenses" in the Condensed Consolidated Balance Sheets are $8.7 million and $7.0 million, respectively, of accrued property, plant and equipment additions that have been incurred but not completely invoiced by vendors, and therefore, not paid by the respective fiscal year-ends. The net increases in these amounts of $4.9 million and $2.0 million for fiscal years 2011 and 2012 and a net decrease of $1.7 million for fiscal year 2013, respectively, are excluded from payments for capital expenditures and changes in accrued expenses in the Condensed Consolidated Statements of Cash Flows as these changes are non-cash items.

5. ACCRUED EXPENSES:

        Accrued expenses as of February 2, 2013 and February 1, 2014, consist of the following:

	February 2, 2013	February 1, 2014
	(In thousands)
Accrued compensation and benefits	$19,485	$19,961
Gift cards and certificates payable	19,985	22,232
Accrued federal and state income tax	—	13,648
Current portion of deferred rent	10,669	10,044
Accrued advertising expenses	21,749	16,562
Accrued property, plant, and equipment	8,651	6,982
Other accrued expenses	24,100	25,594

Total	$104,639	$115,023

        Other accrued expenses consist primarily of liabilities related to: accrued franchise fees, sales return reserves, sales and property taxes and other accrued costs.

6. LONG-TERM DEBT:

        We had no long-term or short-term debt outstanding as of February 2, 2013 or February 1, 2014.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. INCOME TAXES

        The provision for income taxes consisted of the following:

	Fiscal Year
	2011	2012	2013
	(In thousands)
Federal:
Current	$42,161	$42,532	$40,982
Deferred	10,463	652	(6,944)
State:
Current	8,761	5,348	6,809
Deferred	566	615	(1,798)

Provision for income taxes	$61,951	$49,147	$39,049

        Provision for income tax is reconciled to the amount computed by applying the statutory Federal income tax rate of 35% for fiscal years 2011, 2012 and 2013 to income before provision for income taxes as follows:

	Fiscal Year
	2011	2012	2013
	(In thousands)
Computed federal tax provision at statutory rates	$55,805	$45,095	$35,831
State income taxes, net of federal income tax effect	6,063	3,876	3,257
Increase (decrease) in tax reserves	74	119	(243)
Other, net	9	57	204

Provision for income taxes	$61,951	$49,147	$39,049

        The tax effects of temporary differences that give rise to significant positions of deferred tax assets and deferred tax liabilities as of February 2, 2013 and February 1, 2014 are as follows:

	February 2, 2013	February 1, 2014
	(In thousands)
Deferred tax assets:
Current accrued liabilities and other	$10,117	$16,511
Noncurrent lease obligations	9,685	6,154
Noncurrent accrued liabilities and other	352	345

	20,154	23,010
Deferred tax liabilities:
Current inventories	(20,278)	(16,616)
Current prepaid expenses and other current assets	(1,767)	(1,714)
Noncurrent property, plant and equipment	(19,828)	(17,657)

	(41,873)	(35,987)

Net deferred tax liability	$(21,719)	$(12,977)

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. INCOME TAXES (Continued)

        The following table summarizes the activity related to our unrecognized tax benefits and related accrued interest and penalties for fiscal years 2012 and 2013:

	Fiscal Year
	2012	2013
	(In thousands)
Unrecognized tax benefit, beginning of year	$626	$613
Increases related to current year tax positions	293	65
Settlement of tax positions	(132)	—
Expiration of the statue of limitations for the assessment of taxes	(174)	(308)

Unrecognized tax benefit, end of year	$613	$370

        In assessing the realizability of deferred tax assets, management considered whether it was more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of the deferred tax assets is dependent upon existence of taxable income in carryback periods and the generation of future taxable income during periods in which temporary differences become deductible. Management considered income taxes paid during the previous two years and projected future taxable income in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the temporary differences are deductible, management has determined that no valuation allowance was required at February 2, 2013 and February 1, 2014.

        The Company has recognized a tax benefit for costs associated with acquisition-related activities in fiscal year 2013. Certain of these costs may be capitalized for tax purposes if an acquisition is completed, resulting in a reversal of tax benefits previously recognized.

        The effective tax rate for both fiscal years 2012 and 2013 was 38.1%. While state income tax rates were higher in fiscal year 2013, changes in unrecognized tax benefits offset the increases and resulted in an unchanged effective income tax rate as compared to fiscal year 2012.

        Significant changes to U.S. federal or state income tax rules could occur as part of future legislation. Such changes could influence our future income tax expense and/or the timing of income tax deductions. The impact of such changes on our business operations and financial statements remains uncertain. However, as the possibility of any enactment progresses, we will continue to monitor current developments and assess the potential implications of these tax law changes on our business and consolidated financial statements.

        We file a federal income tax return along with state and local income tax returns in various jurisdictions. The Internal Revenue Service ("IRS") has audited tax returns through fiscal year 2008, including its examination of the tax returns for fiscal years 2007 and 2008 which was finalized in October 2010. No material adjustments were required to these tax returns as a result of the examination by the IRS. For the years before fiscal year 2010, the majority of our state and local income tax returns are no longer subject to examinations by taxing authorities.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. BENEFIT PLANS

        Defined Benefit Pension & Post-Retirement Plans—We maintain a noncontributory defined benefit pension plan and a post-retirement benefit plan which cover certain union and nonunion employees. The annual contributions for the pension plan are not less than the minimum funding standards set forth in the Employee Retirement Income Security Act of 1974, as amended. We do not pre-fund the benefits for the post-retirement benefit plan. The plans provide for eligible employees to receive benefits based principally on years of service. We record the expected cost of these benefits as expense during the years that employees render service.

        We account for these plans under FASB ASC 715, "Defined Benefit Plans—Pension," which requires an employer to recognize the funded status of any defined benefit pension and/or other post-retirement benefit plans, including any unrecognized prior service costs, transition obligations or actuarial gains/losses, as an asset or liability in its balance sheet.

        The following table sets forth the plans' benefit obligations, fair value of plan assets, and funded status at February 2, 2013 and February 1, 2014:

	Pension Benefits		Postretirement Benefits
	Fiscal Year		Fiscal Year
	2012	2013	2012	2013
	(In thousands)
Accumulated benefit obligation	$1,978	$2,067	$43	$11
Fair value of plan assets	1,904	1,996	—	—

Funded status	(74)	(71)	(43)	(11)

Accrued benefit cost recognized in the balance sheets	$74	$71	$43	$11

        Weighted-average discount rate assumptions used to determine benefit obligations as of January 28, 2012, February 2, 2013 and February 1, 2014 (the dates of the latest actuarial calculations) were 4.75%, 4.25% and 4.25%, respectively. Weighted-average assumptions used to determine net cost included a discount rate of 5.75%, 4.75% and 4.25% for fiscal years 2011, 2012 and 2013, respectively. The return on plan assets assumption was 7.00% for fiscal years 2011, 2012 and 2013.

        Plan assets of our pension benefits as of February 2, 2013 and February 1, 2014 consisted primarily of balanced mutual funds and short-term investment funds.

        Pension expense recognized in our statements of income was $0.1 million for fiscal years 2011 and 2012, respectively, and was $0.2 million for fiscal year 2013. We made no contribution in fiscal years 2012 and 2013. We do not expect to be required to contribute significant amounts of cash in fiscal year 2014 to the pension plan.

        Profit Sharing Plan—We maintain a defined contribution 401(k) profit sharing plan for our employees. All non-union and certain union employees are eligible to participate in the plan on the first day of the month following three months of service. Employee contributions to the plan are limited based on applicable sections of the Internal Revenue Code. Our contribution to the 401(k) plan is discretionary. Amounts expensed related to the plan for matching contributions were approximately $0.9 million, $0.4 million, and $0.4 million for fiscal years 2011, 2012 and 2013, respectively.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. BENEFIT PLANS (Continued)

        Deferred Compensation Plan—We also maintain a non-qualified deferred compensation plan for certain executives. All assets of the plan are fully subject to our creditors. There were no matching contributions in any of fiscal years 2011, 2012 or 2013, although contributions were made by certain executives. Included in the Consolidated Balance Sheets, within "Prepaid expenses and other current assets" and "Accrued Expenses," are separate amounts of an equal asset and liability of $2.5 million at fiscal year-end 2011, $2.8 million at fiscal year-end 2012 and $3.0 million at fiscal year-end 2013.

9. COMMITMENTS AND CONTINGENCIES

        On March 16, 2012, Neil Holmes, a former employee of the Company, individually and on behalf of all those similarly situated, filed a Complaint (the "Holmes Complaint") against the Company in the Superior Court of California, County of Santa Clara, Case No. 112CV220780, alleging various violations of California wage and labor laws. The Holmes Complaint seeks, among other relief, certification of the case as a class action, injunctive relief, monetary damages, penalties, restitution, other equitable relief, interest, attorney's fees and costs. As described in our prior Quarterly Report on Form 10-Q, the parties entered into a settlement agreement on April 19, 2013. On September 13, 2013, the Court issued an Order and Judgement granting, among other things, final approval of a class action settlement which was paid in 2013. The settlement amount had been previously recorded by the Company.

        On August 29, 2012, Patrick Edward Camasta, individually and as the representative of a class of similarly situated persons, filed a putative class action complaint (the "Original Camasta Complaint") against the Company in the Circuit Court of the Nineteenth Judicial Circuit, Lake County, Illinois (Case No. 12CH4405). The Company removed the case to the United States District Court for the Northern District of Illinois, Eastern Division (Case No. 12 CV 7782). The Original Camasta Complaint alleges, among other things, that the Company's pattern and practice of advertising its normal retail prices as temporary price reductions violate the Illinois Consumer Fraud and Deceptive Business Practices Act and the Illinois Uniform Deceptive Trade Practices Act. The Original Camasta Complaint seeks, among other relief, certification of the case as a class action, actual and punitive damages, attorney fees and costs and injunctive relief. On February 7, 2013, upon the motion of the Company, the said U.S. District Court issued a Memorandum Opinion and Order dismissing the Original Camasta Complaint in its entirety, without prejudice. On March 1, 2013, Camasta filed a First Amended Class Action Complaint in the said United States District Court making substantially the same allegations as in the Original Camasta Complaint. On July 25, 2013, upon the motion of the Company, the said U.S. District Court issued a Memorandum Opinion and Order dismissing the First Amended Class Action Complaint in its entirety, with prejudice. Camasta has appealed the dismissal to the United States Court of Appreals for the Seventh Circuit.

        On July 30, 2013, Matthew B. Johnson, et al., on behalf of themselves and all Ohio residents similarly situated (the "Johnson Plaintiffs"), filed a putative class action complaint (the "Original Johnson Complaint") against the Company in the U.S. District Court for the Southern District of Ohio, Eastern District (Case No. 2:13-cv-756). The Original Johnson Complaint alleges, among other things, deceptive sales and marketing practices by the Company relating to its use of the words "free" and "regular price." The Original Johnson Complaint seeks, among other relief, class certification, compensatory damages, declaratory relief, injunctive relief and costs and disbursements (including attorneys' fees). On January 8, 2014, upon the motion of the Company, the U.S. District Court issued an Opinion and Order dismissing the Original Johnson Complaint in its entirety, without prejudice. On

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. COMMITMENTS AND CONTINGENCIES (Continued)

January 31, 2014, the Johnson Plaintiffs filed a First Amended Class Action Complaint in the U.S. District Court making substantially the same allegations as the Original Johnson Complaint. On February 21, 2014, the Company filed a motion to dismiss. The Company believes the claims are without merit and intends to defend against them vigorously. (The law firm which filed the original Johnson Complaint and amended complaint on behalf of the plaintiffs is one of the law firms which filed the "Schneider Complaint," which is discussed in our Quarterly Report on Form 10-Q for the quarterly period ended May 4, 2013. On July 24, 2013, the Schneider Complaint was voluntarily dismissed by the plaintiffs from the United States District Court for the Northern District of Ohio. Approximately one week later, the substantially similar Johnson Complaint was filed in United States District Court for the Southern District of Ohio.)

        On January 29, 2014, State-Boston Retirement System ("Boston"), a purported Company stockholder, filed a purported class action complaint against the Company's directors (the "Boston Defendants") in the Delaware Court of Chancery, captioned State-Boston Retirement System v. Wildrick, et al., C.A. No. 9291. In its complaint, Boston asks the court to: (i) certify a purported class action lawsuit, designating Boston and Boston's counsel as representatives of the purported class; (ii) declare that the Boston Defendants breached their fiduciary duties of loyalty and care to the Company; (iii) enjoin the Boston Defendants from committing any further purported fiduciary duty breaches; (iv) enjoin the effectuation of the Company's Rights Agreement, forcing the Board to redeem or invalidate the Rights Agreement; (v) enjoin the Boston Defendants from entering into any agreement on behalf of the Company to acquire another company or material assets; (vi) award Boston costs, expenses and disbursements of the Boston litigation, including attorneys' and experts' fees and, if applicable, pre-judgment and post-judgment interest; and (v) award Boston and the purported class such other relief as the court deems just, equitable, and proper.

        On March 4, 2014, Boston filed a motion for leave to file a second amended complaint that purports to raise direct claims against the Boston Defendants (the "Amended Boston Complaint"). In addition to the allegations described above, the Amended Boston Complaint, among other things, alleges that the Boston Defendants breached their fiduciary duties by moving forward with the Everest Transactions while failing to give good-faith consideration of a revised offer from Java to acquire all outstanding Shares at a price of $63.50 per share. In addition to the requests mentioned above, the Amended Boston Complaint asks the court to (i) determine that the action is a proper derivative action and to excuse demand, and (ii) enjoin the Company from consummating the Everest Transactions. On March 11, 2014, the Company, Men's Wearhouse and Java entered into the Merger Agreement and the Company terminated the Everest Purchase Agreement. The Company believes the claims are without merit and intends to defend against them vigorously.

        In addition to the litigation discussed above, we are a party to routine litigation matters that are incidental to our business and are currently not expected to be material. From time to time, additional legal matters in which we may be named as a defendant are expected to arise in the normal course of our business activities.

        Except as otherwise set forth above, the resolution of our litigation matters cannot be accurately predicted and we have not estimated the costs or potential losses, if any, associated with these matters. Accordingly, we cannot determine whether our insurance coverage, if any, would be sufficient to cover such costs or potential losses, if any, and we have not recorded any provision for cost or loss associated with these actions. It is possible that our consolidated financial statements could be materially impacted in a particular fiscal quarter or year by an unfavorable outcome or settlement of any of these actions.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. COMMITMENTS AND CONTINGENCIES (Continued)

        Employment Agreements and Performance-Based Incentive Compensation—We have employment agreements with certain of our executives expiring at the end of fiscal year 2014, with aggregated base compensation of $2.9 million (not including annual adjustments) over the terms. Depending on the circumstances of termination, we have severance obligations to these and certain other executives aggregating up to approximately $4.3 million, not including annual adjustments. These executives are also eligible for additional performance-based incentive payments. As a result of the Merger Agreement with Men's Wearhouse, the Company has expected cash commitments related to retention bonuses of approximately $7.0 million, which are not contingent upon the deal closing, and other employee severance agreements of approximately $8.8 million, which are contingent upon the deal closing and other factors. In addition, other employees are eligible for incentive-based payments based on performance, including store managers and regional sales directors, although these payments are not based on employment agreements. Performance-based incentive compensation expense (excluding commissions) for all eligible employees was approximately $7.8 million in fiscal year 2011, $2.1 million in fiscal year 2012 and $1.7 million in fiscal year 2013.

        Lease Obligations—We have numerous noncancelable operating leases for retail stores, distribution center, office and tailoring space and equipment. Certain facility leases provide for annual base minimum rentals, plus contingent rentals based on sales. Renewal options are available under the majority of the leases.

        Future minimum lease payments, including rent escalations, under noncancelable operating leases for stores and other leased facilities opened and equipment placed in service as of fiscal year-end 2013, were as follows:

Fiscal Year Ending	Amount
(In thousands)
Fiscal year 2014	$78,585
Fiscal year 2015	71,928
Fiscal year 2016	63,998
Fiscal year 2017	55,569
Fiscal year 2018	46,510
Thereafter	120,495

Total	$437,085

        The minimum rentals above do not include additional payments for contingent percentage rent, which is typically based on sales, deferred rent amortization, insurance, property taxes, utilities, common area maintenance and other common costs that may be due as provided for in the leases.

        Total minimum rental expense for operating leases was approximately $62.8 million, $68.0 million and $74.9 million for fiscal years 2011, 2012 and 2013, respectively. Contingent rent expense in fiscal years 2011, 2012 and 2013, which was based on a percentage of net sales at the applicable properties, was approximately $3.6 million, $4.0 million and $3.0 million, respectively.

        As of fiscal year-end 2013, we have also entered into various lease agreements for stores to be opened and equipment placed in service subsequent to year end. The future minimum lease payments under these agreements are $0.8 million in fiscal year 2014, $1.0 million in each of fiscal years 2015, 2016, 2017 and 2018, and $5.0 million thereafter.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. COMMITMENTS AND CONTINGENCIES (Continued)

        On January 2, 2014, the Company entered into agreements with the owner of one of our leased distribution center properties. The agreements, commencing in the first quarter of fiscal year 2014, are summarized as follows:

  a)
  Lease agreement—15-year real estate lease for a significant portion of the warehouse and office space in the lessor's real estate complex at a fixed annual base rent of approximately $1.6 million, plus other leasing costs estimated at approximately $0.5 million in the first lease year and escalating thereafter. The agreement includes three options to renew the lease with predetermined base rent increases. Transfer of ownership or control of the real estate complex to a third party will result in a reduction of approximately $0.6 million in annual base rent.

  b)
  Option to purchase real estate—a purchase option agreement to purchase the real estate complex for an amount based primarily on the payoff balance of the owner's mortgage, plus a profit to the owner. The agreement grants us the right of first refusal to purchase the property at the price of the third-party offer or to exercise the purchase option. The purchase option agreement also allows for the separate purchase of a parcel of land to be subdivided in the future.

  c)
  Cash sharing agreement—as a condition of the lease agreement, the lessor agrees to pay us up to approximately $0.6 million per year based on a portion of its annual net operating income, if any. The cash sharing payments are payable quarterly. As part of the cash sharing agreement, the Company will have the right to approve the lessor's annual budget (which approval shall not be unreasonably withheld, delayed or conditioned) and the lessor has agreed to modify their budget to reflect any reasonable changes requested by the Company.

        Inventories—We ordinarily place orders for the purchases of inventory at least one to two seasons in advance. Approximately 1% of the total product purchases (including piece goods) in fiscal year 2013 were sourced from United States suppliers, and approximately 99% were sourced from suppliers in other countries. In fiscal year 2013, approximately 28% of the total product purchases were from suppliers in Mexico, 23% in China (including Hong Kong), 11% in India, 8% in Malaysia, and 7% in Bangladesh. During fiscal year 2013, two buying agents sourced, respectively, approximately 52% and 6% of our total product purchases. No other country represented more than 5% of total product purchases in fiscal year 2013. These percentages reflect the countries where the suppliers are primarily operating or manufacturing, which may not always be where the suppliers are actually domiciled. We purchase the raw materials for approximately 9% of our finished products. Five vendors accounted for over 70% of the raw materials purchased directly by us in fiscal year 2013. The remainder of our finished products are purchased as finished units, with the vendor responsible for the acquisition of the raw materials based on our specifications.

        Other—We have a consulting agreement with our current Chairman of the Board to consult on matters of strategic planning and initiatives at a fee of $0.8 million per year (also see Note 13). The agreement commenced on February 1, 2009 and is set to expire on January 30, 2016. We have an agreement with David Leadbetter, a golf professional, which allows us to produce golf and other apparel under Leadbetter's name. The agreement expires in January 2016. The minimum royalty under this agreement was $0.2 million in each of fiscal years 2011, 2012 and 2013 and is expected to be $0.2 million for fiscal year 2014.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. INCENTIVE STOCK OPTION AND OTHER EQUITY PLANS:

        Effective January 28, 1994, the Company adopted an Incentive Plan (the "1994 Plan"). The 1994 Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares or any combination of the foregoing to the eligible participants, as defined, for issuance of up to 3.4 million shares of common stock in the aggregate, of which options to purchase all of such shares had been granted as of January 29, 2005 ("fiscal year 2004"). In March 2002, the Company adopted an Incentive Plan (the "2002 Plan") which provides for issuance of up to 1.4 million shares of common stock in the aggregate, of which options to purchase all of such shares had been granted as of the end of fiscal year 2005. The exercise price of an option granted under both the 1994 Plan and the 2002 Plan may not be less than the fair market value of the underlying shares of Common Stock on the date of grant, and employee options generally expire at the earlier of termination of employment or ten years from the date of grant. All options covered under the 1994 Plan and the 2002 Plan were fully vested as of the end of fiscal year 2005.

        On March 30, 2010, the Board of Directors approved, subject to stockholder approval, the Jos. A. Bank Clothiers, Inc. 2010 Equity Incentive Plan (the "2010 Plan," and together with the "1994 Plan" and the "2002 Plan," the "Plans"). The 2010 Plan was approved by stockholders at the Company's 2010 annual meeting of stockholders on June 17, 2010.

        The principal purposes of the 2010 Plan are to promote the interests of the Company and its stockholders by providing employees, directors and consultants with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company or its subsidiaries, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range and annual achievements. In addition, the 2010 Plan permits the Company to grant "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code ("Section 162(m)"), thereby preserving the Company's ability to receive federal income tax deductions for those awards to the extent that they in fact comply with that Code section. The 2010 Plan reserves 1.5 million shares of the Company's common stock for issuance pursuant to awards to be granted under the plan. Under the 2010 Plan, the Company may grant stock options, stock appreciation rights, restricted stock, restricted stock units and stock and cash-based awards.

        The aggregate number of shares of Common Stock as to which awards may be granted under any of the Plans, the number of shares of Common Stock covered by each outstanding award under the Plans and the exercise price per share of Common Stock in each outstanding award, are to be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment are to be eliminated.

        On March 30, 2010, the Board of Directors also approved the Jos. A. Bank Clothiers, Inc. 2010 Deferred Compensation Plan (the "Deferred Compensation Plan"). The Deferred Compensation Plan is a non-qualified, unfunded plan designed to provide a select group of the Company's senior management, which includes each of the named executive officers, highly compensated employees, and non-employee directors, with the opportunity to accumulate Company shares (through stock units) by deferring compensation on a pre-tax basis, and to provide the Company with a method of rewarding and retaining these individuals by providing them with a means to defer receipt of cash and shares of

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. INCENTIVE STOCK OPTION AND OTHER EQUITY PLANS: (Continued)

Common Stock associated with future grants of restricted stock units, performance share awards and certain other cash- and stock-based awards. The Deferred Compensation Plan reserves 4.5 million shares of the Company's Common Stock for issuance pursuant to distributions under the plan. At February 2, 2013 and February 1, 2014, 33,900 and 48,200 stock units, respectively, were outstanding under this plan.

        Changes in options outstanding that were issued under the 1994 and 2002 Plans were as follows:

	Fiscal Year 2011		Fiscal Year 2012		Fiscal Year 2013
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
	(In thousands, except per share information)
Outstanding at beginning of year	305	$5.73	109	$7.18	—	$—
Granted	—	$—	—	$—	—	$—
Exercised	(196)	$4.92	(109)	$7.18	—	$—
Canceled	—	$—	—	$—	—	$—

Outstanding at end of year	109	$7.18	—	$—	—	$—

        During fiscal years 2011, 2012 and 2013 we granted restricted stock units ("RSUs") under the 2010 Plan to certain company officers and to the members of the Board of Directors at a weighted-average grant date fair value per share of $48.88, $42.38, and $44.35, respectively, and an aggregate fair value of approximately $3.2 million, $0.5 million and $0.6 million, respectively. The grant date fair value per share is based on the shares granted and the quoted price of the Company's Common Stock on the date of grant. The grants to the officers are intended to qualify under Section 162(m).

        A summary of our nonvested RSU activity during fiscal years 2011, 2012 and 2013 is presented below:

	Fiscal Year 2011		Fiscal Year 2012		Fiscal Year 2013
Nonvested Awards	Shares	Weighted- Average Grant-Date Fair Value	Shares	Weighted- Average Grant-Date Fair Value	Shares	Weighted- Average Grant-Date Fair Value
	(In thousands, except per share information)
Nonvested at beginning of year	86	$39.72	110	$45.22	77	$44.36
Granted	66	$48.88	11	$42.38	13	$44.35
Vested	(42)	$39.72	(44)	$46.01	(53)	$42.34
Forfeited	—	—	—	$—	—	$—

Nonvested at end of year	110	$45.22	77	$44.36	37	$47.24

        The Nonvested awards as of February 1, 2014 will vest through September 2014.

        As of February 1, 2014, there was unrecognized compensation expense related to non-vested RSUs of approximately $0.3 million, which is expected to be recognized over a weighted average period of 0.3 years. As of February 1, 2014, the intrinsic value of non-vested RSUs was $2.1 million based on a

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. INCENTIVE STOCK OPTION AND OTHER EQUITY PLANS: (Continued)

share price of $56.22. The total value of RSUs that vested during 2012 was $2.0 million and 2013 was $2.1 million.

        Excess tax benefits are realized tax benefits from tax deductions for the exercise of stock options or the issuance of other awards in excess of the deferred tax asset attributable to stock compensation expense for such equity awards. In accordance with ASC 718 such realized tax benefits are presented as part of cash flows from financing activities. For fiscal years 2011 and 2012, the tax benefits realized from stock equity awards totaled $1.9 million and $0.6 million, respectively, and for fiscal year 2013, there were less than $0.1 million of tax detriments realized from stock equity awards.

11. RIGHTS AGREEMENT:

        On September 5, 2007, the Board declared a dividend of one preferred share purchase right (a "Right") for each outstanding Share. The dividend was paid on September 20, 2007 (the "Rights Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Shares"), at a price of $200 per one one-hundredth of a Preferred Share (the "Rights Purchase Price"), subject to adjustment and amendment. Each one one-hundredth of a Preferred Share has designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a Share. The description and terms of the Rights are set forth in a Rights Agreement, dated as of September 6, 2007, entered into between the Company and Continental Stock Transfer & Trust Company, as rights agent (the "Rights Agent") (the "Original Rights Agreement").

        On January 3, 2014 (the "First Rights Agreement Amendment Date"), the Original Rights Agreement was modified, pursuant to Amendment No. 1 to Rights Agreement ("Amendment No. 1"; the Original Rights Agreement as so amended, the "First Amended Rights Agreement"), to, among other things: (i) decrease from 20% to 10% the beneficial ownership threshold by which any person or entity (together with all affiliates and associates of such person or entity) becomes an Acquiring Person (as defined below) as contemplated by the First Amended Rights Agreement (subject to certain exceptions as set forth therein); (ii) include provisions in respect of certain derivative or synthetic arrangements having characteristics of a long position in the Shares in the definition of securities which a person or entity would be deemed to beneficially own; (iii) increase the Rights Purchase Price to $250; and (iv) allow the Board to redeem the Rights for any reason at any time prior to the close of business on the Distribution Date (as defined below).

        On February 13, 2014, the First Amended Rights Agreement was modified, pursuant to Amendment No. 2 to Rights Agreement ("Amendment No. 2"; the First Amended Rights Agreement as so amended, the "Second Amended Rights Agreement"), to, among other things provide that neither Everest Topco nor any of its associates or affiliates ("Everest") shall become an Acquiring Person (as defined in the Second Amended Rights Agreement), and that a Shares Acquisition Date (as defined in the Second Amended Rights Agreement) shall not be deemed to occur, as a result of the authorization, execution, delivery or performance of the Everest Purchase Agreement or the consummation of the transactions thereunder (the "Everest Transactions"), or the entry into Amendment No. 2, or the announcement of any of the foregoing, and Everest shall not become an Acquiring Person unless and until Everest shall acquire beneficial ownership of additional Shares such that it becomes the beneficial owner of the percentage of the Shares that is greater (by more than one

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. RIGHTS AGREEMENT: (Continued)

percent of the outstanding Shares) than (A) the percentage of the Shares outstanding as to which Everest shall have beneficial ownership as of immediately after the consummation of the Everest Transactions, including the issuer tender offer by the Company or (y) such lesser percentage as to which Everest has beneficial ownership following any transfer of the Company's securities by Everest after the closing date under the Everest Purchase Agreement; provided, however, that such provisions shall pertain only until the first time, following such closing date, as Everest has beneficial ownership of less than 9% of the Shares then outstanding. Amendment No. 2 also amends the First Amended Rights Agreement with respect to Everest and FMR LLC and any other person that beneficially owned between 10% and 20% of the Shares outstanding on January 3, 2014 to clarify the scope of the definition of "Acquiring Person" as it applies to such persons in the event that the Company purchases Shares, whether through an issuer tender offer or otherwise.

        On March 11, 2014, prior to the execution of the Merger Agreement, the Board approved an amendment ("Amendment No. 3") to the Second Amended Rights Agreement (as so amended, the "Rights Agreement"). Amendment No. 3 renders the Rights Agreement inapplicable to the Second Amended Offer, the Merger and the Merger Agreement and the transactions contemplated thereby. Specifically, Amendment No. 3, among other matters, provides that none of (i) the approval, execution, delivery, performance, consummation or public announcement of the Merger Agreement, (ii) the approval, commencement, consummation or public announcement of the Second Amended Offer or Merger or (iii) the approval, execution, delivery, performance, commencement, consummation or public announcement of any of the other transactions contemplated by the Merger Agreement will result in either Men's Wearhouse or Java being deemed an Acquiring Person (as such term is defined in the Rights Agreement) or give rise to any event that would result in the occurrence of a Shares Acquisition Date or a Distribution Date (as those terms are defined in the Rights Agreement). Amendment No. 3 also provides that the Rights Agreement shall expire and terminate immediately prior to the Effective Time in accordance with the terms of the Merger Agreement.

        The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Original Rights Agreement, Amendment No. 1, Amendment No. 2 and Amendment No. 3 set forth as Exhibits 4.2, 4.2(a), 4.2(b) and 4.2(c) hereto, respectively.

12. SEGMENT REPORTING:

        We have two reportable segments: Stores and Direct Marketing. The Stores segment includes all Company-owned stores excluding Factory stores ("Full-line Stores"). The Direct Marketing segment includes the call center and the Internet. While each segment offers a similar mix of men's clothing to the retail customer, the Stores segment also provides complete alterations, while the Direct Marketing segment provides certain limited alterations.

        The accounting policies of the segments are the same as those described in the summary of significant policies. We evaluate performance of the segments based on "four wall" contribution, which excludes any allocation of overhead from the corporate office and the distribution centers (except order fulfillment costs, which are allocated to Direct Marketing), interest and income taxes.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. SEGMENT REPORTING: (Continued)

        Our segments are strategic business units that offer similar products to the retail customer by two distinctively different methods. In the Stores segment, a typical customer travels to the store and purchases our merchandise and/or alterations and takes their purchases with them. The Direct Marketing customer receives a catalog in his or her home and/or office and/or visits our Internet web sites and places an order by phone, mail, fax or online. The merchandise is then shipped to the customer.

        Segment data is presented in the following tables:

Fiscal Year 2011	Stores	Direct Marketing	Corporate and Other	Total
	(In thousands)
Net sales(a)	$854,322	$97,924	$27,606	$979,852
Depreciation and amortization	21,465	651	3,985	26,101
Operating income (loss)(b)	203,553	32,887	(77,033)	159,407
Capital expenditures(c)	25,522	401	11,608	37,531

Fiscal Year 2012	Stores	Direct Marketing	Corporate and Other	Total
	(In thousands)
Net sales(a)	$890,700	$120,137	$38,476	$1,049,313
Depreciation and amortization	23,204	743	4,574	28,521
Operating income (loss)(b)	173,763	29,182	(74,505)	128,440
Capital expenditures(c)	27,638	922	7,083	35,643

Fiscal Year 2013	Stores	Direct Marketing	Corporate and Other	Total
	(In thousands)
Net sales(a)	$854,755	$132,808	$44,603	$1,032,166
Depreciation and amortization	23,931	820	4,822	29,573
Operating income (loss)(b)	155,903	26,699	(80,576)	102,026
Capital expenditures(c)	22,378	31	6,876	29,285

(a)
Stores net sales represent all Full-line Store sales. Direct Marketing net sales represent call center and Internet sales. Net sales from segments below the GAAP quantitative thresholds are attributable primarily to our two other operating segments. Those segments are Factory stores and Franchise stores. These segments have never met any of the quantitative thresholds for determining reportable segments and are included in "Corporate and Other."

(b)
Operating income (loss) for the Stores and Direct Marketing segments represents profit before allocations of overhead from the corporate office and the distribution centers, interest and income taxes ("four wall" contribution). Total Company shipping costs to customers of approximately $17.9 million, $20.8 million and $21.7 million for fiscal years 2011, 2012 and 2013, respectively, were recorded to "Sales and marketing, including occupancy costs" in the Consolidated Statements of Income. Operating income (loss) for "Corporate and Other" consists primarily of costs included in general and administrative costs and operating income or loss related to the Factory stores and the Franchise stores operating segments. Total operating income represents profit before interest and income taxes.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. SEGMENT REPORTING: (Continued)

(c)
Capital expenditures include payments for property, plant and equipment made for the reportable segment.

13. RELATED PARTY TRANSACTIONS:

        On September 9, 2008, the Company and Robert N. Wildrick, Chairman of the Board, entered into a Consulting Agreement (as amended, the "Consulting Agreement") pursuant to which the Company retained Mr. Wildrick to consult on matters of strategic planning and initiatives for a consulting period from February 1, 2009 through January 31, 2012 at a fee of $0.8 million per year. Pursuant to that certain First Amendment to Consulting Agreement, dated November 30, 2010, the consulting period was extended through January 26, 2014. Pursuant to that certain Second Amendment to Consulting Agreement, dated April 2, 2013, the consulting period was extended through January 30, 2016. Pursuant to that certain Third Amendment to Consulting Agreement, dated December 18, 2013, the Company agreed to indemnify Mr. Wildrick in his capacity as a consultant and to obtain reasonable insurance in connection therewith. In accordance with the Company's policy regarding related party transactions described below, the First Amendment and Third Amendment were approved by the independent members of the Board of Directors and the Second Amendment was approved by the Audit Committee.

        The Consulting Agreement includes an agreement by Mr. Wildrick not to compete with the Company or to solicit its customers or employees during its term. The Consulting Agreement also provides for the acceleration of payments due thereunder to Mr. Wildrick in connection with certain termination events.

        If Mr. Wildrick's services are terminated by the Company without "cause" (as defined below), the Company will be obligated to pay Mr. Wildrick the balance of amounts due under the Consulting Agreement for its remaining term as and when such payments would otherwise be due. If Mr. Wildrick's services are terminated by the Company with "cause," the Company will be obligated to pay Mr. Wildrick the unpaid, prorated amount of the consulting fees payable through the date of termination. Without limiting the terms and conditions of the Consulting Agreement, the term "cause," as used therein, generally means: (a) the conviction of Mr. Wildrick of a felony involving money or other property of the Company or any other felony or offense involving moral turpitude; or (b) the willful commission of any act of fraud or misrepresentation related to the business of the Company which would materially and negatively impact the Company.

        If within ninety (90) days following a change of control of the Company (as defined below), Mr. Wildrick exercises his right to terminate the Consulting Agreement or the Company terminates the Consulting Agreement based on a default thereunder by Mr. Wildrick, the Company will pay Mr. Wildrick a lump sum equal to the balance of amounts due under the Consulting Agreement for its remaining term. Without limiting the terms and conditions of the Consulting Agreement, the term "change of control," as used therein, generally means (a) the acquisition by any "person" (as defined in the Securities Exchange Act of 1934, as amended) of beneficial ownership of 51% or more of the stock of the Company; (b) the acquisition by any such "person" of beneficial ownership of 30% or more of the stock of the Company and a change in the majority of the Board; or (c) the merger, consolidation or liquidation of the Company or the sale or disposition of all or substantially all of the assets of the Company. The Merger will constitute a change of control under the Consulting Agreement.

        As a result of the Merger Agreement, the Company, Men's Wearhouse and Mr. Wildrick entered into a binding term sheet (the "Term Sheet") with respect to the compensation of Mr. Wildrick and the

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. RELATED PARTY TRANSACTIONS: (Continued)

obligations of the Company under the Consulting Agreement, and certain other agreements of Mr. Wildrick, the Company and Men's Wearhouse. The Term Sheet generally provides that (i) pursuant to the Consulting Agreement, Mr. Wildrick will be paid $1,800,000 in respect of consulting services he has provided through March 8, 2014 in excess of those required under the Consulting Agreement, (ii) the amount of such additional fees Mr. Wildrick may earn between March 11, 2014 and the consummation of the Merger Transactions is limited to $500,000 and (iii) Mr. Wildrick will be subject to a non-competition covenant for the two year period following the closing of the transactions contemplated by the Merger Agreement (for which covenant Mr. Wildrick will receive a payment of $3,500,000, of which $1,000,000 is payable upon the closing of the Merger and the remainder is payable in equal installments over the term of the covenant).

        The Company's policy regarding related party transactions is set forth in the Audit Committee's charter and in the Company's Corporate Governance Standards (both of which are available on our website at www.josbank.com). As used herein and therein, "related party transactions" are transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Commission. Item 404(a) generally requires disclosure of transactions in which the Company is a participant, the amount involved exceeds $120,000 and in which any related person (such as an executive officer, director, director nominee, or 5% stockholder of the Company or any family member of the foregoing) has a direct or indirect material interest. Except as otherwise set forth below, the Audit Committee shall review each related party transaction to determine whether it is fair and reasonable to the Company. Notwithstanding the foregoing, in lieu of the Committee so doing, the determination of whether a related party transaction is fair and reasonable to the Company may be made by the members of the Board who are independent directors. The Company will enter into or ratify a related party transaction only if the Committee or the independent directors, as the case may be, determines that it is fair and reasonable to the Company. In the event a related party transaction is entered into without prior approval as set forth in the Company's related party transaction policy and, after review by the Committee or the independent directors, as the case may be, such transaction is not determined to be fair and reasonable to the Company, the Company will make all reasonable efforts to cancel or annul such transaction.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. QUARTERLY FINANCIAL INFORMATION (Unaudited):

        Summarized quarterly financial information in fiscal years 2012 and 2013 as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
	(In thousands, except per share information)
Fiscal Year 2012
Net sales	$201,354	$260,343	$232,851	$354,765	$1,049,313
Gross profit	127,761	152,886	132,646	198,469	611,762
Operating income	24,408	37,116	21,168	45,748	128,440
Net income	14,832	23,158	13,305	28,401	79,696
Diluted income per common share(a)	$0.53	$0.83	$0.47	$1.01	$2.84
Fiscal Year 2013
Net sales	$196,055	$232,529	$247,468	$356,114	$1,032,166
Gross profit	119,186	137,364	142,108	197,930	596,588
Operating income	12,953	23,128	21,558	44,387	102,026
Net income	8,088	14,249	13,616	27,373	63,326
Diluted income per common share(a)	$0.29	$0.51	$0.49	$0.98	$2.26

(a)
Per common share amounts for the quarters and the full year have been calculated separately. Accordingly, quarterly amounts may not add to the full year amount because of the effects of rounding.

15. SUBSEQUENT EVENTS:

        Java Corp., a Delaware corporation ("Java") and a wholly owned subsidiary of The Men's Wearhouse, Inc. a Texas corporation, ("Men's Wearhouse") has commenced a tender offer to acquire all outstanding shares of common stock of the Company, par value $0.01 per share (such securities, together with the associated preferred share purchase rights, the "Shares"), at a price of $65.00 per Share, net to the seller in cash (less any required withholding taxes and without interest) (the "Offer Price") as more fully disclosed in a Tender Offer Statement on Schedule TO, dated March 20, 2014, (the "Schedule TO") filed with the Securities and Exchange Commission (the "SEC"). The tender offer and related purchase are upon the terms and subject to the conditions set forth in the Second Amended and Restated Offer to Purchase, dated March 20, 2014, (as amended or supplemented from time to time, the "Offer to Purchase") and in the related Letter of Transmittal (as amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Second Amended Offer") filed by Java and Men's Wearhouse with the SEC on March 20, 2014.

        The Second Amended Offer is being made pursuant to the Agreement and Plan of Merger, dated as of March 11, 2014, by and among the Company, Men's Wearhouse and Java (together with any amendments or supplements thereto, the "Merger Agreement"). The Second Amended Offer, if consummated, will be followed by a merger (the "Merger") of Java with and into the Company, with the Company as the surviving corporation and a wholly owned subsidiary of Men's Wearhouse, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law (the "DGCL") without any additional stockholder approvals. In the Merger, any Shares not tendered into the Second Amended Offer, other than Shares held by the Company, Men's Wearhouse, Java or stockholders who have validly exercised and perfected (and not lost or withdrawn) their appraisal rights under the DGCL, will be cancelled and automatically converted into the right to

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. SUBSEQUENT EVENTS: (Continued)

receive the same per share consideration paid to stockholders in the Second Amended Offer. Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each Share outstanding immediately prior to the Effective Time (other than (i) Shares held by the Company as treasury stock or owned by Men's Wearhouse or Java, which will be cancelled and will cease to exist, and (ii) Shares owned by Company's stockholders who perfect their appraisal rights under the DGCL) will be converted into cash equal in form and amount to the Offer Price paid in the Second Amended Offer. The transactions contemplated under the Merger Agreement and the Second Amended Offer are herein referred as the "Merger Transactions".

        The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. The Company has also agreed to customary covenants governing the conduct of its business, including an obligation to conduct its business and operations in the ordinary course and consistent with past practices until the Effective Time. Subject to certain limited exceptions in the Merger Agreement, the Company has agreed not to solicit, initiate or participate in discussions with third parties regarding other proposals to acquire the Company and has agreed to certain restrictions on its ability to respond to such proposals, subject to the exercise of the fiduciary duties of the board of directors of the Company (the "Board"). The Merger Agreement also contains certain termination provisions for the Company and Men's Wearhouse. If we terminate the Merger Agreement in connection with a superior proposal under certain specified circumstances, we may be required to pay Men's Wearhouse a termination fee of $60 million. Alternatively, Men's Wearhouse may be required to pay the Company a termination fee of $75 million if the Merger Agreement is terminated under any of the following conditions: (i) applicable law or a temporary restraining order, preliminary or permanent injunction or other judgment, order or decree, in each case, with respect to Section 7 of the Clayton Antitrust Act of 1914 or any other applicable antitrust law, is entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction in the United States or any material foreign jurisdiction and remains in effect which has the effect of prohibiting the consummation of the Merger Transactions; (ii) if the Second Amended Offer is not consummated by September 30, 2014, and as of such date any waiting period (and any extension thereof) under the HSR Act applicable to the Second Amended Offer shall not have expired or been terminated; or (iii) subject, in certain cases, to a notice and cure period, there shall have been a material breach by Men's Wearhouse or Java of the covenant relating to obtaining antitrust and any other regulatory approvals that resulted or would reasonably be expected to result in the failure of Men's Wearhouse or Java to consummate the closing of the Second Amended Offer or the Merger in accordance with the terms of the Merger Agreement.

        At a meeting held on March 11, 2014, the Board unanimously (i) determined that the Merger Agreement, the Second Amended Offer, the Merger and the other transactions contemplated thereby are advisable, fair to and in the best interests of the Company and its stockholders, (ii) adopted and approved the Merger Agreement and the transactions contemplated thereby and (iii) resolved to recommend that the stockholders of the Company accept the Second Amended Offer and tender their Shares to Java pursuant to the Second Amended Offer.

        Prior to entering into the Merger Agreement, the Company had entered into a Membership Interest Purchase Agreement (the "Everest Purchase Agreement") pursuant to which the Company agreed to purchase from Everest Topco LLC ("Everest Topco") all of the outstanding limited liability company interests of Everest Holdings LLC, a Delaware limited liability company ("Everest Holdings"). Everest Holdings is a holding company for the Eddie Bauer brand and its related businesses and operations. The transactions which were to be consummated under the Everest Purchase Agreement

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. SUBSEQUENT EVENTS: (Continued)

are herein referred to as the "Everest Transactions." On March 11, 2014, prior to the execution and delivery of the Merger Agreement, the Company terminated the Everest Purchase Agreement as a result of the Board's determination that the Second Amended Offer constituted a "Superior Proposal," as defined in the Everest Purchase Agreement. The Company paid to Everest Topco a termination fee of $48 million and reimbursed Everest Topco $.5 million for certain expenses pursuant to the Everest Purchase Agreement.

        On March 20, 2014, Men's Wearhouse and Java amended the Schedule TO to reflect the terms of the Second Amended Offer, including the extension of the expiration date to 5:00 p.m., New York City time on April 9, 2014.

        A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Merger Agreement and the Second Amended Offer are qualified in their entirety by reference to the Merger Agreement, the Offer to Purchase and the Letter of Transmittal. A copy of the Everest Purchase Agreement is filed as Exhibit 2.2 hereto and is incorporated herein by reference. The foregoing description of the Everest Purchase Agreement is qualified in its entirety by reference to the Everest Purchase Agreement.

        Related to the agreements discussed above, the Company expects to incur transaction-related costs of approximately $100 million to $110 million in fiscal year 2014 and the amount may vary significantly depending on the timing of the transaction. This range includes the $48.5 million paid to Everest Topco and includes approximately $30 million of costs that are contingent upon the Merger Transactions closing.

The Men's Wearhouse, Inc.

Offer to Exchange
7.00% Senior Notes due 2022 of The Men's Wearhouse, Inc.
for
Outstanding 7.00% Senior Notes due 2022 of The Men's Wearhouse, Inc.

PROSPECTUS

                        , 2015

Part II

Information not required in Prospectus

Item 20.    Indemnification of Directors and Officers.

  Texas Corporations

        The Men's Wearhouse, Inc. (the "Company") and Renwick Technologies, Inc. are incorporated in the state of Texas. Sections 8.101 and 8.105 of the Texas Business Organizations Code, as amended, referred to herein as the TBOC, permit corporations to indemnify a person who was or is a governing person, officer, employee or agent of such corporation or who serves at the corporation's request as a representative of another enterprise, organization or employee benefit plan (an "outside enterprise"), who was, is, or is threatened to be named a respondent in a legal proceeding by virtue of such person's position in the corporation or in an outside enterprise, but only if the person acted in good faith and reasonably believed, in the case of conduct in the person's official capacity, that the conduct was in or, in the case of all other conduct, that the conduct was not opposed to the corporation or outside enterprise's best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgment and expenses that are reasonable and actually incurred by the person in connection with the proceeding; however, indemnification is limited to reasonable expenses actually incurred in a proceeding in which the person is found liable to the corporation or is found to have improperly received a personal benefit and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation, breach of the person's duty of loyalty owed to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Indemnification pursuant to Section 8.101 of the TBOC can be made by the corporation only upon a determination made in the manner prescribed by Section 8.103 of the TBOC that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct for such indemnification.

        Section 8.051 of the TBOC requires a corporation to indemnify a governing person, former governing person or person serving an outside enterprise at the corporation's request against reasonable expenses actually incurred in connection with a proceeding in which the person is a party because of the person's corporate position, if the person was wholly successful, on the merits or otherwise, in the defense of the proceeding.

        Under certain circumstances, a corporation may also advance expenses to any of the above persons. Section 8.151 of the TBOC also permits a corporation to purchase and maintain insurance or to make other arrangements on behalf of any of such persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person's status as such a person, without regard to whether the corporation would have the power to indemnify the person against the liability under applicable law.

        The Company's Restated Articles of Incorporation and Renwick Technologies, Inc.'s Articles of Incorporation provide that a director will not be liable to the Company or its shareholders for monetary damages for an act or omission in such director's capacity as director, except in the case of (1) breach of such director's duty of loyalty to the Company or its shareholders, (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or any act or omission that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (4) an act or omission for which the liability of a director is expressly provided for by statute. The Company's Sixth Amended and Restated Bylaws provide that we will indemnify any executive officer or director to the fullest extent permitted or required by Texas law promptly upon such person's request, as well as advance or reimburse expenses to the fullest extent permitted by Texas law.

        The bylaws of Renwick Technologies, Inc. provide that such registrant shall indemnify any person made a party to a proceeding by reason of the fact that he is or was a director, officer, employee or agent of such registrant against expenses actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such registrant, and with respect to criminal proceedings, such person had no reasonable cause to believe his conduct was unlawful. The bylaws of Renwick Technologies, Inc. also provide for advancement of expenses upon receipt of an undertaking to repay such amount if it shall ultimately be determined that such person was not entitled to indemnification.

        Under an insurance policy maintained by the Company, the Company's and Renwick Technologies' directors and executive officers are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and executive officers.

        The foregoing discussion of Sections 8.101, 8.105, 8.103, 8.051 and 8.151 of the TBOC, the Company's Restated Articles of Incorporation and Sixth Amended and Restated Bylaws and the Articles of Incorporation and bylaws of Renwick Technologies is not intended to be exhaustive and is qualified in their entirety by reference to such statutes, the Company's Restated Articles of Incorporation and Sixth Amended and Restated Bylaws and the Articles of Incorporation and bylaws of Renwick Technologies.

  Delaware Corporations

        MWDC Holding Inc., MWDC Texas Inc., K&G Men's Company Inc., JA Holding, Inc., JA Apparel Corp., Joseph Abboud Manufacturing Corp., Jos. A. Bank Clothiers, Inc. and The Joseph A. Bank Mfg. Co., Inc. are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        The Certificates of Incorporation of MWDC Holding Inc., MWDC Texas Inc. and K&G Men's Company Inc. and the Amended and Restated Certificates of Incorporation of JA Holding, Inc., JA Apparel Corp., Joseph Abboud Manufacturing Corp. and The Joseph A. Bank Mfg. Co., Inc. provide that indemnification shall be to the fullest extent permitted by the DGCL for any directors or officers. The Amended and Restated Certificate of Incorporation of Jos. A. Bank Clothiers, Inc. provides that such registrant shall indemnify, and advance expenses to, any directors, officers, employees or agents of the corporation to the fullest extent permitted by the DGCL.

        As permitted by the DGCL, the Certificates of Incorporation of MWDC Holding Inc., MWDC Texas Inc. and K&G Men's Company Inc. and the Amended and Restated Certificate of Incorporation of JA Holding, Inc., JA Apparel Corp., Joseph Abboud Manufacturing Corp., Jos. A. Bank Clothiers, Inc. and The Joseph A. Bank Mfg. Co., Inc. provide that directors shall not be personally liable to the respective registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to such registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

        The Bylaws of MWDC Holding Inc., MWDC Texas Inc., K&G Men's Company Inc., JA Holding, Inc. and Jos. A. Bank Clothiers, Inc. and the Amended and Restated Bylaws of The Joseph A. Bank Mfg. Co., Inc. provide for indemnification on the same terms as Section 145 of the DGCL. The Bylaws of such registrants also provide for advancement of expenses upon receipt of an undertaking to repay such amount if it shall ultimately be determined that such person was not entitled to indemnification.

        Under an insurance policy maintained by the Company, the directors and executive officers of MWDC Holding Inc., MWDC Texas Inc., K&G Men's Company Inc., JA Holding, Inc., JA Apparel Corp., Joseph Abboud Manufacturing Corp., Jos. A. Bank Clothiers, Inc. and The Joseph A. Bank Mfg. Co., Inc. are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and executive officers.

  Delaware Limited Liability Companies

        TMW Merchants LLC, TMW Purchasing LLC, JA Apparel, LLC and TS Servicing Co., LLC are organized under the laws of the State of Delaware. Under the Delaware Limited Liability Company Act, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The Second Amended and Restated Limited Liability Company Agreement of TMW Merchants LLC and the Amended and Restated Limited Liability Company Agreements of TMW Purchasing LLC, JA Apparel, LLC and TS Servicing Co., LLC provide that no manager, member, officer, director or employee shall be liable to such registrant, in damages or otherwise, for any action taken or failure to act (even if such action or failure to act constituted the negligence of a person) on behalf of such registrant with the scope of the authority conferred on such person unless such act or omission was performed or omitted fraudulently or constituted gross negligence or willful misconduct. Furthermore, to the fullest extent permitted by law, each registrant shall indemnify and hold harmless any manager, member, officer, director or employee of such registrant from and against damages and reasonable expenses arising from any and all claims against such person by reason of their status as a manager, member, officer, director or employee of such registrant, regardless of whether such person continues to hold such role, unless the act or failure to act giving rise to the indemnity was performed or omitted fraudulently or constituted gross negligence or willful misconduct. The Second Amended and Restated Limited Liability Company Agreement of TMW Merchants LLC and the Amended and Restated Limited Liability Company Agreements of TMW Purchasing LLC, JA Apparel, LLC and TS Servicing Co., LLC provide for advancement of expenses upon receipt of an undertaking to repay such amount if it shall ultimately be determined that such person was not entitled to indemnification.

        Under an insurance policy maintained by the Company, the managers and executive officers of TMW Merchants LLC, TMW Purchasing LLC. JA Apparel, LLC and TS Servicing Co., LLC are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such managers and executive officers.

  California Corporation

        Twin Hill Acquisition Company, Inc. ("Twin Hill") is incorporated under the laws of the State of California. Section 204(a)(10) and (11) of the California Corporations Code provides that a corporation may set forth in its articles of incorporation provisions (I) eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders, as set forth in Section 309 of the California Corporations Code, so long as (A) such a provision may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310 of the California Corporations Code, or (vii) under Section 316 of the California Corporations Code, (B) no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective, and (C) no such provision shall eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors and (II) authorizing, whether by by-law, agreement or otherwise, the indemnification of agents (as defined in Section 317 of the California Corporations Code) in excess of that expressly permitted by Section 317 for those agents of the corporation for breach of duty to the corporation and its stockholders, provided, however that the provision may not provide for indemnification of any agent for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in the exception to paragraph (10) or as to circumstances in which indemnity is expressly prohibited by Section 317.

        Section 317(b) of the California Corporations Code provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

        Section 317(c) of the California Corporations Code provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. However, no indemnification shall be made under subdivision (c) for any of the following: (i) in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

        Section 317(d) of the California Corporations Code provides that to the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in subdivision (b) or (c) of Section 317, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

        The Articles of Incorporation of Twin Hill provide that the liability of directors of the corporations for monetary damages will be eliminated to the fullest extent permissible under California law. Furthermore, the Articles of Incorporation provide that Twin Hill is authorized to provide indemnification of agents for breach of duty to the corporation and its shareholders by bylaw, agreement, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, and to advance defense expenses to its agents in connection with such matters as they are incurred, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

        The Bylaws of Twin Hill provide that Twin Hill shall have the power to indemnify agents of Twin Hill to the same extent as Section 317(b) of the California Corporations Code subject only to the applicable limits set forth in Section 204 of the California Corporations Code. The Bylaws of Twin Hill also provide for advancement of expenses upon receipt of an undertaking to repay such amount if it shall ultimately be determined that such person was not entitled to indemnification.

        Under an insurance policy maintained by the Company, the directors and executive officers of Twin Hill are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and executive officers.

  Massachusetts Corporation

        Nashawena Mills Corp. ("Nashawena Mills") is incorporated under the laws of the Commonwealth of Massachusetts. Section 8.51 of Chapter 156D of the Massachusetts General Laws, as amended (the "Massachusetts General Laws") provides that a corporation may indemnify a director against liability if (1)(i) he conducted himself in good faith; and (ii) he reasonably believed that his conduct was in the best interest of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the corporation's articles of organization authorized by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws. Section 8.52 of Chapter 156D of the Massachusetts General Laws provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

        Section 8.56 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director; and (2) if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors, or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 also provides that an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions. Section 8.57 of the Massachusetts General Laws also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

        The Restated Articles of Organization of Nashawena Mills provide that no director of such registrant shall be personally liable to the corporation or its stockholders for breach of fiduciary duty as a director, notwithstanding an provision of law imposing such liability, except liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) voting for or assenting to unlawful distributions in violation of Massachusetts law or (iv) any transaction from which the director received an improper personal benefit.

        The Restated Articles of Organization and Amended and Restated Bylaws of Nashawena Mills provide that Nashawena Mills shall indemnify directors and officers to the fullest extent permitted by the Massachusetts General Laws. The Amended and Restated Bylaws of Nashawena Mills provide for advancement of expenses upon receipt of an undertaking to repay such amount if it shall ultimately be determined that such person was not entitled to indemnification.

        Under an insurance policy maintained by the Company, the directors and executive officers of Nashawena Mills are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and executive officers.

  New York Corporation

        Edera Inc. ("Edera") is incorporated under the laws of the State of New York. Sections 721 through 726 of the New York Business Corporation Law (the "NYBCL") contain specific provisions relating to indemnification of directors and officers of a New York corporation against liability for their acts under certain circumstances. In general, the statute provides that (1) a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), including an action by or in the right of any other entity which any director or officer served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other entity in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and in criminal actions or proceedings, in addition had no reasonable cause to believe that his conduct was unlawful, and (2) a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other entity, against amounts paid in settlement and reasonable expenses, including attorney's fees, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, other than a threatened action or a pending action which is settled or otherwise disposed of, or any matter as to which such person shall have been adjudged to be liable to the corporation, unless and to the extent that the court determines that the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. The statute provides that a corporation must indemnify a director or officer if he is successful in his defense of an action or proceeding and may indemnify such person if he is not successful in such defense if it is determined as provided in the statute that he meets a certain standard of conduct. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification. The statute further provides that a corporation may in its certificate of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute. Section 721 of the NYBCL prohibits indemnification of officers and directors for acts finally adjudicated to be committed in bad faith, resulting from active or deliberate dishonesty, or resulting in a personal gain to which such an officer or director was not legally entitled.

        Section 402(b) of the NYBCL permits a certificate of incorporation to set forth a provision limiting or eliminating the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit the liability of a director if a judgment or other final adjudication adverse to him or her establishes (i) that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (iii) that his or her acts violated Section 719 of the NYBCL.

        The Restated Certificate of Incorporation and Amended and Restated Bylaws of Edera provide that Edera shall indemnify any and all persons that it has the power to indemnify pursuant to Article 7 of the NYCBL to the fullest extent permitted under such Article 7 against any and all expenses, liabilities, or other matters referred to in or covered by said Article 7. The Bylaws of Edera provide for advancement of expenses upon receipt of an undertaking to repay such amount if it shall ultimately be determined that such person was not entitled to indemnification.

        The Restated Certificate of Incorporation of Edera also provides that a director of Edera shall not be personally liable to Edera or its shareholders for damages for breach of duty as a director except if a judgment or other final adjudication adverse to him or her establishes (i) that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) that he or she personally gained in fact a financial profit or other advantage to which such director was not legally entitled or (iii) that his acts violated Section 719 of the NYBCL.

        Under an insurance policy maintained by the Company, the directors and executive officers of Edera are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and executive officers.

Item 21.    Exhibits and Financial Statement Schedules.

(a)
Exhibits.

        A list of exhibits filed with this Registration Statement on Form S-4 is set forth on the Exhibit Index and is incorporated in this Item 21(a) by reference.

(b)
Financial Statement Schedule.

        All financial statement schedules for the Company have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto, which are incorporated herein by reference.

Item 22.    Undertakings.

        Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Each of the undersigned registrants hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrants pursuant to the provisions described under Item 20 above, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Each undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by such registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, The Men's Wearhouse, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of March, 2015.

THE MEN'S WEARHOUSE, INC.
By:	/s/ DOUGLAS S. EWERT
	Name:	Douglas S. Ewert
	Title:	Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below does hereby constitute and appoint Douglas S. Ewert and Jon W. Kimmins, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, on behalf of and in the name, place and stead of the undersigned in any and all capacities, to do any and all acts and things and to execute any and all instruments for him or her, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign and file any and all amendments (including pre-effective or post-effective amendments) to this Registration Statement and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. EWERT Name: Douglas S. Ewert	Chief Executive Officer and Director (Chief Executive Officer)	March 27, 2015
/s/ JON W. KIMMINS Name: Jon W. Kimmins	Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer (Chief Financial Officer)	March 27, 2015
/s/ BRIAN T. VACLAVIK Name: Brian T. Vaclavik	Senior Vice President, Chief Accounting Officer and Principal Accounting Officer (Chief Accounting Officer)	March 27, 2015
/s/ WILLIAM B. SECHREST Name: William B. Sechrest	Chairman of the Board and Director	March 27, 2015

Signature	Title	Date

/s/ DAVID H. EDWAB Name: David H. Edwab	Vice Chairman of the Board and Director	March 27, 2015
/s/ RINALDO S. BRUTOCO Name: Rinaldo S. Brutoco	Director	March 27, 2015
/s/ SHELDON I. STEIN Name: Sheldon I. Stein	Director	March 27, 2015
/s/ ALLEN I. QUESTROM Name: Allen I. Questrom	Director	March 27, 2015
/s/ GRACE NICHOLS Name: Grace Nichols	Director	March 27, 2015
/s/ B. MICHAEL BECKER Name: B. Michael Becker	Director	March 27, 2015

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, Twin Hill Acquisition Company, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of March, 2015.

Twin Hill Acquisition Company, Inc.
By:	/s/ DOUGLAS S. EWERT
	Name:	Douglas S. Ewert
	Title:	President

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below does hereby constitute and appoint Douglas S. Ewert and Jon W. Kimmins, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, on behalf of and in the name, place and stead of the undersigned in any and all capacities, to do any and all acts and things and to execute any and all instruments for him or her, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign and file any and all amendments (including pre-effective or post-effective amendments) to this Registration Statement and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. EWERT Name: Douglas S. Ewert	President and Director (Chief Executive Officer)	March 27, 2015
/s/ JON W. KIMMINS Name: Jon W. Kimmins	Executive Vice President, Treasurer, Chief Financial Officer and Director (Chief Financial Officer)	March 27, 2015
/s/ BRIAN T. VACLAVIK Name: Brian T. Vaclavik	Senior Vice President and Chief Accounting Officer (Chief Accounting Officer)	March 27, 2015
/s/ GARY CKODRE Name: Gary Ckodre	Director	March 27, 2015

Signature	Title	Date

Name: Diana M. Wilson	Director
Name: Stuart Graham	Director

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, Renwick Technologies, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of March, 2015.

Renwick Technologies, Inc.
By:	/s/ DOUGLAS S. EWERT
	Name:	Douglas S. Ewert
	Title:	President and Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below does hereby constitute and appoint Douglas S. Ewert and Jon W. Kimmins, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, on behalf of and in the name, place and stead of the undersigned in any and all capacities, to do any and all acts and things and to execute any and all instruments for him or her, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign and file any and all amendments (including pre-effective or post-effective amendments) to this Registration Statement and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. EWERT Name: Douglas S. Ewert	President, Chief Executive Officer and Director (Chief Executive Officer)	March 27, 2015
/s/ JON W. KIMMINS Name: Jon W. Kimmins	Executive Vice President, Treasurer, Chief Financial Officer and Director (Chief Financial Officer)	March 27, 2015
/s/ BRIAN T. VACLAVIK Name: Brian T. Vaclavik	Senior Vice President, Chief Accounting Officer and Director (Chief Accounting Officer)	March 27, 2015

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, TMW Merchants LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of March, 2015.

TMW Merchants LLC
By:	/s/ DOUGLAS S. EWERT
	Name:	Douglas S. Ewert
	Title:	President and Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below does hereby constitute and appoint Douglas S. Ewert and Jon W. Kimmins, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, on behalf of and in the name, place and stead of the undersigned in any and all capacities, to do any and all acts and things and to execute any and all instruments for him or her, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign and file any and all amendments (including pre-effective or post-effective amendments) to this Registration Statement and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. EWERT Name: Douglas S. Ewert	President, Chief Executive Officer and Manager (Chief Executive Officer)	March 27, 2015
/s/ JON W. KIMMINS Name: Jon W. Kimmins	Executive Vice President, Treasurer, Chief Financial Officer and Manager (Chief Financial Officer)	March 27, 2015
/s/ BRIAN T. VACLAVIK Name: Brian T. Vaclavik	Senior Vice President, Chief Accounting Officer and Manager (Chief Accounting Officer)	March 27, 2015

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, TMW Purchasing LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of March, 2015.

TMW Purchasing LLC
By:	/s/ DOUGLAS S. EWERT
	Name:	Douglas S. Ewert
	Title:	President and Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below does hereby constitute and appoint Douglas S. Ewert and Jon W. Kimmins, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, on behalf of and in the name, place and stead of the undersigned in any and all capacities, to do any and all acts and things and to execute any and all instruments for him or her, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign and file any and all amendments (including pre-effective or post-effective amendments) to this Registration Statement and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. EWERT Name: Douglas S. Ewert	President, Chief Executive Officer and Manager (Chief Executive Officer)	March 27, 2015
/s/ JON W. KIMMINS Name: Jon W. Kimmins	Executive Vice President, Treasurer, Chief Financial Officer and Manager (Chief Financial Officer)	March 27, 2015
/s/ BRIAN T. VACLAVIK Name: Brian T. Vaclavik	Senior Vice President, Chief Accounting Officer and Manager (Chief Accounting Officer)	March 27, 2015

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, MWDC Holding Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of March, 2015.

MWDC Holding Inc.
By:	/s/ DOUGLAS S. EWERT
	Name:	Douglas S. Ewert
	Title:	Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below does hereby constitute and appoint Douglas S. Ewert and Jon W. Kimmins, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, on behalf of and in the name, place and stead of the undersigned in any and all capacities, to do any and all acts and things and to execute any and all instruments for him or her, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign and file any and all amendments (including pre-effective or post-effective amendments) to this Registration Statement and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. EWERT Name: Douglas S. Ewert	Chief Executive Officer and Director (Chief Executive Officer)	March 27, 2015
/s/ JON W. KIMMINS Name: Jon W. Kimmins	Executive Vice President, Treasurer, Chief Financial Officer and Director (Chief Financial Officer)	March 27, 2015
/s/ BRIAN T. VACLAVIK Name: Brian T. Vaclavik	Senior Vice President and Chief Accounting Officer (Chief Accounting Officer)	March 27, 2015
Name: Michael E. Nesbit	Director

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, MWDC Texas Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of March, 2015.

MWDC Texas Inc.
By:	/s/ DOUGLAS S. EWERT
	Name:	Douglas S. Ewert
	Title:	Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below does hereby constitute and appoint Douglas S. Ewert and Jon W. Kimmins, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, on behalf of and in the name, place and stead of the undersigned in any and all capacities, to do any and all acts and things and to execute any and all instruments for him or her, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign and file any and all amendments (including pre-effective or post-effective amendments) to this Registration Statement and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. EWERT Name: Douglas S. Ewert	Chief Executive Officer and Director (Chief Executive Officer)	March 27, 2015
/s/ JON W. KIMMINS Name: Jon W. Kimmins	Executive Vice President, Treasurer, Chief Financial Officer and Director (Chief Financial Officer)	March 27, 2015
/s/ BRIAN T. VACLAVIK Name: Brian T. Vaclavik	Senior Vice President and Chief Accounting Officer (Chief Accounting Officer)	March 27, 2015
Name: Michael E. Nesbit	Director

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, K&G Men's Company, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of March, 2015.

K&G Men's Company, Inc.
By:	/s/ DOUGLAS S. EWERT
	Name:	Douglas S. Ewert
	Title:	Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below does hereby constitute and appoint Douglas S. Ewert and Jon W. Kimmins, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, on behalf of and in the name, place and stead of the undersigned in any and all capacities, to do any and all acts and things and to execute any and all instruments for him or her, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign and file any and all amendments (including pre-effective or post-effective amendments) to this Registration Statement and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. EWERT Name: Douglas S. Ewert	Chief Executive Officer and Director (Chief Executive Officer)	March 27, 2015
/s/ JON W. KIMMINS Name: Jon W. Kimmins	Executive Vice President, Treasurer, Chief Financial Officer and Director (Chief Financial Officer)	March 27, 2015
/s/ BRIAN T. VACLAVIK Name: Brian T. Vaclavik	Senior Vice President, Chief Accounting Officer and Director (Chief Accounting Officer)	March 27, 2015

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, JA Holding, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of March, 2015.

JA Holding, Inc.
By:	/s/ DOUGLAS S. EWERT
	Name:	Douglas S. Ewert
	Title:	Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below does hereby constitute and appoint Douglas S. Ewert and Jon W. Kimmins, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, on behalf of and in the name, place and stead of the undersigned in any and all capacities, to do any and all acts and things and to execute any and all instruments for him or her, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign and file any and all amendments (including pre-effective or post-effective amendments) to this Registration Statement and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. EWERT Name: Douglas S. Ewert	Chief Executive Officer and Director (Chief Executive Officer)	March 27, 2015
/s/ JON W. KIMMINS Name: Jon W. Kimmins	Executive Vice President, Treasurer, Chief Financial Officer and Director (Chief Financial Officer)	March 27, 2015
/s/ BRIAN T. VACLAVIK Name: Brian T. Vaclavik	Senior Vice President, Chief Accounting Officer and Director (Chief Accounting Officer)	March 27, 2015

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, JA Apparel Corp. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of March, 2015.

JA Apparel Corp.
By:	/s/ DOUGLAS S. EWERT
	Name:	Douglas S. Ewert
	Title:	Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below does hereby constitute and appoint Douglas S. Ewert and Jon W. Kimmins, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, on behalf of and in the name, place and stead of the undersigned in any and all capacities, to do any and all acts and things and to execute any and all instruments for him or her, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign and file any and all amendments (including pre-effective or post-effective amendments) to this Registration Statement and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. EWERT Name: Douglas S. Ewert	Chief Executive Officer and Director (Chief Executive Officer)	March 27, 2015
/s/ JON W. KIMMINS Name: Jon W. Kimmins	Executive Vice President, Treasurer, Chief Financial Officer and Director (Chief Financial Officer)	March 27, 2015
/s/ BRIAN T. VACLAVIK Name: Brian T. Vaclavik	Senior Vice President, Chief Accounting Officer and Director (Chief Accounting Officer)	March 27, 2015

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, Nashawena Mills Corp. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of March, 2015.

Nashawena Mills Corp.
By:	/s/ DOUGLAS S. EWERT
	Name:	Douglas S. Ewert
	Title:	Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below does hereby constitute and appoint Douglas S. Ewert and Jon W. Kimmins, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, on behalf of and in the name, place and stead of the undersigned in any and all capacities, to do any and all acts and things and to execute any and all instruments for him or her, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign and file any and all amendments (including pre-effective or post-effective amendments) to this Registration Statement and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. EWERT Name: Douglas S. Ewert	Chief Executive Officer and Director (Chief Executive Officer)	March 27, 2015
/s/ JON W. KIMMINS Name: Jon W. Kimmins	Executive Vice President, Treasurer, Chief Financial Officer and Director (Chief Financial Officer)	March 27, 2015
/s/ BRIAN T. VACLAVIK Name: Brian T. Vaclavik	Senior Vice President, Chief Accounting Officer and Director (Chief Accounting Officer)	March 27, 2015

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, Edera Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of March, 2015.

Edera Inc.
By:	/s/ DOUGLAS S. EWERT
	Name:	Douglas S. Ewert
	Title:	Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below does hereby constitute and appoint Douglas S. Ewert and Jon W. Kimmins, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, on behalf of and in the name, place and stead of the undersigned in any and all capacities, to do any and all acts and things and to execute any and all instruments for him or her, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign and file any and all amendments (including pre-effective or post-effective amendments) to this Registration Statement and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. EWERT Name: Douglas S. Ewert	Chief Executive Officer and Director (Chief Executive Officer)	March 27, 2015
/s/ JON W. KIMMINS Name: Jon W. Kimmins	Executive Vice President, Treasurer, Chief Financial Officer and Director (Chief Financial Officer)	March 27, 2015
/s/ BRIAN T. VACLAVIK Name: Brian T. Vaclavik	Senior Vice President, Chief Accounting Officer and Director (Chief Accounting Officer)	March 27, 2015

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, Joseph Abboud Manufacturing Corp. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of March, 2015.

Joseph Abboud Manufacturing Corp.
By:	/s/ DOUGLAS S. EWERT
	Name:	Douglas S. Ewert
	Title:	Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below does hereby constitute and appoint Douglas S. Ewert and Jon W. Kimmins, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, on behalf of and in the name, place and stead of the undersigned in any and all capacities, to do any and all acts and things and to execute any and all instruments for him or her, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign and file any and all amendments (including pre-effective or post-effective amendments) to this Registration Statement and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. EWERT Name: Douglas S. Ewert	Chief Executive Officer and Director (Chief Executive Officer)	March 27, 2015
/s/ JON W. KIMMINS Name: Jon W. Kimmins	Executive Vice President, Treasurer, Chief Financial Officer and Director (Chief Financial Officer)	March 27, 2015
/s/ BRIAN T. VACLAVIK Name: Brian T. Vaclavik	Senior Vice President and Chief Accounting Officer (Chief Accounting Officer)	March 27, 2015
Name: Anthony Sapienza	Director

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, JA Apparel, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of March, 2015.

JA Apparel, LLC
By:	/s/ DOUGLAS S. EWERT
	Name:	Douglas S. Ewert
	Title:	Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below does hereby constitute and appoint Douglas S. Ewert and Jon W. Kimmins, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, on behalf of and in the name, place and stead of the undersigned in any and all capacities, to do any and all acts and things and to execute any and all instruments for him or her, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign and file any and all amendments (including pre-effective or post-effective amendments) to this Registration Statement and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. EWERT Name: Douglas S. Ewert	Chief Executive Officer and Manager (Chief Executive Officer)	March 27, 2015
/s/ JON W. KIMMINS Name: Jon W. Kimmins	Executive Vice President, Treasurer, Chief Financial Officer and Manager (Chief Financial Officer)	March 27, 2015
/s/ BRIAN T. VACLAVIK Name: Brian T. Vaclavik	Senior Vice President, Chief Accounting Officer and Manager (Chief Accounting Officer)	March 27, 2015

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, Jos. A. Bank Clothiers, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of March, 2015.

Jos. A. Bank Clothiers, Inc.
By:	/s/ DOUGLAS S. EWERT
	Name:	Douglas S. Ewert
	Title:	President and Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below does hereby constitute and appoint Douglas S. Ewert and Jon W. Kimmins, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, on behalf of and in the name, place and stead of the undersigned in any and all capacities, to do any and all acts and things and to execute any and all instruments for him or her, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign and file any and all amendments (including pre-effective or post-effective amendments) to this Registration Statement and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. EWERT Name: Douglas S. Ewert	President, Chief Executive Officer and Director (Chief Executive Officer)	March 27, 2015
/s/ JON W. KIMMINS Name: Jon W. Kimmins	Executive Vice President, Treasurer, Chief Financial Officer and Director (Chief Financial Officer)	March 27, 2015
/s/ BRIAN T. VACLAVIK Name: Brian T. Vaclavik	Senior Vice President and Chief Accounting Officer (Chief Accounting Officer)	March 27, 2015
Name: Paul Fitzpatrick	Director

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, The Joseph A. Bank Mfg. Co., Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of March, 2015.

The Joseph A. Bank Mfg. Co., Inc.
By:	/s/ DOUGLAS S. EWERT
	Name:	Douglas S. Ewert
	Title:	President and Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below does hereby constitute and appoint Douglas S. Ewert and Jon W. Kimmins, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, on behalf of and in the name, place and stead of the undersigned in any and all capacities, to do any and all acts and things and to execute any and all instruments for him or her, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign and file any and all amendments (including pre-effective or post-effective amendments) to this Registration Statement and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. EWERT Name: Douglas S. Ewert	President, Chief Executive Officer and Director (Chief Executive Officer)	March 27, 2015
/s/ JON W. KIMMINS Name: Jon W. Kimmins	Executive Vice President, Treasurer, Chief Financial Officer and Director (Chief Financial Officer)	March 27, 2015
/s/ BRIAN T. VACLAVIK Name: Brian T. Vaclavik	Senior Vice President and Chief Accounting Officer (Chief Accounting Officer)	March 27, 2015
Name: Paul Fitzpatrick	Director

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, TS Servicing Co., LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized , in the City of Houston, State of Texas, on this 27th day of March, 2015.

TS Servicing Co., LLC
By:	/s/ DOUGLAS S. EWERT
	Name:	Douglas S. Ewert
	Title:	President and Chief Executive Officer

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below does hereby constitute and appoint Douglas S. Ewert and Jon W. Kimmins, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, on behalf of and in the name, place and stead of the undersigned in any and all capacities, to do any and all acts and things and to execute any and all instruments for him or her, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign and file any and all amendments (including pre-effective or post-effective amendments) to this Registration Statement and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS S. EWERT Name: Douglas S. Ewert	President, Chief Executive Officer and Manager (Chief Executive Officer)	March 27, 2015
/s/ JON W. KIMMINS Name: Jon W. Kimmins	Executive Vice President, Treasurer, Chief Financial Officer and Manager (Chief Financial Officer)	March 27, 2015
/s/ BRIAN T. VACLAVIK Name: Brian T. Vaclavik	Senior Vice President and Chief Accounting Officer (Chief Accounting Officer)	March 27, 2015
Name: Paul Fitzpatrick	Manager

Exhibit Index

Exhibit No.	Description
3.1.1	Restated Articles of Incorporation of The Men's Wearhouse, Inc. (incorporated by reference from Exhibit 3.1 of The Men's Wearhouse, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 1994)
3.1.2
Articles of Amendment to the Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 of The Men's Wearhouse, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1999)
3.1.3
Statement of Change of Registered Office/Agent with the Texas Secretary of State (incorporated by reference from Exhibit 3.1 of The Men's Wearhouse, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended July 28, 2012)
3.1.4	Articles of Incorporation of Twin Hill Acquisition Company, Inc.*
3.1.5	Articles of Incorporation of Renwick Technologies, Inc.*
3.1.6	Certificate of Formation of TMW Merchants LLC*
3.1.7	Certificate of Formation of TMW Purchasing LLC*
3.1.8	Certificate of Incorporation of MWDC Holding Inc.*
3.1.9	Conformed Copy of the Certificate of Incorporation of MWDC Texas Inc. (f/k/a TMW Ventures, Inc.)*
3.1.10	Certificate of Incorporation of K&G Men's Company Inc.*
3.1.11	Amended and Restated Certificate of Incorporation of JA Holding, Inc.*
3.1.12	Amended and Restated Certificate of Incorporation of JA Apparel Corp.*
3.1.13	Restated Articles of Organization of Nashawena Mills Corp.*
3.1.14	Restated Certificate of Incorporation of Edera Inc.*
3.1.15	Amended and Restated Certificate of Incorporation of Joseph Abboud Manufacturing Corp.*
3.1.16	Conformed Copy of the Certificate of Formation of JA Apparel, LLC*
3.1.17	Amended and Restated Certificate of Incorporation of Jos. A. Bank Clothiers, Inc.*
3.1.18	Amended and Restated Certificate of Incorporation of The Joseph A. Bank Mfg. Co., Inc.*
3.1.19	Certificate of Formation of TS Servicing Co., LLC*
3.2.1	Sixth Amended and Restated Bylaws of The Men's Wearhouse, Inc. (incorporated by reference from Exhibit 3.1 to The Men's Wearhouse, Inc.'s Current Report on Form 8-K filed on June 6, 2014)
3.2.2	Bylaws of Twin Hill Acquisition Company, Inc.*
3.2.3	By-Laws of Renwick Technologies, Inc.*
3.2.4	Second Amended and Restated Limited Liability Company Agreement of TMW Merchants LLC*
3.2.5	Amended and Restated Limited Liability Company Agreement of TMW Purchasing LLC*
3.2.6	Bylaws of MWDC Holding Inc.*

Exhibit No.	Description
3.2.7	Bylaws of MWDC Texas Inc. (f/k/a TMW Ventures, Inc.)*
3.2.8	Bylaws of K&G Men's Company Inc.*
3.2.9	Bylaws of JA Holding, Inc. (f/k/a Blazer Merger Sub Inc.)*
3.2.10	Amended and Restated By-laws of JA Apparel Corp.*
3.2.11	Amended and Restated By-laws of Nashawena Mills Corp.*
3.2.12	Amended and Restated Bylaws of Edera Inc.*
3.2.13	Amended and Restated By-laws of Joseph Abboud Manufacturing Corp.*
3.2.14	Amended and Restated Limited Liability Company Agreement of JA Apparel, LLC*
3.2.15	Bylaws of Jos. A. Bank Clothiers, Inc. (f/k/a JAVA CORP.)*
3.2.16	Amended and Restated Bylaws of The Joseph A. Bank Mfg. Co., Inc.*
3.2.17	Amended and Restated Limited Liability Company Agreement of TS Servicing Co., LLC*
4.1
Indenture, dated as of June 18, 2014, by and among The Men's Wearhouse, Inc., the MW Guarantors party thereto and The Bank of New York Mellon Trust Company, NA, as Trustee, relating to The Men's Wearhouse, Inc.'s 7.00% Senior Notes due 2022 (incorporated by reference from Exhibit 4.1 to The Men's Wearhouse, Inc.'s Current Report on Form 8-K filed on June 20, 2014)
4.2
Supplemental Indenture, dated as of June 18, 2014, by and among The Men's Wearhouse, Inc., the JOSB Guarantors party thereto and the Bank of New York Mellon Trust Company, NA, as Trustee, relating to The Men's Wearhouse, Inc.'s 7.00% Senior Notes due 2022 (incorporated by reference from Exhibit 4.2 to The Men's Wearhouse, Inc.'s Current Report on Form 8-K filed on June 20, 2014)
4.3
Registration Agreement, dated as of June 18, 2014, by and among The Men's Wearhouse, Inc., the MW Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, relating to The Men's Wearhouse, Inc.'s 7.00% Senior Notes due 2022 (incorporated by reference from Exhibit 4.3 to The Men's Wearhouse, Inc.'s Current Report on Form 8-K filed on June 20, 2014)
5	Opinion of Willkie Farr & Gallagher LLP*
12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges*
23.1	Consent of Deliotte & Touche LLP*
23.2	Consent of Deloitte & Touche LLP*
23.3	Consent of Willkie Farr & Gallagher LLP (included in their opinion filed as Exhibit 5.1)
24	Powers of Attorney (included on signature pages hereto)
25	Form T-1 Statement of Eligibility of the Trustee with respect to the Indenture dated as of June 18, 2014 and identified as Exhibit 4.1*
99.1	Form of Letter of Transmittal*
99.2	Form of Letter to Clients*
99.3	Form of Letter to Nominees*

*
Filed herewith.